ATLANTIC CITY/BRIGANTINE CONNECTOR



                            CONTRACT
























                              Exhibit 10.13

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TABLE OF CONTENTS

ARTICLE 1.  CONTRACT COMPONENTS;  INTERPRETATION OF CONTRACT DOCUMENTS   2

 1.1   CERTAIN DEFINITIONS; RECITALS                                     2
 1.2   CONTRACT DOCUMENTS                                                2
 1.3   ORDER OF PRECEDENCE                                               2
 1.4   INTERPRETATION                                                    3
 1.5   REFERENCED STANDARDS                                              3
 1.6   EXPLANATIONS; OMISSIONS AND MISDESCRIPTIONS                       3
 1.7   COMPUTATION OF PERIODS                                            4
 1.8   APPROVALS                                                         4

ARTICLE 2.  OBLIGATIONS OF CONTRACTOR; EFFECT OF REVIEWS, INSPECTIONS
            AND TESTS                                                    5

 2.1   DESIGN AND CONSTRUCTION                                           5
 2.2   CONTRACTOR OBLIGATIONS                                            5
 2.3   EFFECT OF REVIEWS, INSPECTIONS, TESTS AND APPROVALS               7

ARTICLE 3.  INFORMATION SUPPLIED TO CONTRACTOR; DISCLAIMER; LIMITATION
            OF LIABILITY; REPRESENTATIONS AND WARRANTIES; OPINION OF
            COUNSEL                                                      8

 3.1   INFORMATION SUPPLIED; DISCLAIMER; LIMITATION OF LIABILITY         8
   3.1.1   NO RIGHT TO RELY ON DOCUMENTS AND INFORMATION                 8
   3.1.2   LIMITATION OF LIABILITY                                       8
 3.2   REPRESENTATIONS, WARRANTIES AND COVENANTS BY CONTRACTOR           9
   3.2.1   AUTHORITY AND CAPACITY                                        9
   3.2.2   DESIGN CONFORMITY                                             9
   3.2.3   FEASIBILITY                                                   9
   3.2.4   ACCEPTANCE OF SITE CONDITIONS                                 9
   3.2.5   GOVERNMENTAL RULES AND APPROVALS                              10
   3.2.6   QUALITY MANAGEMENT PROGRAM                                    10
   3.2.7   DESIGN PERSONNEL                                              10
   3.2.8   SCHEDULING                                                    11
   3.2.9   PERFORMANCE AS DIRECTED                                       11
   3.2.10  CONTRACTOR ORGANIZATION                                       11
   3.2.11  AUTHORIZATION                                                 11
   3.2.12  BINDING OBLIGATION                                            11
 3.3   REPRESENTATIONS, WARRANTIES AND COVENANTS BY DEVELOPER            11
 3.4   LEGAL OPINION                                                     12

ARTICLE 4.  DEADLINES FOR PROJECT COMPLETION; PROJECT SCHEDULE AND
            PROGRESS                                                     13

 4.1   TIME OF ESSENCE                                                   13
 4.2   GUARANTEED COMPLETION                                             13
   4.2.1   DEADLINES FOR SUBSTANTIAL COMPLETION AND FINAL ACCEPTANCE     13
   4.2.2   NO TIME EXTENSIONS                                            13
 4.3   SCHEDULING OF DESIGN, PROCUREMENT, CONSTRUCTION AND PAYMENT       13
   4.3.1   GENERAL REQUIREMENTS APPLICABLE TO THE PROJECT SCHEDULE       14
   4.3.2   FLOAT                                                         15
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   4.3.3   PREPARATION OF SCHEDULES                                      16
   4.3.4   APPROVAL OF SCHEDULES                                         17
 4.4   PROGRESS MEETINGS                                                 17
   4.4.1   MEETINGS                                                      17
   4.4.2   PROGRESS SUMMARY                                              18
 4.5    RECOVERY SCHEDULE                                                19
   4.5.1   PREPARATION OF RECOVERY SCHEDULE                              19
   4.5.2   ALTERNATIVE CHANGE ORDERS                                     19
   4.5.3   FAILURE TO PROVIDE RECOVERY SCHEDULE                          19

ARTICLE 5.  DESIGN WORK                                                  20
 5.1    COMMENCEMENT OF DESIGN WORK                                      20
 5.2    SUBMITTAL SCHEDULE                                               20
 5.3    SUBMITTAL REVIEW PROCESS                                         20
 5.4    TITLE                                                            20
 5.5    EXPEDITED SUBMITTAL REVIEW                                       20
 5.6    KEY PERSONNEL; CHARACTER OF EMPLOYEES                            21
   5.6.1   KEY PERSONNEL                                                 21
   5.6.2   CHARACTER OF EMPLOYEES                                        21

ARTICLE 6.  ACQUISITION OF REAL PROPERTY;  COMMENCEMENT OF
            CONSTRUCTION; CONSTRUCTION PROCEDURES; RELOCATIONS;
            MITIGATION                                                   22

 6.1    REAL PROPERTY ACQUISITION                                        22
   6.1.1   PROVISION OF ACCESS                                           22
   6.1.2   CONTRACTOR RESPONSIBILITIES                                   22
 6.2    COMMENCEMENT OF CONSTRUCTION                                     23
   6.2.1   CONDITIONS PRECEDENT                                          23
   6.2.2   COMMENCEMENT "AT RISK"                                        23
 6.3    SUPERVISION AND CONSTRUCTION PROCEDURES                          23
   6.3.1   RESPONSIBILITY                                                23
   6.3.2   SAFETY PROGRAM                                                23
   6.3.3   SECURITY                                                      24
   6.3.4   ADJOINING PROPERTY                                            24
   6.3.5   DIFFERING SITE CONDITIONS                                     24
 6.4    INSPECTION AND TESTING                                           25
   6.4.1   PERFORMANCE OF INSPECTION AND TESTING                         25
   6.4.2   RIGHT OF PROGRAM MANAGER, STATE AND SJTA TO CONDUCT
           INSPECTION AND TESTING                                        25
   6.4.3   UNCOVERING OF WORK                                            25
 6.5     CORRECTION OF NONCONFORMING WORK                                26
 6.6     UTILITIES                                                       26
   6.6.1   COMMENCEMENT OF UTILITY WORK                                  26
   6.6.2   CONTRACTOR'S RELOCATION OBLIGATIONS                           27
   6.6.3   LEGAL ACTIONS                                                 27
   6.6.4   UTILITY CHANGE ORDERS                                         27
 6.7     ENVIRONMENTAL COMPLIANCE                                        28
   6.7.1   PERFORMANCE OF ENVIRONMENTAL MITIGATION MEASURES              28
   6.7.2   MAJOR PERMIT MODIFICATIONS                                    29
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ARTICLE 7.  SUBCONTRACTS                                                 30

 7.1     ASSIGNMENT OF SUBCONTRACTS TO DEVELOPER, STATE AND SJTA         30
 7.2     RESPONSIBILITY FOR WORK PERFORMED BY SUBCONTRACTORS             30
 7.3     APPROVAL OF SUBCONTRACTORS                                      30
 7.4     MANDATORY TERMS OF SUBCONTRACTS                                 30
 7.5     SUBCONTRACT RECORDS                                             31
 7.6     PAYMENTS TO SUBCONTRACTORS                                      31

ARTICLE 8.  PERFORMANCE AND PAYMENT BONDS                                32

 9.3     ENDORSEMENTS AND WAIVERS                                        35
 9.4     COVERAGE TO BE PROVIDED BY CONTRACTOR DURING WARRANTY PERIOD    36
 9.5     SUBCONTRACTOR INSURANCE REQUIREMENTS                            36
 9.6     DISCLAIMER                                                      36
 9.7     VERIFICATION OF COVERAGE                                        36
 9.8     CHANGES IN REQUIREMENTS                                         37
 9.9     NO RECOURSE                                                     37
 9.10    RIGHT TO REMEDY BREACH BY CONTRACTOR                            37
 9.11    DEDUCTIBLES AND SELF-INSURED RETENTIONS                         37

ARTICLE 10.  RESPONSIBILITY FOR LOSS OR DAMAGE; TITLE                    38

 10.1    LOSS OR DAMAGE                                                  38
 10.2    TITLE                                                           38
 10.3    TRANSFER OF CONTROL TO SJTA                                     39

ARTICLE 11.  WARRANTIES                                                  40

 11.1    WARRANTIES                                                      40
 11.2    EXTENSION OF WARRANTIES                                         41
 11.3    SUBCONTRACTOR WARRANTIES                                        41
 11.4    NO LIMITATION OF LIABILITY                                      41
 11.5    ASSIGNMENT OF WARRANTIES                                        41
 11.6    DAMAGES FOR BREACH OF WARRANTY                                  42

ARTICLE 12.  PAYMENT FOR SERVICES                                        43

 12.1    CONTRACT PRICE                                                  43
    12.1.1   CONTRACT AMOUNT                                             43
    12.1.2   CONTINGENCY                                                 43
    12.1.3   DELAY IN ISSUANCE OF NTP2                                   43
    12.1.4   ITEMS INCLUDED IN CONTRACT PRICE                            44
 12.2    PAYMENTS                                                        44
    12.2.1   DRAFT INVOICE AND PROGRESS MEETING                          44
    12.2.2   DELIVERY OF INVOICE                                         44
    12.2.3   FORM OF INVOICE                                             45
    12.2.4   PAYMENT BY DEVELOPER                                        45
    12.2.5   CONTINUED PERFORMANCE DURING DISPUTES                       45
    12.2.6   RETAINAGE                                                   45
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    12.2.7   DEDUCTIONS                                                  46
    12.2.8   UNINCORPORATED MATERIALS                                    47
    12.2.9   MOBILIZATION                                                48
    12.2.10  EQUIPMENT                                                   48
    12.2.11  BOND AND INSURANCE PREMIUMS                                 48

ARTICLE 13.  CHANGES IN THE WORK                                         49

 13.1    CIRCUMSTANCES UNDER WHICH CHANGE ORDERS MAY BE ISSUED           49
    13.1.1   DEFINITION OF AND REQUIREMENTS RELATING TO CHANGE ORDERS    49
    13.1.2   RIGHT OF DEVELOPER AND PROGRAM MANAGER TO ISSUE CHANGE
             ORDERS                                                      51
 13.2    PROCEDURE FOR ISSUANCE OF CHANGE ORDERS ISSUED BY DEVELOPER
         OR PROGRAM MANAGER                                              51
    13.2.1   NOTICE OF PROPOSED DIRECTED CHANGE                          51
    13.2.2   UNILATERAL CHANGE ORDERS FOR DIRECTED CHANGES               52
    13.2.3   NOTICE OF PROPOSED CONTINGENCY CHANGE                       52
    13.2.4   UNILATERAL CONTINGENCY CHANGE ORDERS                        53
 13.3    CONTRACTOR-INITIATED CHANGE ORDERS                              53
    13.3.1   ELIGIBLE CHANGES                                            53
    13.3.2   CONDITIONS PRECEDENT                                        54
    13.3.3   SUBMISSION OF REQUEST FOR CHANGE ORDER                      57
    13.3.4   PERFORMANCE OF DISPUTED WORK                                57
    13.2.4   UNILATERAL CONTINGENCY CHANGE ORDERS                        53
 13.3    CONTRACTOR-INITIATED CHANGE ORDERS                              53
    13.3.1   ELIGIBLE CHANGES                                            53
    13.3.2   CONDITIONS PRECEDENT                                        54
    13.3.3   SUBMISSION OF REQUEST FOR CHANGE ORDER                      57
    13.3.4   PERFORMANCE OF DISPUTED WORK                                57
 13.4    CONTENTS OF CHANGE ORDERS                                       57
    13.4.1   FORM OF CHANGE ORDER                                        57
    13.4.2   INFORMATION REGARDING EFFECT OF CHANGE                      57
    13.4.3   JUSTIFICATION                                               58
    13.4.4   CONTRACTOR REPRESENTATION                                   58
 13.5    DETERMINATION OF TERMS OF CHANGE ORDER                          58
    13.5.1   CATEGORIES OF COSTS AND MARK-UPS                            58
    13.5.2   LIMITATION ON CONTRACT PRICE INCREASES                      58
    13.5.3   LIMITATION ON DELAY DAMAGES                                 58
    13.5.4   LIMITATION ON TIME EXTENSIONS                               59
    13.5.5   WORK PERFORMED WITHOUT DIRECTION                            59
 13.6    PRICING OF CHANGE ORDERS                                        59
    13.6.1   COST PROPOSAL                                               60
    13.6.2   IDENTIFICATION OF CONDITIONS                                60
    13.6.3   CONTENTS                                                    60
    13.6.4   ADDED WORK                                                  60
    13.6.5   DELETED WORK                                                60
    13.6.6   WORK BOTH ADDED AND DELETED                                 61
 13.7    TIME AND MATERIALS CHANGE ORDERS                                61
    13.7.1   LABOR COSTS                                                 61
    13.7.2   MATERIAL COSTS                                              62
    13.7.3   EQUIPMENT                                                   62
    13.7.4   PERMIT FEES                                                 64
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    13.7.5   OTHER DIRECT COSTS                                          64
    13.7.6   CONTRACTOR'S OVERHEAD AND PROFIT                            65
    13.7.7   OVERHEAD                                                    66
 13.8    UNIT PRICED CHANGE ORDERS                                       66
 13.9    CONTINGENCY                                                     66
    13.9.1   AVAILABILITY OF CONTINGENCY                                 66
    13.9.2   CONTINGENCY CHANGE ORDERS                                   67
    13.9.3   MEASUREMENT AND PAYMENT FOR REMEDIATION WORK                67
    13.9.4   AGREEMENT REGARDING NJSA 2A:58B-3                           67
 13.10   CHANGE ORDER RECORDS                                            68
    13.10.1  DAILY WORK REPORTS AND DATA COLLECTION                      68
    13.10.2  VENDOR'S INVOICES                                           68
    13.10.3  EXECUTION OF REPORTS                                        69
    13.10.4  ADJUSTMENT                                                  69
 13.11   MATTERS NOT ELIGIBLE FOR CHANGE ORDERS                          69
 13.12   DISPUTES                                                        70
 13.13   CHANGES NOT REQUIRING CHANGE ORDER                              71
 13.14   NO RELEASE OR WAIVER                                            71

ARTICLE 14.  SUSPENSION OF ALL OR PART OF WORK                           72

 14.1    SUSPENSION FOR CONVENIENCE                                      72
 14.2    SUSPENSION FOR OTHER REASONS, INCLUDING COMPLIANCE WITH
         MAJOR PERMITS                                                   72
 14.3    TRAFFIC SAFETY                                                  72

ARTICLE 15.  TERMINATION FOR CONVENIENCE                                 73

 15.1    NOTICE OF TERMINATION                                           73
 15.2    CONTRACTOR'S RESPONSIBILITIES AFTER RECEIPT OF NOTICE OF
         TERMINATION                                                     73
 15.3    INVENTORY                                                       74
 15.4    SETTLEMENT PROPOSAL                                             74
 15.5    AMOUNT OF TERMINATION SETTLEMENT                                74
 15.6    NO AGREEMENT AS TO AMOUNT OF CLAIM                              75
 15.7    REDUCTION IN AMOUNT OF CLAIM                                    76
 15.8    PAYMENT                                                         76
 15.9    INCLUSION IN SUBCONTRACTS                                       76
 15.10   AMOUNTS PAYABLE TO SUBCONTRACTORS                               76
 15.11   NO CONSEQUENTIAL DAMAGES                                        77
 15.12   NO WAIVER                                                       77
 15.13   DISPUTE RESOLUTION                                              77

ARTICLE 16.  DEFAULT                                                     78

 16.1    DEFAULT OF CONTRACTOR                                           78
 16.2    REMEDIES FOR CONTRACTOR EVENT OF DEFAULT                        79
 16.3    DELAY IN ISSUANCE OF NTP2; FAILURE TO DELIVER PAYMENT           79

ARTICLE 17.   LIQUIDATED DAMAGES                                         81

 17.1    LIQUIDATED DAMAGES                                              81
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 17.2    OFFSET; REDUCTION; WAIVER                                       81
 17.3    PAYMENT TERMS                                                   81
 17.4    LIMITATION OF CONTRACTOR'S LIABILITY                            81

ARTICLE 18.  INDEMNIFICATION                                             83

 18.1    INDEMNIFICATIONS BY CONTRACTOR                                  83
 18.2    NO EFFECT ON OTHER RIGHTS                                       84
 18.3    CERCLA AGREEMENT                                                85

ARTICLE 19.  DISPUTE RESOLUTION                                          86

 19.1    DECISION BY PROGRAM MANAGER; CONDITIONS PRECEDENT TO
         ADJUDICATION                                                    86
 19.2    CONSENT TO JURISDICTION                                         86
 19.3    CONTINUANCE OF WORK DURING DISPUTE                              87
 19.4    PARTNERING                                                      87
     19.4.1  OBJECTIVES                                                  87
     19.4.2  COSTS                                                       87
     19.4.3  LEGAL EFFECT                                                87

ARTICLE 20.  ACCEPTANCE                                                  88

 20.1    SUBSTANTIAL COMPLETION                                          88
 20.2    FINAL ACCEPTANCE                                                88
 20.3    ASSIGNMENT OF CAUSES OF ACTION                                  89
 20.4    PAYMENTS TO UTILITIES                                           89

ARTICLE 21.  DOCUMENTS AND RECORDS                                       91

 21.1    ESCROWED BID DOCUMENTS                                          91
 21.2    SUBCONTRACTOR BID DOCUMENTS                                     92
 21.3    MAINTENANCE OF, ACCESS TO AND AUDIT OF RECORDS                  92
 21.4    RETENTION OF RECORDS                                            93
 21.5    PUBLIC RECORDS                                                  93

ARTICLE 22.  VALUE ENGINEERING                                           95

 22.1    DESCRIPTION OF VECP'S                                           95
 22.2    INFORMATION TO BE PROVIDED                                      95
 22.3    REVIEW OF VECP'S                                                96
 22.4    APPROVAL OF VECP'S                                              96
 22.5    CONTRACT PRICE ADJUSTMENT                                       96
 22.6    FLOAT                                                           98

ARTICLE 23.  COOPERATION AND COORDINATION WITH OTHER CONTRACTORS,
             LOCAL AGENCIES AND DEVELOPERS                               99

 23.1    COOPERATION WITH CONTRACTORS                                    99
 23.2    INTERFERENCE BY OTHER CONTRACTORS                               99
 23.3    COORDINATION WITH LOCAL AGENCIES AND DEVELOPERS                 99

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ARTICLE 24.  MISCELLANEOUS PROVISIONS                                   100

 24.1   ROLES OF PROGRAM MANAGER, STATE AND SJTA                        100
 24.2   WAIVER                                                          100
 24.3   INDEPENDENT CONTRACTOR                                          100
 24.4   SUCCESSORS AND ASSIGNS                                          101
 24.5   DESIGNATION OF REPRESENTATIVES; COOPERATION WITH
        REPRESENTATIVES                                                 101
 24.6   GRATUITIES                                                      101
 24.7   PAYMENT OF TOLLS                                                102
 24.8   LIMITATION ON ACTIONS AGAINST STATE, SJTA AND PROGRAM
        MANAGER; THIRD PARTY BENEFICIARIES                              102
 24.9   GOVERNING LAW                                                   102
 24.10  NOTICES AND COMMUNICATIONS                                      102
 24.11  FURTHER ASSURANCES                                              105
 24.12  SEVERABILITY                                                    105
 24.13  HEADINGS                                                        105
 24.14  ENTIRE AGREEMENT; AMENDMENTS                                    105
 24.15  SURVIVAL                                                        105

APPENDIX 1 - ABBREVIATIONS AND DEFINITIONS                                1

APPENDIX 2 - LEGAL OPINION                                                1

APPENDIX 3 - INVOICE AND CONSTRUCTION CERTIFICATE                         1

APPENDIX 4 - DESIGNATION OF INITIAL REPRESENTATIVES                       5

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                     DESIGN/BUILD CONTRACT


This Design/Build Contract (the "Contract") is made and entered into this 8th day of September, 1997, by and between Atlandia Design and Furnishings, Inc., a New Jersey corporation ("Developer"), and Yonkers Contracting Company, Inc./Granite Construction Company, a Joint Venture ("Contractor"), with reference to the definitions contained in Appendix 1 hereto and the following facts:

A. Developer (as assignee of Mirage Resorts, Incorporated) is a party to that certain Road Development Agreement dated as of January 10, 1997 (as it may be amended from time to time, the "Road Development Agreement") with the State of New Jersey, acting through its Department of Transportation (the "State") and South Jersey Transportation Authority ("SJTA"), regarding development of certain traffic infrastructure improvements in Atlantic City, New Jersey on property to be owned by SJTA. In accordance with the Road Development Agreement, Developer issued an Invitation for Bids (the "IFB") on April 4, 1997. Contractor submitted a Bid in response to the IFB and has been awarded this Contract.

B. The parties intend for this Contract to be a lump sum design/build contract obligating Contractor to perform all Work necessary to obtain completion of the Project by the deadline specified herein, for the Contract Price, subject only to certain specified limited exceptions. Developer, State and SJTA have determined, and Contractor has acknowledged, that this approach is necessary due to the need to obtain timely completion of the Project and the fact that limited funds are available for the Project. Accordingly, subject only to Contractor's right to receive certain specified payments from the Contingency and to be compensated for Directed Changes as provided in Section 12.1.2 and Article 13, the Contract Price is not subject to increase for any reason; and the Contractor's right to obtain an extension of the Guaranteed Completion Date is subject to strict limitations. Contractor has agreed in this Contract to assume all risks of cost overruns, both direct and indirect, which are not due to Directed Changes or which are not covered by the Contingency, and has reflected the assumption of such risks in its Bid Price.

C. If Contractor fails to complete the Project in accordance with the time limitations set forth in the Contract Documents, then Developer, State and SJTA will suffer losses and damages which are extremely difficult, if not impossible, to ascertain. The Contract thus provides that Contractor shall be liable for Liquidated Damages in the event such completion is delayed.

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D.   The IFB includes a conceptual design for the Project which is to be the basis for the design to be furnished by Contractor. The IFB also includes a number of Reference Documents. It is intended that Contractor will assume full responsibility and liability with respect to design of the Project, including correction of any errors, omissions, inconsistencies or other defects in the Concept Design Documents, and will indemnify and hold harmless Developer, the Program Manager, State, SJTA and others with respect to any defects in the Project which may relate to errors, omissions, inconsistencies or other defects therein. It is also intended that Contractor will be entitled to flexibility in the design process, provided that the design must comply with all applicable requirements of the Contract Documents, and provided that any deviation from the Concept Design will require approval of the Program Manager, Developer, State and SJTA.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, the parties hereby agree as follows:

                ARTICLE 1.  CONTRACT COMPONENTS;
              INTERPRETATION OF CONTRACT DOCUMENTS

1.1  Certain Definitions; Recitals

Appendix 1 hereto contains the meaning of certain terms used in the Contract Documents. Recitals A through D are hereby incorporated by reference herein.

1.2  Contract Documents

The term "Contract Documents" shall mean this Design/Build Contract, including all appendices, the Scope of Work, the Major Permits, the Special Provisions, the General Provisions, the Design Criteria, the Concept Design Documents (subject to Contractor's obligation to correct errors, omissions, inconsistencies and other defects contained therein), and the Final Design Documents, including all amendments to any of the foregoing and all Change Orders issued.

1.3  Order of Precedence

Each of the Contract Documents is an essential part of this Contract, and a requirement occurring in one is as binding as though occurring in all. The Contract Documents are intended to be complementary and to describe and provide for a complete contract. In the event of any conflict among the Contract Documents, this Contract and all Change Orders shall in all events control. With respect to the other Contract Documents the order of precedence shall be as set forth below.
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      (a)  For design Work:

          1. Design Criteria

          2. Major Permits

          3. Scope of Work

          4. Special Provisions

          5. General Provisions

          6. Concept Design Documents

     (b)  For all other matters:

          1. Final Design Documents, with specifications contained therein having precedence over plans, and excluding any deviations from requirements of the other Contract Documents contained therein which have not been approved in writing as such by Program Manager, State and SJTA

          2.  Design Criteria

          3.  Major Permits

          4.  Scope of Work

          5.  Special Provisions

          6.  General Provisions

          7.  Concept Design Documents

1.4  Interpretation

In the Contract Documents, where appropriate: the singular includes the plural and vice versa; references to statutes or regulations include all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; the words "including," "includes" and "include"
shall be deemed to be followed by the words "without limitation"; unless otherwise indicated references to articles, sections, appendices or schedules are to this Contract; words such as "herein," "hereof" and "hereunder" shall refer to the entire document in which they are contained and not to any particular provision or section; words not otherwise defined which have well-known technical or construction industry meanings, are used in accordance with such recognized meanings; references to Persons include their respective permitted successors and assigns and, in
                                3
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the case of Governmental Persons, Persons succeeding to their respective functions and capacities; and words of any gender used herein shall include each other gender where appropriate. When two or more potential interpretations of the same requirement of the Work exist, the most stringent (as determined by Program Manager in its sole discretion) shall apply. Unless otherwise specified, lists contained in the Contract Documents defining the Project or the Work shall not be deemed all-inclusive. This Contract shall not be construed as if it was prepared by Developer but rather as if both parties had prepared it. The final answers to the questions posed during the bidding process for this Contract shall in no event be deemed part of the Contract Documents and shall not be relevant in interpreting the Contract Documents except as they may clarify provisions otherwise considered ambiguous.

1.5  Referenced Standards

Unless otherwise specified by Program Manager (which specification will be made only if required by State or SJTA) any reference in the Contract Documents to a described publication affecting any portion of the Project shall be deemed to mean the latest edition or revision thereof and amendments and supplements thereto in effect on the Bid Date.

1.6  Explanations; Omissions and Misdescriptions

Should it appear that the Work to be done or any of the matters relative thereto is not sufficiently detailed or explained in the Contract Documents, Contractor shall apply to the Program Manager in writing for such further written explanations as may be necessary and shall conform to the explanation provided. Contractor shall promptly notify the Program Manager of all errors, omissions, inconsistencies or other defects (including inaccuracies and inconsistencies) which it may discover in the Contract Documents, provide written recommendations regarding changes or corrections to resolve any such error, omission or defect which impacts the Basic Configuration, and obtain the Program Manager's approval before proceeding with the design Work affected thereby. Omission from the Scope of Work or the misdescription of details of Work which are necessary to carry out the intent of the Contract Documents, or which are customarily performed, shall not relieve Contractor from performing such omitted Work (no matter how extensive) or misdescribed details of the Work and they shall be performed as if fully and correctly set forth and described in the Scope of Work, without entitlement to a Change Order hereunder. Refer also to Section 105.02 of the General Provisions.

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
1.7  Computation of Periods

References to "days" contained in the Contract Documents shall mean Calendar Days unless otherwise specified; provided that if the date to perform any act or give any notice specified in the Contract Documents (including the last date for performance or provision of notice "within" a specified time period) falls on a non-business day, such act or notice may be timely performed on the next succeeding day which is a business day. Notwithstanding the foregoing, requirements contained in the Contract Documents relating to actions to be taken in the event of an emergency, requirements contained in Section 6.3.5, and other requirements for which it is clear that performance is intended to occur on a non-business day, shall be performed as specified, even though the date in question may fall on a non-business day. The term "business days" shall mean days other than Saturdays, Sundays and Holidays.

1.8  Approvals

In all cases where approvals, consents or determinations are required to be provided hereunder, such approvals or consents shall not be withheld unreasonably and such determinations shall be made reasonably except in cases where a different standard (such as, by way of example only, sole discretion) is specified. In cases where sole discretion is specified for an approval, consent, determination or other decision, the decision shall not be subject to dispute resolution hereunder.


ARTICLE 2.  OBLIGATIONS OF CONTRACTOR; EFFECT OF REVIEWS,
             INSPECTIONS AND TESTS

2.1  Design and Construction

Contractor shall furnish the design of the Project and shall construct the Project as designed, in accordance with all professional engineering principles and construction practices generally accepted as standards of the industry in the State of New Jersey, in a good and workmanlike manner, free from defects and in accordance with the terms and conditions set forth in the Contract Documents. Except as otherwise specifically provided in this Contract or the Scope of Work, providing all materials, labor, services and efforts necessary to achieve Substantial Completion and Final Acceptance of the Project on or before the deadlines set forth herein shall be Contractor's sole responsibility; and, subject only to the terms of Article 13, the cost of all such materials, labor, services and efforts is included in the Contract Price.

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2.2  Contractor Obligations

Contractor hereby covenants as follows:

        2.2.1 Contractor shall furnish all design and other services, provide all materials, equipment and labor and undertake all efforts necessary or appropriate (excluding only those materials, equipment, labor, services and efforts which this Contract and/or the Scope of Work specify will be undertaken by other Persons) to construct the Project in accordance with the requirements of the Contract Documents, the Project Schedule, all Governmental Approvals, the approved Quality Management Program, the approved Contractor's Safety Program, the approved Construction Documents and all other applicable safety, environmental and other requirements, taking into account the Right of Way Limits and other physical limits resulting from constraints affecting the Project, so as to achieve Substantial Completion and Final Acceptance by the deadlines specified herein, and otherwise to do in a timely manner everything required by and in accordance with the Contract Documents.

        2.2.2 Contractor shall not change its pre-approved design Subcontractor(s), and shall not permit changes in the designated key design personnel or shift Work from one design firm to another without the prior written approval of Program Manager. Such approval by Program Manager shall not be withheld provided that Program Manager shall first have determined that the newly designated firm has the demonstrated competence, integrity, responsibility and professional qualifications necessary for the satisfactory performance of the required design services, and that the designated key personnel at such firm have sufficient experience with State projects and with the design criteria and other requirements which apply to the Project.

        2.2.3 Contractor shall at all times provide a Project Manager approved by Program Manager in its sole discretion who will have full responsibility for the prosecution of the Work and who will act as a single point of contact in all matters on behalf of Contractor. Contractor shall not change the Project Manager without the prior written approval of Program Manager in its sole discretion. In the event that Contractor fails to obtain Program Manager's approval of a replacement before the existing Project Manager leaves, Contractor shall not be entitled to receive any progress payments hereunder until such time as the approved replacement has started work.

        2.2.4 Contractor shall obtain and pay the cost of obtaining all Governmental Approvals required in connection with the Project (other than the Major Permits). Prior to beginning any construction activities in the field, Contractor shall furnish Program Manager with fully executed copies of all Governmental Approvals (other than the Major Permits) required as a matter of law for such construction activities and shall provide written confirmation to Program Manager that all conditions of such Governmental Approvals which are a legal prerequisite to commencement of such construction have been satisfied.

        2.2.5 Contractor shall undertake and properly perform all actions required by and all actions necessary to maintain in full force and effect all Governmental Approvals, including performance of all environmental mitigation measures required by the Contract Documents.

        2.2.6 Contractor shall provide such assistance as is reasonably requested by Program Manager in dealing with any Governmental Person and/or in prosecuting or defending lawsuits in any and all matters relating to the Project. Such assistance may include providing information and reports regarding the Project as well as executing declarations and attending meetings and hearings conducted by any Governmental Person. In no event shall Contractor be required to provide legal services as part of such assistance. Following Final Acceptance Contractor's obligations under this Section 2.2.6 shall be limited to matters relating to the Work.

        2.2.7 Contractor shall comply with, and shall ensure that all Subcontractors comply with, all requirements of all applicable Governmental Rules, including:

        (a) the New Jersey Prevailing Wage Act, as more specifically provided in Sections 1300 et seq. of the Special
Provisions;

        (b) all Environmental Laws, including requirements regarding the handling, generation, treatment, storage, transportation and disposal of Hazardous Substances and associated reporting requirements; and

        (c) the requirement that Contractor advise the New Jersey Division of Gaming Enforcement of the names of all Subcontractors, and that Contractor not employ any Subcontractor included on the List of Disqualified Entities published by the Division of Gaming Enforcement and, if required by the New Jersey Casino Control Commission, that Contractor and all Subcontractors apply for and receive a Casino Service Industry License issued by the Casino Control Commission.

        2.2.8 Contractor shall provide and maintain field offices as described in Section 105.15 of the General Provisions, which facilities shall be for the exclusive use of Developer, Program Manager, State, SJTA and other Persons reasonably designated by Program Manager.

        2.2.9 Contractor shall cooperate with Developer, Program Manager, State, SJTA and local agencies in all matters relating to the Project, including review of the design of the Project and conducting inspections during the construction of the Project.

        2.2.10 Contractor shall supervise and be responsible for acts and omissions of Contractor's employees, agents, officers and Subcontractors and other Persons performing portions of the Work, as though all such Persons were directly employed by Contractor.

        2.2.11 Contractor shall mitigate delay to the Project in all circumstances, to the extent reasonably possible, including by resequencing, reallocating or redeploying its forces to other portions or pieces of the Work, as appropriate.

2.3  Effect of Reviews, Inspections, Tests and Approvals

Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents by reviews, tests, inspections or approvals performed by any Persons, or by any failure of any Person to take such action. The reviews, inspections, tests and approvals conducted by Program Manager, State, SJTA and others do not constitute acceptance of the materials or Work reviewed, tested or inspected, and Program Manager, State and/or SJTA may reject or accept any Work or materials, request changes and/or identify additional Work which must be done at any time prior to the Final Acceptance Date, whether or not previous reviews, inspections, tests or approvals were conducted by any such Persons. Notwithstanding the foregoing, the Program Manager will promptly advise Contractor if any review, inspection or test results in a conclusion that the Work does not conform to the requirements of the Contract Documents.

ARTICLE 3.  INFORMATION SUPPLIED TO CONTRACTOR; DISCLAIMER;
            LIMITATION OF LIABILITY; REPRESENTATIONS AND WARRANTIES; OPINION OF COUNSEL

3.1  Information Supplied; Disclaimer; Limitation of Liability

Contractor was provided with certain information and documents prior to the Bid Due Date, including the Concept Design
Documents.

        3.1.1     No Right to Rely on Documents and Information

Contractor shall have no right to rely on any of the documentation or information provided by Developer, Program Manager, State, SJTA or other Persons, other than the Contract Documents. Contractor shall have full responsibility for the design of the Project. Contractor represents that it has independently determined that the Concept Design Documents present a feasible concept for the Project which can and shall be used as the basis for the design to be furnished by Contractor, and agrees that it shall have no right to seek additional compensation or a time extension, except as specifically permitted by Article 13.

NO REPRESENTATION OR WARRANTY IS MADE BY DEVELOPER, STATE, SJTA OR ANY OTHER PERSON THAT THE INFORMATION CONTAINED IN THE CONCEPT DESIGN DOCUMENTS OR REFERENCE DOCUMENTS IS EITHER COMPLETE OR ACCURATE OR THAT SUCH INFORMATION IS IN CONFORMITY WITH THE REQUIREMENTS OF THE MAJOR PERMITS OR OTHER CONTRACT DOCUMENTS.

        3.1.2     Limitation of Liability

           3.1.2.1 Contractor acknowledges that it has reviewed and is familiar with the terms of the Road Development Agreement. Developer covenants that it will make all payments to the Road Account required in accordance with and subject to Section 4.6 of the Road Development Agreement, which shall aggregate not more than one-third of the Contract Price and Contingency, plus any amounts payable by Developer with respect to Directed Changes. Contractor acknowledges that payment by State and SJTA to the Road Account, and release to Developer of such funds from the Road Account, all in accordance with the Road Development Agreement, are conditions precedent to Developer's obligation to make any payments to Contractor hereunder. In the event of a delay, failure or refusal by State or SJTA to deposit into the Road Account funds due to Contractor in accordance with Articles 12 and 13, or in the event of a delay or the failure or refusal by State to release funds therein to Developer for any reason other than Developer's failure to make required deposits into the Road Account, Contractor shall have no recourse against Developer until such funds are actually deposited and released by State and SJTA. Upon disbursement of funds from the Road Account to Developer in accordance with the Road Development Agreement, Developer will remit such funds to Contractor. Developer shall promptly notify Contractor of any failure by State or SJTA to provide required funds within the timeframes specified in the Road Development Agreement.

CONTRACTOR FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 3.1.2.1, DEVELOPER, STATE AND SJTA SHALL HAVE NO LIABILITY TO CONTRACTOR HEREUNDER OR IN CONNECTION WITH THE PROJECT, AND CONTRACTOR HEREBY WAIVES ITS RIGHT TO MAKE ANY CLAIM OR BRING ANY ACTION AGAINST DEVELOPER, STATE, SJTA OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR AGENTS.

        3.1.2.2 Contractor further understands and agrees that Developer, State, SJTA and Program Manager shall not be responsible or liable in any respect for any loss, damage, injury, liability, cost, expense or cause of action whatsoever suffered by Contractor, its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be legally or contractually responsible, by reason of any use of any information contained in the Reference Documents or any action or forbearance in reliance thereon, except to the extent that Article 13 provides for an increase in the Contract Price and/or extension of the Guaranteed Completion Date with respect to such matter. Contractor further acknowledges and agrees that (a) if and to the extent Contractor or anyone on Contractor's behalf uses any of said information in any way, such use is made on the basis that Contractor, not Developer, State, SJTA or Program Manager, has approved of such use and information and is responsible for said information, and (b) Contractor is capable of conducting and is obligated hereunder to conduct any and all studies, analyses and investigations as it deems advisable to verify or supplement said information, and that any use of said information is entirely at Contractor's own risk and at its own discretion.

        3.1.2.3 The Project budget includes a Contingency for the benefit of Contractor, Developer, State and SJTA to cover unanticipated costs as described in Section 13.9. ONCE THE CONTINGENCY IS EXHAUSTED, CONTRACTOR SHALL HAVE NO RIGHT TO A CONTRACT PRICE INCREASE FOR ANY REASON OTHER THAN A DIRECTED CHANGE. CONTRACTOR ACKNOWLEDGES THAT DEVELOPER WOULD NOT HAVE ENTERED INTO THIS CONTRACT EXCEPT IN MATERIAL RELIANCE ON THIS PROVISION AND THE OTHER PROVISIONS LIMITING DEVELOPER'S, STATE'S AND SJTA'S LIABILITY HEREUNDER.

3.2  Representations, Warranties and Covenants by Contractor

Contractor represents, warrants and covenants for the benefit of Developer, State, SJTA and Program Manager that:

        3.2.1     Authority and Capacity

     Contractor has and throughout the term of this Contract shall maintain all required authority, license status, professional ability, skills and capacity to perform Contractor's obligations hereunder and shall perform them in accordance with the requirements contained in the Contract Documents.

        3.2.2     Design Conformity

        The design for the Project can and shall be based on the Concept Design; and the Project can and shall be built in conformity with the Contract Documents, all applicable standards and Governmental Approvals.

        3.2.3     Feasibility

        Contractor has carefully evaluated the feasibility of performing the Work within the deadlines specified herein and for the Bid Price, without relying on the Reference Documents or any matter other than the Contract Documents, and has reasonable grounds for believing and does affirmatively believe that such performance (including achievement of Substantial Completion of the Project by the Guaranteed Completion Date for the Contract Price) is feasible and practicable.

        3.2.4     Acceptance of Site Conditions

        Contractor has, prior to submitting its Bid, in accordance with prudent and generally accepted engineering practices, reviewed the preliminary geotechnical, hydrology and environmental reports included in the IFB Documents, inspected and examined the Site and surrounding locations and undertaken other appropriate activities sufficient to familiarize itself with surface conditions and subsurface conditions discernible from the surface affecting the Project to the extent Contractor deemed necessary or advisable for bidding the Project, and as a result of such review, inspection, examination and other activities Contractor is familiar with and accepts the physical requirements of the Work. Contractor acknowledges that the reports provided in the IFB Documents cover only limited areas within the Site but agrees that the testing evidenced by such reports constitutes a sufficient basis for bidding the Project. Contractor further acknowledges and agrees that changes in conditions at the Site may occur after the Bid Date, and that Contractor shall not be entitled to any Change Order in connection therewith except as specifically permitted under
Article 13. Before commencing any Work on a particular aspect of the Project, Contractor shall verify all governing dimensions at the Site, and shall examine all adjoining work which may have an impact on such Work. Contractor shall be responsible for ensuring that Construction Documents accurately depict all governing and adjoining dimensions.

     3.2.5     Governmental Rules and Approvals

     Contractor acknowledges and agrees that it has familiarized itself with the requirements of any and all applicable Governmental Rules and the conditions of all Governmental Approvals prior to entering into this Contract. Contractor shall be responsible for complying with the foregoing at its sole cost and expense and without any increase in Contract Price or extension of the Guaranteed Completion Date on account of such compliance, regardless of whether such compliance would require additional time for performance or additional labor, equipment and/or materials not expressly provided for in the Contract Documents. Contractor has no reason to believe that any Governmental Approval required to be obtained by Contractor will not be granted in due course and thereafter remain in effect so as to enable the Work to proceed in accordance with the Contract Documents. In the event that any Governmental Approvals required to be obtained by Contractor must formally be issued in the name of Developer, State or SJTA, Contractor shall undertake all efforts to obtain such approvals subject to Developer's, State's and/or SJTA's reasonable cooperation with Contractor, including execution and delivery of appropriate applications and other documentation in form approved by Developer, State and/or SJTA. Contractor shall assist Program Manager in obtaining the Major Permits and any amendments thereto, including providing information requested by State and SJTA and participating in meetings regarding such approvals.

     3.2.6     Quality Management Program

     Contractor shall have full responsibility for quality assurance and quality control for the Project, including provision of and compliance with a Quality Management Program meeting all requirements contained in Section 1200 of the Special Provisions.

     3.2.7     Design Personnel

     All design and engineering Work furnished by Contractor shall be performed by or under the supervision of Persons licensed to practice architecture, engineering or surveying (as applicable) in the State of New Jersey, by personnel who are careful, skilled, experienced and competent in their respective trades or professions, who are professionally qualified to perform the Work in accordance with the Contract Documents and who shall assume professional responsibility for the accuracy and completeness of the Construction Documents prepared or reviewed by them.

     3.2.8     Scheduling

     Contractor shall at all times schedule and direct its Work to provide an orderly progression of the Work to achieve completion within the specified time for completion and in accordance with the Project Schedule, including furnishing such employees, materials, facilities and equipment and working such hours, including extra shifts, overtime operations, Sundays and Holidays (provided that Contractor shall obtain Program Manager's written approval before performing any construction Work on

Sundays and Holidays) as may be necessary to achieve such goal, all at Contractor's own expense except as otherwise specifically provided in Article 13.

     3.2.9     Performance as Directed

     At all times during the term hereof, including during the course of, and notwithstanding the existence of, any dispute, but subject to Contractor's rights under Section 16.3.2, Contractor shall perform as directed by Program Manager or Developer, in a diligent manner and without delay, shall abide by Program Manager's or Developer's decision or order, and shall comply with all applicable provisions of the Contract Documents.

     3.2.10    Contractor Organization

     Contractor is a joint venture duly organized and validly existing under the laws of the State of New York, with all requisite power to own its properties and assets and to carry on its business as now conducted or proposed to be conducted. Contractor is composed of Yonkers Contracting Company, Inc., a New York corporation, and Granite Construction Company, a California corporation (each, a "member" of Contractor). Each member of Contractor is duly qualified to do business, and is in good standing, in the State of New Jersey, and shall remain in good standing throughout the term of this Contract and for as long thereafter as any obligations remain outstanding under the Contract Documents.

     3.2.11    Authorization

     The execution, delivery and performance of this Contract have been duly authorized by all necessary action of Contractor and Contractor's members and will not result in a breach of or a default under the organizational documents of Contractor and its members or any indenture or loan or credit agreement or other material agreement or instrument to which Contractor or any member of Contractor or any of its members is a party or by which its properties and assets may be bound or affected.

     3.2.12    Binding Obligation

     This Contract constitutes the legal, valid and binding obligation of Contractor and of each member of Contractor, enforceable in accordance with its terms.

3.3  Representations, Warranties and Covenants by Developer

Developer represents, warrants and covenants for the benefit of Contractor that Developer will not issue NTP1 until it has received assurances from State and SJTA (satisfactory to Developer in its sole discretion) that sufficient funds will be available and committed to the Project to fund State's and SJTA's share of the costs of the NTP1 Work, and that Developer will not issue NTP2 until it has received assurances from State and SJTA (satisfactory to Developer in its sole discretion) that sufficient funds will be available and committed to the Project to fund State's and SJTA's share of the costs of the NTP2 Work. Such representations, warranties and covenants, however, shall not constitute a guarantee by Developer that such funds from State and SJTA will actually be available or create any liability on the part of Developer if funds from State or SJTA are not in fact committed or available.

3.4  Legal Opinion

Concurrently with Contractor's execution of this Contract, Contractor shall deliver to Developer a written opinion in substantially the form attached hereto as Appendix 2 from counsel acceptable to Developer.

ARTICLE 4.  DEADLINES FOR PROJECT COMPLETION; PROJECT SCHEDULE
            AND PROGRESS

4.1  Time of Essence

Time is of the essence of this Contract.

4.2  Guaranteed Completion

      4.2.1     Deadlines for Substantial Completion and Final
                Acceptance

      Contractor shall achieve Substantial Completion of the Project on or before the date which is 28 months from the date of issuance of NTP2 (which date for Substantial Completion, as it may be extended by Change Order, is referred to herein as the "Guaranteed Completion Date"), and shall achieve Final Acceptance of the Project within 60 days after Substantial Completion thereof. Failure to achieve Substantial Completion by the Guaranteed Completion Date or Final Acceptance within 60 days after Substantial Completion will result in the application of Liquidated Damages in accordance with the provisions of Article 17.

      4.2.2     No Time Extensions

      Except as otherwise specifically provided in Article 13, Developer shall have no obligation to extend the Guaranteed Completion Date and Contractor shall not be relieved of its obligation to achieve Substantial Completion of the Project by the Guaranteed Completion Date and Final Acceptance within 60 days after Substantial Completion for any reason.

4.3  Scheduling of Design, Procurement, Construction and Payment

Scheduling of design and construction Work is and shall be Contractor's responsibility. Therefore, Contractor shall determine the most feasible order of Work commensurate with the requirements of the Contract Documents. The planning, design, construction, development and completion of the Project shall be undertaken and completed in accordance with the critical path method and payment schedule prepared by Contractor and approved by Program Manager as described in this Section 4.3. Contractor shall provide a Baseline Schedule as provided in Section 4.3.3.1. Contractor shall thereafter provide Revised Schedules on a monthly basis as provided in Section 4.3.3.2. The term "Project Schedule" as used herein shall mean the most recent schedule provided hereunder that has been approved by Program Manager (the approved Baseline Schedule initially and thereafter the most recent approved Revised Schedule). The Project Schedule shall, among other things, provide that Substantial Completion of the Project shall be achieved by the Guaranteed Completion Date. The Project Schedule shall be subject to review and approval by Program Manager, and shall be updated monthly and revised periodically as described below. It shall be used by the parties for planning and monitoring the progress of the Work and as the basis for determining the amount of monthly progress payments to be made to Contractor. The purposes of the Baseline Schedule and the monthly Revised Schedules include provision of assurance that Contractor is conducting adequate planning and is properly executing the Work, as well as to assist the Program Manager, State and SJTA in appraising Contractor's compliance with the Contract Documents.

     4.3.1     General Requirements Applicable to the Project
               Schedule

          4.3.1.1   Software

          Contractor shall use Primavera 2.0 for Windows or such other software acceptable to Program Manager for preparation and management of the Project Schedule. All reports, charts and other documents to be provided by Contractor pursuant to this
Section 4.3 shall be in form acceptable to Program Manager.

          4.3.1.2   Development and Contents of Schedule

          The Project Schedule:

              (a)  shall be developed based on Precedence
Diagramming Method (PDM) scheduling,

              (b) shall incorporate a work breakdown structure for defining the schedule hierarchy to be used in planning, executing and reporting the progress of the Work,

              (c) shall be fully resource loaded and leveled with respect to design and construction Work, defining all scheduled construction Work in terms of labor hours, equipment and earthmoving quantities. Resources shall be coded for design disciplines, construction craft, major equipment and earthmoving classifications for reporting purposes,

              (d) shall expressly indicate scheduled work hours and shift and hour assumptions for all Work (including non-construction Work),

              (e) shall indicate the schedules for identification and Relocation of utility facilities by Contractor or by the utility owners and for Contractor's acquisition of temporary easements and other real property interests necessary in connection with such Relocations,

              (f)   shall indicate the schedules for obtaining
Governmental Approvals for which Contractor is responsible,

              (g) shall indicate the schedules for performance of Work relating to satisfaction of environmental mitigation measures and other requirements of the Major Permits,

              (h) shall include specified times for delivery to, review and/or approval by Program Manager, State, SJTA and/or local agencies of all Construction Documents,

              (i) shall include Program Manager's projected schedules for obtaining all Major Permits which have not been provided prior to development of the schedule,

              (j) shall indicate the schedule (if any) for provision of access to each parcel within the Project Right of Way to be acquired following NTP2, and the schedule for acquisition of any interests in real property by Contractor, including Contractor's projected schedule for use of each parcel,

              (k)   shall show Float as required by Section 4.3.2,

              (l) shall account for and show all activities that are restrained in any manner by any requirement of the Contract Documents and/or applicable Governmental Rules,

              (m) shall show the percentage of completion as of the date thereof,

              (n) shall include progress status (percent complete) verified by activity, and weighted average backup reports used to calculate payments, and

              (o) shall include allocations of the Contract Price among the scheduled activities as described in Section 4.3.3.

          4.3.1.3   Schedule Activities

          The Project Schedule shall provide information detailing and describing all activities required to complete the Work and their duration and scheduled sequence. Each activity shown on the Project Schedule shall be described by its type, work breakdown structure element, duration, scheduled occurrence, predecessor and successor activities, and relationship to other elements of the Work. Each activity must be capable of being quantitatively measured in terms of progress. The Project Schedule must include a sorting capability with respect to the established work breakdown structure elements, performing organizations, dates, Float and activity numbers. It shall incorporate as activities the preparation, review and approval of all proposed Construction Documents and all other submittals that will be required for the Project.

     4.3.2     Float

            4.3.2.1   Project Float

            All Float contained in the Baseline Schedule shall be considered a Project resource available to either party or both parties as needed to achieve schedule milestones, interim completion dates and/or the Guaranteed Completion Date ("Project Float"). Any Float generated thereafter shall also be considered Project Float except to the extent that it falls within the parameters set forth in Section 4.3.2.2 or 4.3.2.3. All Project Float shall be shown as such in the Project Schedule on each affected schedule path. Identification of (or failure to identify) Project Float on the schedule shall be examined by Program Manager in determining whether to approve the overall schedule. Once identified, Project Float shall be monitored, accounted and maintained in accordance with critical path methodology. Project Float during the period following NTP2 shall be accounted for separately from Project Float during the period preceding NTP2.

             4.3.2.2   Developer Float

             Whenever a specific item of Work is eliminated due to a Value Engineering Change, Contractor shall identify, by Activity/Payment Item number on the Project Schedule, the specific items of Work removed therefrom. This will be deemed to create Developer Float in the path(s) from which such Work was removed. Additional Developer Float shall be generated whenever Developer directs a deductive change or completes an activity in less than the time specified, including returning Program Manager's comments to design submittals (consolidated with any comments received from State, SJTA and others within that period) prior to the end of the review period described in Sections 1204.3.2, 1204.3.7 and 1204.3.9 of the Special Provisions.

Developer Float shall be available for use by Developer but not Contractor. Contractor shall identify Developer Float in the schedule by including separate activities approved by Program Manager labeled "Developer Float" on each affected schedule path. Developer Float shall be monitored, accounted and maintained in accordance with critical path methodology.

             4.3.2.3   Contractor Float

             In the event that Contractor generates Float by undertaking additional efforts not contemplated by the Project Schedule ("Contractor Float"), such Float shall be available to Contractor but not Developer. Contractor shall identify Contractor Float in the schedule by including separate activities approved by Program Manager labeled "Contractor Float" on each affected schedule path. Contractor shall provide justification acceptable to Program Manager regarding any characterization of Float as Contractor Float as opposed to Project Float. Contractor Float shall be monitored, accounted and maintained in accordance with critical path methodology.

      4.3.3     Preparation of Schedules

      Contractor shall prepare and deliver the Baseline Schedule and Revised Schedules to Program Manager as provided in this
Section 4.3.3.  Each schedule submittal hereunder shall include:

                (a) a reproducible copy of the time-scaled critical path network plot;

                (b) an activity report sorted by payment item, Float and work breakdown structure designation;

                (c) an expenditure projection, including a brief narrative summary of assumptions, expenditure projection curves by overall Project and Contract, and other appropriate graphics and supporting cash flow and cash expenditure data, with each curve supported by a tabular report;

                (d) a copy of the data diskettes (3.50-inch DS, HD and DOS 5.0 or higher) from which the schedules and reports were prepared; and

                (e) four copies of the revised timescaled network logic diagram plot.

                Contractor shall allocate the total Contract Price among the activities scheduled on the Project Schedule. Such allocation shall accurately reflect Contractor's cost for each activity and shall not artificially inflate, imbalance or "front-load" line items. The price for each activity shall be all-inclusive, i.e. it shall include all direct and indirect costs, overhead, risks and profit. Each schedule shall also incorporate and fully specify all appropriate information from prior approved schedules, the current schedule for real property acquisition, changes in status of Governmental Approvals and other matters requested by Program Manager.

                4.3.3.1   Preparation of Baseline Schedule

                Within 30 days after NTP1, Contractor shall prepare and deliver to Program Manager for review and approval as provided below six copies of a draft Baseline Schedule. The Baseline Schedule shall schedule Substantial Completion of the Project to occur on the Guaranteed Completion Date. The Baseline Schedule shall employ the entire Contract duration between the date of issuance of NTP1 and the Guaranteed Completion Date (based on an assumption that NTP2 will be issued on October 1, 1998) for completion of activities necessary to attain Substantial
Completion, and shall fully, completely and accurately depict all Project Float. Each activity shall be defined, detailed and delineated such that no activity has a duration of more than 60 days. This schedule, following written approval thereof by Program Manager, shall be the Baseline Schedule for the Project.

                  4.3.3.2   Revised Schedules

                  Contractor shall provide monthly revisions of the Project Schedule (a "Revised Schedule"). A draft Revised
Schedule shall be provided with each draft invoice.  Each Revised
Schedule shall serve the purpose of providing greater definition and detail to activities and durations as provided below.

                      4.3.3.2.1 Draft Revised Schedules

                      The draft Revised Schedule provided with each draft invoice shall describe and detail all Work activities scheduled to start within the period commencing on the first of the following month (the "schedule data date") and ending one year thereafter (or the scheduled date for issuance of NTP2, if later) and showing lesser detail for subsequent activities. Each Revised Schedule shall be in compliance with the existing Project
Schedule in terms of logic and shall be consistent with durations of activities shown on the existing schedule. Any proposed deviation shall be individually listed and separately described and explained as to its necessity and benefit to the Project.

                       4.3.3.2.2 Definition of Activities

                       In no event shall any additional detail and
description included in a Revised Schedule change the Guaranteed
Completion Date, other than changes in such items which are
approved by a Change Order and such changes which are otherwise permitted in writing by Developer, which permission may be
withheld in its sole discretion.
                                19
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      4.3.4     Approval of Schedules

      At the initial Progress Meeting Program Manager shall return the draft Baseline Schedule with comments. At each monthly Progress Meeting thereafter, Program Manager shall return the draft Revised Schedule to Contractor with comments. In the event any deficiencies are noted in the draft schedule, Contractor shall deliver a revised schedule resolving such deficiencies within five business days. Program Manager shall then have five business days (or such longer period as is approved by Contractor) to approve or comment on the revised schedule. This process shall be followed until Contractor has provided a schedule which is approved by Program Manager.

4.4  Progress Meetings

     4.4.1     Meetings

     Progress Meetings will be held at Program Manager's local field office at a time designated by the Program Manager on or about the 5th business day following delivery of the draft invoice as described in Section 12.2.1 as well as the progress summary described in Section 4.4.2 and draft Revised Schedule described in Section 4.3. Each Progress Meeting shall be attended by Contractor and the Program Manager and may also be attended by Developer, State and/or SJTA. Actual progress during the previous month will be recorded and future activities will be reviewed. Contractor shall consult with its Subcontractors as Contractor deems advisable in connection with the Revised Schedules. Contractor shall keep written minutes of each Progress Meeting and shall, no later than 48 hours following the Progress Meeting, deliver a draft copy to Program Manager for approval. Program Manager shall have the right to comment on the minutes provided, and Contractor shall promptly incorporate all such comments into revised minutes. Within two business days following approval thereof by Program Manager, Contractor shall deliver copies of the Progress Meeting minutes to each individual who attended the meeting and any other individuals designated by Program Manager.

     4.4.2     Progress Summary

     Contractor is responsible for having information and data at each monthly Progress Meeting to verify all schedule progress. Contractor shall prepare and provide at each monthly Progress Meeting one copy of a timescaled network logic diagram isolating all of the Project's Critical Paths as well as other Float paths with less than 30 days total Float and five copies of the Project
Schedule indicating the physical status of all activities as of date of the update. Contractor shall also submit five copies of a written narrative progress summary with exhibits setting forth the following:

           (a) plans for the forthcoming report period, including Design Document submittals,

           (b) all potential delays and problems, their effect on schedule and overall completion, and an explanation of corrective action taken or proposed and its expected effect,

           (c)   percentage of total schedule period consumed,

           (d) tabular reports listing all activities with 10 days or less Float,

           (e) whether on, ahead of or behind schedule, and by how much,

           (f)   amount of available Float on each major path,

           (g) goals for next reporting period (such as progress on activities, problems or mediation),

           (h) proposed revisions to logic and relationships of non-critical activities,

           (i) 60-day look ahead narrative report on all Governmental Approvals required (with two copies of the narrative progress report to be provided to Program Manager),

           (j)   computerized bar chart schedule sorted by (i)
Contractor's design sections, (ii) Contractor's working sections,
(iii) payment items and (iv) early start date,

           (k)   a tabular computer report which compares
Contractor's actual progress in terms of percent complete and invoiced dollars to progress planned on the Project Schedule by working section and major payment item,

            (l) an expenditure projection for the remainder of the Project, including a brief narrative summary of assumptions, cash expenditure curves, other appropriate tabular reports, graphics and supporting cash flow and cash expenditure data,

            (m) a copy of the data diskettes (3.50-inch DS, HD and DOS 5.0 or higher) for the entire schedule file, and

            (n) an incremental payment report for the covered period reporting earned costs for the period by Project Schedule activity, payment item and work breakdown structure.

4.5  Recovery Schedule

      4.5.1     Preparation of Recovery Schedule

     If the Work is lagging on any Critical Path for a period which exceeds the greater of (a) ten days in the aggregate or
(b) that number of days in the aggregate equal to 2% of the days remaining to the Guaranteed Completion Date, then Contractor shall include as part of the next Revised Schedule a Recovery Schedule demonstrating Contractor's program and proposed plan to regain lost schedule progress and to achieve Substantial Completion and Final Acceptance of the Project in accordance with
Section 4.2 and the Project Schedule. (For example, if there are 600 days remaining to the Guaranteed Completion Date, 2% of that number would be 12 days, and Contractor would be thus obligated to provide a Recovery Schedule if Contractor was behind schedule by more than 12 days.)

      4.5.2     Alternative Change Orders

      In the event that Contractor requests a time extension under
Section 13.3.1.1, Developer shall have the right in its sole discretion to decide whether to allow a time extension or to require implementation of the Recovery Schedule without such time extension. In such event Contractor shall submit to Program Manager at least two alternative Change Order forms, one of which shall include a Recovery Schedule and show the proposed Acceleration Costs associated with the Recovery Schedule, and the other of which shall provide for an extension of the Guaranteed Completion Date without any increase in the Contract Price except as provided in Sections 13.3.1.2 and 13.5.4.

       4.5.3     Failure to Provide Recovery Schedule

       In the event that a Recovery Schedule is required hereunder, Contractor shall have no right to receive progress payments until such time as Contractor has prepared and Program Manager has approved such Recovery Schedule.

ARTICLE 5.  DESIGN WORK

5.1  Commencement of Design Work

Contractor shall commence performance of design and other non-construction Work which it will perform, and shall ensure that performance of such Work is commenced by its Subcontractors, promptly following issuance of NTP1.

5.2  Submittal Schedule

Refer to Section 1204 of the Special Provisions for requirements regarding Contractor's submittal schedule.

5.3  Submittal Review Process

Contractor shall cause all Construction Documents to be produced and delivered to Program Manager within the time periods set forth in the Project Schedule. Program Manager, State and SJTA shall have the right to review and comment on all Design Documents or compliance with the requirements of the Contract Documents, in accordance with the procedures described in Section 1204 of the Special Provisions. All such comments shall be delivered to the Program Manager to be coordinated and delivered to Contractor. Contractor shall notify Program Manager in writing within seven days after receipt of any such comments if Contractor believes incorporation of the comments is not required by the terms of the Contract Documents, would render the design erroneous, defective or deficient in any respect or would otherwise adversely affect in any manner the design or construction of the Project or the Project Schedule, and Program Manager shall have the right to modify its comments. Any failure of Contractor to so notify Program Manager shall constitute Contractor's full acceptance of all responsibility for changes made to the Construction Documents in response to such Program Manager comments and shall be treated for all purposes hereunder as if Contractor had initiated such changes. Within 10 days of receipt of comments (including modifications to previous comments) Contractor shall revise and modify all such documents or materials so as to fully reflect all such comments and shall deliver to Program Manager the number of copies of each such submittal as is specified by Program Manager, to permit Program Manager to distribute the submittal for review.

5.4  Title

Provided Developer has made payment to Contractor therefor, (a) Design Documents shall become the property of Developer, State and SJTA upon preparation, (b) all other Construction Documents shall become the property of Developer, State and SJTA upon delivery to Program Manager, and (c) information obtained or produced by Contractor in connection with the performance of its obligations under this Contract, including studies, technical and other reports and the like, shall become the property of Developer, State and SJTA upon Contractor's preparation or receipt thereof. Copies of all such information shall be furnished to Program Manager upon preparation or receipt thereof by Contractor. Contractor shall furnish Program Manager, State and SJTA with the original Working Drawings, Shop Drawings and final as-built drawings for the Project as a condition to Final Acceptance.

5.5  Expedited Submittal Review

Program Manager shall use reasonable efforts to accommodate requests by Contractor for specific design submittals to be processed faster than specified in Section 1204.3.2 of the Special Provisions. Contractor acknowledges that expediting the review of prioritized submittals may result in a delay in review of lower priority submittals. Program Manager and Contractor shall work cooperatively to prioritize the different submittals and achieve an acceptable review schedule. Contractor acknowledges and agrees that no acceleration of the submittal review schedule by Program Manager under this Section 5.5 shall have any impact on the limits on submittals to State or SJTA review periods.

5.6  Key Personnel; Character of Employees

     5.6.1     Key Personnel

     The Scope of Work identifies certain job categories of "key personnel" for the Project. Contractor may at any time elect to add job categories to the "key personnel" list. Program Manager shall have the right to review the qualifications and character of each individual to be appointed to a key position (including personnel employed by Subcontractors) and to approve or disapprove, in its sole discretion, use of such person in such position prior to the commencement of any Work by such individual. Contractor shall notify Program Manager in writing of any proposed changes in any key personnel. Contractor shall not change any key personnel without the prior written consent of Program Manager.

     5.6.2     Character of Employees

     All employees of Contractor and of each Subcontractor shall have the skill and experience and any licenses and other Governmental Approvals required to perform the Work assigned to them. If Program Manager determines in its sole discretion that any Person employed by Contractor or by any Subcontractor is not performing the Work in a proper and skillful manner, then at the written request of Program Manager made in its sole discretion, Contractor or such Subcontractor shall remove such Person and such Person shall not be re-employed on the Project without the prior written approval of Program Manager, which may be withheld in its sole discretion. If Contractor or the Subcontractor fails to remove such Person or Persons or fails to furnish skilled and experienced personnel for the proper performance of the Work, then Program Manager may suspend the affected portion of the Work by delivery of written notice of such suspension to Contractor. Such suspension shall in no way relieve Contractor of any obligation contained in the Contract Documents or entitle Contractor to a Change Order. Once compliance is achieved, Contractor shall be entitled to and shall promptly resume such portion of the Work.

ARTICLE 6.  ACQUISITION OF REAL PROPERTY; COMMENCEMENT OF
            CONSTRUCTION; CONSTRUCTION PROCEDURES; RELOCATIONS;
            MITIGATION

6.1  Real Property Acquisition

     6.1.1     Provision of Access

     Pursuant to the Road Development Agreement, State and SJTA have committed to use best efforts to provide access to the real property within the Right of Way Limits on or before the date scheduled for issuance of NTP2.

                6.1.1.1   Subject to Section 6.1.2, the design of
the Project furnished by Contractor shall not require any additional permanent interests in real property.

                6.1.1.2 Contractor acknowledges and agrees that it may not be feasible for all of the property within the Right of Way Limits to be acquired prior to Developer's issuance of NTP2.
If NTP2 is issued before access to all parcels has been obtained, Program Manager shall keep Contractor apprised as to the status of the acquisitions so as to enable efficient scheduling by Contractor. Contractor shall work around the missing parcels with the goals of minimizing delay to the Critical Path and minimizing additional costs. Contractor's additional costs associated with such efforts shall be eligible for reimbursement solely through a Contingency Change Order, and delays to the Critical Path shall be eligible for a time extension, subject to the limitations and requirements contained in Article 13. If Developer wishes to consider issuing NTP2 before access to all parcels has been obtained, it will first ask Program Manager to consult with Contractor regarding how the missing parcels affect the Project Schedule. In such event Developer will issue NTP2 only if Program Manager determines, in its sole discretion, that it is possible to work around the missing parcels without unreasonable changes to the Project Schedule.

     6.1.2     Contractor Responsibilities

               6.1.2.1 Contractor shall be responsible, at its own cost and expense, for acquisition of any property or temporary easements or other property rights outside of the Right of Way Limits which Contractor determines is necessary to accommodate its construction methods, or to facilitate temporary utility Relocations.

                Developer's, State's and SJTA's prior written consent is required for any changes in the Right of Way Limits. If Contractor wishes to revise Right-of-Way Limits for any reason, including any plan to Relocate a utility facility outside of the Right-of-Way Limits, Contractor shall only do so in the context of a VECP. Any additional acquisitions will be undertaken by State, which shall be reimbursed as specified in Section 22.5.4. Contractor shall provide support services in connection with such acquisitions (including provision of legal descriptions and appraisals, if requested by State), and shall bear all risk of schedule delays associated with any such additional acquisitions.

                6.1.2.2   Contractor shall prepare all documents
necessary to evidence any easements or other real property interests to be granted to utility owners.

6.2  Commencement of Construction

     6.2.1     Conditions Precedent

     Contractor shall not commence construction of any portion of the Project prior to occurrence of all the following events except with the prior written approval of Developer and Program Manager in their sole discretion, and Contractor shall commence such construction promptly following occurrence of all such events:

                6.2.1.1   NTP2 shall have been delivered.

                6.2.1.2   Program Manager shall have approved the
most current Project Schedule, Quality Management Program and
Contractor's Safety Program.

                6.2.1.3   Contractor's Quality Assurance Manager
shall have reviewed the applicable Construction Documents and approved their "release for construction."

                6.2.1.4 All Governmental Approvals necessary for construction of the applicable portion of the Project shall have been obtained and all conditions of such Governmental Approvals which are a legal prerequisite to commencement of such construction shall have been performed.

                6.2.1.5 All insurance policies and bonds required to be delivered by Contractor hereunder prior to commencement of construction shall have been received and approved by Developer, State and SJTA.

                6.2.1.6   State, SJTA or Contractor shall have
obtained all necessary rights of access for such portion of the Project.

    6.2.2     Commencement "At Risk"

    Contractor may start construction of certain elements of the Project prior to approval of the Design Documents by Program Manager only as specified in Section 1204.3.6 of the Special Provisions. Contractor shall undertake such early construction "at risk," and shall be obligated at its own expense to correct any work not conforming to the Final Design Documents in accordance with Section 6.5.

6.3  Supervision and Construction Procedures

     6.3.1     Responsibility

     Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences, procedures and Site safety and for coordinating all portions of the Work under the Contract Documents, subject, however, to all requirements contained in the Contract Documents.

     6.3.2     Safety Program

     Contractor shall have full responsibility for jobsite safety, including provision of and compliance with a Contractor's
Safety Program meeting all requirements set forth in Section 1700 of the Special Provisions. Program Manager will advise
Contractor of situations which the Program Manager deems unsafe and shall have the right to require Work to be stopped as specified in Section 14.2. Contractor shall take all reasonable precautions and be solely responsible for the safety of, and shall provide protection to prevent damage, injury or loss to: (a) all employees of Contractor and its Subcontractors performing the Work and other persons (including employees of Program Manager) who are on Site or would reasonably be expected to be affected by the Work; (b) the Work and materials and equipment to be incorporated therein; and (c) other property at or adjacent to the Site.

     6.3.3     Security

     Until the Final Acceptance Date, Contractor shall provide full-time security for the Site and shall be responsible for damage or loss to all property at the Site owned by Contractor, State, SJTA, Program Manager, Developer or any other Person.

     6.3.4     Adjoining Property

     Contractor shall ensure that all of its activities and the activities of its employees, agents, officers and Subcontractors and all other Persons for whom Contractor may be legally or contractually responsible are undertaken in a manner that will minimize the effect on surrounding property and the public. Contractor's activities shall include:

      (a)   Subject to any applicable homeowner's
permission, Contractor shall conduct videotaped inspections of homes adjacent to the Project's construction, both before and after such construction occurs, to determine whether such homes have sustained damage attributable to the construction. Copies of the before and after inspections shall be furnished to Program Manager.

                (b)   Contractor shall shield the areas of
construction along the Penrose Canal and Horace Bryant, Jr. Drive by a landscaped berm (subject to design and construction review by Program Manager, State and SJTA) on both sides of the construction area.

    6.3.5     Differing Site Conditions

    The procedures set forth in this Section 6.3.5 shall apply in the event of Contractor's discovery of (a) any on-Site material that Contractor believes may be a Hazardous Substance that is required to be removed to a Class I, Class II or Class III disposal site,
(b) any archaeological, paleontological, biological or cultural resources or (c) any Differing Site Conditions.

                6.3.5.1   Notification to Program Manager; Work Stoppage

                If Contractor believes that any such discovery may be cause for an increase in the Contract Price or extension of the Guaranteed Completion Date, as a condition precedent to Contractor's right to file any such Claim, Contractor shall immediately notify Program Manager thereof telephonically or in person, to be followed immediately by written notification. Contractor shall immediately stop Work in and secure the affected area. In such event, Program Manager shall view the location within 24 hours of receipt of notification. Following the viewing by Program Manager, Contractor may proceed with the Work, provided it can do so in compliance with all applicable Governmental Rules, Governmental Approvals and requirements of the Contract Documents (including requirements of the Remedial Action Work Plan described in Section
1100 of the Special Provisions).  Contractor shall keep Program
Manager apprised regarding actions which it is taking to assure compliance with all such requirements.

          6.3.5.2   Assumption of Risk

          CONTRACTOR ACKNOWLEDGES AND AGREES THAT IT SHALL NOT BE ENTITLED TO ANY INCREASE IN THE CONTRACT PRICE FOR ADDITIONAL COSTS OF PERFORMING THE WORK ASSOCIATED WITH ANY OF THE ABOVE-DESCRIBED MATERIALS, RESOURCES AND CONDITIONS, EXCEPT TO THE EXTENT OF ANY CONTINGENCY CHANGE ORDER ISSUED UNDER SECTION 13.9. Contractor hereby acknowledges and agrees that it has assumed all risks of additional costs associated with materials, resources and conditions described in this Section 6.3.5 in excess of any available Contingency and that Contractor's right to obtain a time extension with respect to delays caused by such materials, resources or conditions is subject to the limitations and conditions contained in Section 13.3.1.

          6.3.5.3   Disposal of Hazardous Substances

          Except for Hazardous Substances which Contractor introduced to the Site or which were negligently removed, handled or released by Contractor or its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible, for purposes of this Contract only, (a) Contractor shall not be required to execute any hazardous waste manifests as a "generator" and (b) Hazardous Substances encountered in the performance of the Work shall be disposed of, if at all, utilizing a State EPA Identification Number that will be obtained for the Project within four weeks of receipt by Program Manager of a written request therefor from Contractor. Nothing in any of the Contract Documents shall be deemed to absolve any third parties from liability for such Hazardous Substances.

6.4  Inspection and Testing

     6.4.1     Performance of Inspection and Testing

     Contractor shall perform whatever inspection, sampling and testing Contractor deems appropriate in order to comply with its obligations under the Contract Documents, provided that Acceptance Testing will be accomplished by Program Manager as more specifically described in Sections 1204 and 1205 of the Special Provisions. At all points in performance of the Work at which specific inspections or approvals are required by the Contract Documents, Contractor shall not proceed beyond that point until such inspection or approval has been made or waived in writing.

      6.4.2     Right of Program Manager, State and SJTA To
Conduct Inspection and Testing

      All materials and each part or detail of the Work shall be subject to inspection and testing by Program Manager, State and/or SJTA. Contractor hereby consents to such inspection and testing. Upon request from Program Manager, Contractor shall furnish information to such persons as are designated in such request and shall permit such persons access to all parts of the Work.

      6.4.3     Uncovering of Work

      At all times before Final Acceptance of the Project, Contractor shall remove or uncover such portions of the finished construction Work as directed by Program Manager. After examination by Program Manager, State and/or SJTA, Contractor shall restore the Work to the standard required by the Contract Documents. If the Work exposed or examined is not in conformance with the requirements of the Contract Documents, then uncovering, removing and restoring the Work and recovery of any delay to any Critical Path occasioned thereby shall be at Contractor's expense. Furthermore, any Work done or materials used without adequate notice to and opportunity for prior inspection by Program Manager, State and/or SJTA may be ordered uncovered, removed and restored at Contractor's expense, even if the Work proves acceptable after uncovering. Except with respect to Work done or materials used as described in the foregoing two sentences, if Work exposed or examined under this Section 6.4.4 is in conformance with the requirements of the Contract Documents, then any delay in any Critical Path from uncovering, removing and restoring Work requested by Program Manager shall be eligible for a Contingency Change Order and a time extension, subject to the conditions and limitations in Article 13; provided that if Contractor establishes that the request to uncover was made in bad faith or was the result of gross negligence or comparable tortious conduct by Developer, State, SJTA or Program Manager, then it shall be considered a Directed Change.

6.5  Correction of Nonconforming Work

Nonconforming Work is Work that Program Manager, State or SJTA determines does not conform to the requirements of the Contract Documents. Nonconforming Work shall be removed and replaced so as to be acceptable to Program Manager, State and SJTA, at Contractor's expense; and Contractor shall promptly take all action necessary to prevent similar deficiencies from occurring in the future. The fact that Program Manager, State or SJTA may not have discovered the nonconforming Work shall not constitute an acceptance of such nonconforming Work. If Contractor fails to correct any nonconforming Work within ten days of receipt of notice from Program Manager requesting correction, then Program Manager, State and SJTA may cause the nonconforming Work to be remedied or removed and replaced and may deduct the cost of doing so from any moneys due or to become due Contractor and/or obtain reimbursement from Contractor for such cost.

6.6  Utilities

This Section 6.6 sets forth provisions relating to utility facilities affected by the Project (that is, public, private, cooperative, municipal and/or government utility facilities used for the carriage, transmission and/or distribution of cable television, electric power, telephone, telegraph, water, gas, oil, petroleum products, steam, chemicals, sewage, drainage and similar utility lines). The term "utility" shall specifically exclude storm water facilities. Storm water lines shall be removed, relocated and/or protected in place by Contractor as part of the Work as necessary or appropriate in order to complete the Project without the need to refer to the requirements of the Contract Documents applicable to utilities. A preliminary survey of utilities likely to be impacted by the Project has been performed and the results are shown in the Concept Design. Contractor bears full responsibility for ascertaining the existence and exact location and size of all affected facilities.

       6.6.1     Commencement of Utility Work

       Contractor shall commence its Work relating to utility Relocations promptly upon issuance of NTP1. In general, utility construction Work shall not commence until the conditions set forth in Section 6.2.1 have been satisfied, except that Developer agrees to issue early notices to proceed with utility construction Work upon receipt of a request from Contractor provided the conditions set forth in Sections 6.2.1.2 through 6.2.1.6 have been met and provided that Contractor shall have no right to invoice any amounts in excess of $15 million with respect to utility construction Work unless and until NTP2 is issued.

      6.6.2     Contractor's Relocation Obligations

      Contractor is responsible for causing the removal, relocation and/or protection in place (including provision of temporary services as necessary) of any and all utility facilities that have to be removed, relocated and/or protected in place in order to permit construction of the Project. Each such removal, relocation and/or protection and/or provision of temporary services is referred to herein as a "Relocation." Contractor is responsible for causing Relocations to occur in all cases where Relocations are necessitated by the Project, even if the facility required to be relocated was not indicated with reasonable accuracy in the documentation provided to Contractor prior to the Bid Due Date. Although Contractor is obligated to cause Relocations to occur and to pay for design and construction work for each Relocation except to the extent that it includes a Betterment (refer to SP 1602.2 regarding arrangements to be made by the Contractor with the utilities in connection with Betterments), Contractor should not assume that Contractor will in fact furnish the design of, or perform construction work with respect to, any Relocations.

                6.6.2.1   General Scope

                All efforts and costs necessary in order to cause Relocations to occur are included in Contractor's Work and, except as specified in Section 6.6.4.1, are included in the Contract Price. State and SJTA have agreed to assist in negotiations with utility owners. Contractor shall have no right to enter into any agreement with a utility owner which purports to bind Developer, State or SJTA to its terms. In no event shall Developer, State or SJTA be required to make any payment to any utility owner. In no event shall any agreement with a utility owner be deemed to modify the terms of this Contract, and in the event of any conflict between the terms of any such agreement and the terms of the Contract Documents, the Contract Documents shall prevail as between Developer and Contractor.

                6.6.2.2   Avoiding Relocations

                The location of utility facilities and potential impact of Relocation of such facilities shall be considered in finalizing the design of the Project, with the following goals:
(a) avoiding Relocations to the extent practicable, (b) if a Relocation is not reasonably avoidable, protecting the facility in place to the extent practicable, and (c) otherwise minimizing the potential costs and delays relating to Relocations to the extent practicable.

     6.6.3     Legal Actions

     State and SJTA have agreed to consider requests by Contractor to exercise any legal rights that they have (as deemed appropriate by State and/or SJTA in their sole discretion) with respect to any owner of a utility facility. Contractor may make such request only if Contractor reasonably believes such owner will not undertake or permit Relocation of its facility in a timely manner, and such request shall be accompanied by evidence reasonably satisfactory to State and SJTA that Contractor has made diligent efforts to obtain the owner's cooperation but has not been able to obtain such cooperation.

    6.6.4     Utility Change Orders

              6.6.4.1 Subject to the conditions and limitations contained in Article 13:

              (a) Contractor shall have the right to obtain a Change Order extending the Guaranteed Completion Date in the event of delays in completing a Utility Relocation to the extent that the delay impacts the Critical Path so as to delay Substantial Completion beyond the Guaranteed Completion Date, and shall also be entitled to reimbursement solely through a Contingency Change Order for its costs directly attributable to such delay; provided that Contractor shall have made all reasonable efforts to obtain cooperation of the utility owner, and provided further that no Change Order shall be available for any avoidable delay.

              (b) Contractor shall be entitled to reimbursement solely through a Contingency Change Order for its additional costs directly attributable Relocation of any Major Utility Facilities which were not accurately indicated in the Concept Design, to the extent that such costs would not have been incurred had the facility been located as indicated. In determining whether a utility has been accurately indicated it is irrelevant whether it is shown on the Concept Design as being relocated, protected in place, or not affected by the Project. A utility shall be considered accurately indicated to the extent that (a) the facility's actual location is within 15 feet of the approximate horizontal location indicated on the Concept Design (with no limitation on vertical location), and (b) the facility's actual size does not differ from the size indicated on the Concept Design by more than 25% of the size originally indicated. For example, if the Concept Design shows a 4 inch pipeline which is in fact a 5 inch pipeline actually located twelve feet away from the location shown, such facility shall be deemed to be accurately indicated. If any such inaccuracy results in an overall cost savings, Contractor shall be entitled to the benefit thereof without any obligation to provide a credit to Developer.

                6.6.4.2 Except as specified in this Section 6.6.4, Contractor specifically assumes all risk of schedule delays associated with Utility Relocations, and Contractor specifically assumes all cost risks associated with required Utility Relocations. Accordingly, except as specified in this
Section 6.6.4, Contractor shall not be entitled to any time extension and/or increase in the Contract Price associated with any Utility Relocations.

6.7  Environmental Compliance

Contractor shall comply with all applicable Environmental Laws in performance of the Work and shall comply with all requirements set forth in Section 1400 of the Special Provisions.

         6.7.1     Performance of Environmental Mitigation Measures

         Contractor shall be responsible for performance of all environmental mitigation measures (which phrase shall be deemed to include all requirements of the Major Permits and similar Governmental Approvals, regardless of whether such requirements would be considered to fall within a strict definition of the phrase) for the Project. The Bid Price includes compensation for Contractor's performance of all environmental mitigation measures described in the Contract Documents and for performance of all environmental mitigation measures arising from a modification to a Major Permit obtained by Contractor for its convenience. Contractor shall be entitled to reimbursement solely through a
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Contingency Change Order for any additional costs which it incurs associated with additional environmental mitigation requirements contained in the final form of the Major Permits. In certain cases the Contract Documents include specific assumptions regarding the mitigation requirements; in other cases only limited assumptions are included. If no assumptions are provided, Contractor shall be responsible for making its own assumptions, and shall not be entitled to additional compensation if its assumptions ultimately prove incorrect. For example, the wetlands mitigation provisions include an assumption that three acres must be planted, but no assumptions are provided regarding the specific planting requirements. If more than three acres of plantings are required by the final permit, Contractor's incremental costs directly attributable to the increased acreage will be eligible for reimbursement solely through a Contingency Change Order. Conversely, if the final permit requirements result in more costly plantings than originally assumed by Contractor, Contractor shall not be entitled to reimbursement for its additional costs. Furthermore, no reimbursement shall be available for any additional mitigation requirements to the extent that they are satisfied by requirements found elsewhere in the Contract Documents.

      6.7.2     Major Permit Modifications

      Contractor acknowledges and agrees that constraints established by the Major Permits were (and will be) set based on certain assumptions regarding the alignment of the Project, and agrees that the Project can be designed and constructed within the constraints identified in the IFB Documents. If Contractor wishes to revise the design of the Project in any manner which would require a modification to a Major Permit, Contractor shall first consult with Program Manager, State and SJTA. If Program Manager, State and SJTA, in their sole discretion, agree to permit the design revision to be made, Program Manager will so notify Contractor, who shall then proceed to prepare and provide to State or SJTA (as appropriate) all documentation required in connection with such modification, provide such other assistance in connection therewith as may be requested by State or SJTA and comply with the requirements of the modification at its own expense, without any entitlement to reimbursement for its additional expenses associated therewith or a time extension. If it becomes apparent that a modification to a Major Permit is required for the Project for any other reason, Contractor shall prepare and provide to State or SJTA (as appropriate) all documentation required in connection with such modification, provide such other assistance in connection therewith as may be requested by State or SJTA, and comply with the requirements of the modification. In such event Contractor shall be entitled to
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reimbursement solely through a Contingency Change Order for its additional expenses associated therewith, and shall be entitled to a time extension, subject to the requirements contained in
Article 13.

ARTICLE 7.  SUBCONTRACTS

7.1  Assignment of Subcontracts to Developer, State and SJTA

Each instrument evidencing any agreement of Contractor with any Subcontractor shall provide that, pursuant to terms in form and substance satisfactory to Program Manager, (a) the rights (but not the obligations) of Contractor under such instrument are assigned to Developer, State and SJTA and their respective successors and assigns (contingent only upon written acceptance of the assignment from the assignee(s) or its (their) successor(s) or assign(s) following default by Contractor or termination or expiration of this Contract), and (b) all warranties (express and implied) of such Subcontractor shall inure to the benefit of Developer, State and SJTA and their respective successors and assigns.

7.2  Responsibility for Work Performed by Subcontractors

Notwithstanding any Subcontract or agreement with any Subcontractor, Contractor shall be fully responsible for all of the Work. Developer, State and SJTA shall not be bound by any Subcontract, and no Subcontract shall include a provision purporting to bind them.

7.3  Approval of Subcontractors

     7.3.1 As soon as a potential Subcontractor has been identified by Contractor, but in no event less than 14 days prior to the scheduled initiation of Work by such proposed Subcontractor, Contractor shall notify Program Manager, in writing, of the name and address of such Subcontractor, and shall request that Program Manager, State and SJTA approve such Subcontractor. Within ten days after receipt of such request and any additional information which Program Manager may request, Program Manager will notify Contractor whether the Subcontractor has been approved, and in the event that a Subcontractor is not approved Program Manager will advise Contractor of the reasons for the disapproval. If a potential Subcontractor is disapproved, Contractor may submit another candidate for approval.

     7.3.2 Contractor acknowledges the right of Program Manager, State and SJTA to reasonably object to Subcontractors and agrees that Developer, Program Manager, State and SJTA shall not be liable for any delays or damages incurred by Contractor as a result of such objections, nor shall Contractor be entitled to reimbursement or time extensions in connection with such objections.
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     7.3.3      No Subcontractor shall perform any Work on the
Project until such Subcontractor has been approved pursuant to
Section 7.3.1.

7.4  Mandatory Terms of Subcontracts

Each Subcontract shall include terms that are substantially similar to those terms required by Sections 2.2.7, 3.1.2, 3.2.5, 3.2.9, 6.3, 9.5, 10.2 and 13.7, Articles 14, 15, 18 and 19 and
Section 20.3 hereof; and each Subcontract other than Subcontracts with Suppliers shall include terms that are substantially similar to those contained in Sections 2.2.6 and 2.2.7, Article 11, Sections 13.10.1.1, 21.2 (as appropriate), 21.3 and 21.4 and
Article 23 hereof. In addition, Contractor shall include in each Subcontract terms and conditions sufficient to ensure compliance by the Subcontractor with all applicable requirements of the Contract Documents. Contractor shall give assurance that, when minimum wage rates are specified, they shall apply to labor performed on all work subcontracted, assigned or otherwise disposed of in any way.

7.5  Subcontract Records

Contractor shall, each month and from time to time upon request, provide Program Manager with a list of all Subcontractors, shall allow Program Manager access to all Subcontracts and records regarding Subcontracts and shall deliver to Program Manager, within ten days after receipt of a request from Program Manager, copies of all Subcontracts as may be requested.

7.6  Payments to Subcontractors

Contractor shall comply with the provisions of N.J.S.A. 52:32-40 and 52:32-41, concerning the prompt payment of Subcontractors, which are hereby made a part of this Contract. Contractor shall pay all of its Subcontractors all invoiced amounts (less retainage) due and owing in accordance with the Subcontract, within the time allowed for payment in the Subcontract, provided and to the extent that Contractor has received payment from Developer for such Work. Each descending tier Subcontractor shall be paid all invoiced amounts (less retainage) due and owing in accordance with the Subcontract, within the time allowed for payment in the Subcontract, provided and to the extent that the above-tiered Subcontractor's invoice has been paid.

ARTICLE 8.  PERFORMANCE AND PAYMENT BONDS

Concurrently with execution of this Contract, Contractor has provided Payment and Performance Bonds, each in the amount of 100% of the Contract Price, guaranteeing due and punctual performance of all obligations of Contractor under the Contract Documents, including all of its obligations to pay Liquidated
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Damages in accordance with Article 17.  The Payment Bond shall remain in full force and effect until the later to occur of 100 days after the Final Acceptance Date or resolution of all claims filed thereunder. The Performance Bond shall remain in full force and effect until expiration of Contractor's Warranties following the Final Acceptance Date, subject to Contractor's right to provide a replacement bond as provided in Section 20.2.3.

ARTICLE 9.  INSURANCE

Contractor shall procure at its own expense insurance acceptable to Developer, State and SJTA as described herein and shall maintain such insurance in full force and effect as specified herein. All insurance is to be placed with insurers admitted as such in the State of New Jersey with an A.M. Best and Company rating level of A- or better, Class VII or better, or as otherwise approved by Developer, State and SJTA, at their sole discretion.

9.1  Liability Insurance

Contractor shall procure and maintain liability insurance as specified below, to protect Contractor, Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated, and their respective members, shareholders, directors, officers, employees and agents against claims of or relating to personal injury (including death) to persons or damage to property which may arise from or in connection with the performance of the Work (whether performed on-Site or off-Site) by Contractor, its employees, officers, agents or Subcontractors (including design professionals) or any other Person for whom Contractor may be contractually or legally responsible during the period from the date of issuance of NTP1 until the Final Acceptance Date (or other period specified below).

                (a) Workers' Compensation Insurance in statutory limits under the Workers' Compensation Law of the State of New Jersey, Employer's Liability with unlimited coverage and Maritime coverage limits of not less than $1,000,000. The Workers' Compensation insurance policy shall contain an endorsement extending the policy to cover the liability of the insureds under the U.S. Longshoremen's and Harbor Workers' Compensation Act and an Other States Coverage endorsement.

                (b) Commercial General Liability Insurance on ISO Form CG 001 10/93 or its equivalent with the following limits of liability and coverage:
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          $50,000,000   Each Occurrence

          $50,000,000   Personal and Advertising Injury

          $50,000,000   Products/Completed Operations Aggregate

          $50,000,000   General Aggregate Per Project

The insurance shall contain coverage for premises operations and contractual liability with the railroad exclusion removed and with no exclusion for explosion, collapse or underground, flood, earthquake, subsidence, landslide or any other earth movement, and for environmental liability. Products/Completed Operations coverage shall be maintained for three years after the Final Acceptance Date.

                (c)   Commercial Motorized Vehicle Liability
Insurance on ISO Form CA 0001 12/93 or its equivalent with limits of liability not less than the following:

             $25,000,000   Bodily Injury - per person

             $25,000,000   Bodily Injury - per accident

             $25,000,000   Property Damage - per accident

             $25,000,000   Combined Single Limit - per accident

                (d) Professional Liability Insurance with limits of liability not less than $15,000,000 per claim, $15,000,000 aggregate limit, protecting against any negligent act, error or omission arising out of design or engineering activities with respect to the Project that includes coverage for acts by others for whom Contractor is legally or contractually responsible. The policy shall include as insureds Contractor (in the event that any design professionals are employed directly by Contractor), all Subcontractors providing design and engineering services and Program Manager to the extent that it provides design and engineering services. A five-year extended reporting and claim assertion period will apply with respect to events which actually or allegedly occurred but were not reported (and with respect to claims predicated thereon but not actually asserted) during the term of the policy.

                (e) Railroad Protective Liability Insurance as requested by the railroad operator as a condition of the railroad's consent for entry onto railroad facilities or property in connection with the Work, in a form and at limits acceptable to the railroad operator.
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                (f)   If the Work may involve the handling,
generation, treatment, storage, transportation or disposal of Hazardous Substances, Contractor shall provide environmental impairment insurance on an "occurrence" basis, with limits of at least $10,000,000 per loss and $10,000,000 aggregate, with a deductible not to exceed $100,000, covering in substance acceptable to Developer, State and SJTA: (i) injuries to persons due to actual or alleged exposure to Hazardous Substances and
(ii) damage to soil, water, air or other property from Hazardous Substances (including any and all response and/or remediation costs).

9.2  Builder's Risk Insurance

Contractor shall provide builder's risk insurance insuring the interest of Developer, State, SJTA, Program Manager, Mirage Resorts, Incorporated, Contractor, and Subcontractors of all tiers (and their respective members, shareholders, directors, officers, employees and agents) covering all real and personal property for "all risks" of loss, including, but not limited to, coverage against fire, lightning, wind damage, hail, explosion, riot or civil commotion, aircraft and other vehicles, collapse, flood, earthquake, subsidence, landslide or any other earth movement and coverage available under the so-called Installation Floater.

Contractor shall maintain such coverage during the period starting on the date of issuance of NTP2 and ending on the Final Acceptance Date.

Coverage shall include all materials, supplies and equipment that are intended for specific installation in the Project while such materials, supplies, and equipment are located at the Site, in transit and while temporarily located away from the Site for the purpose of repair, adjustment or storage at the risk of one of the insured parties.

Coverage shall include property of others in the care, custody and control of any insured for which such insured may be liable. Coverage shall include structures, excavations and foundations, including pilings, demolition, re-excavation and debris removal and operational testing.

The coverage for transit and storage away from the Site may be subject to a sublimit approved by Developer. Contractor must report the value, time and means/location of any such transit or storage to Developer or its designee prior to transit or storage. Contractor shall be responsible for any loss that is uninsured or underinsured arising out of such failure to notify Developer or its designee.

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
The builder's risk insurance policy shall be endorsed (a) waiving the carrier's rights of recovery under subrogation against Developer, State, SJTA, Program Manager, Mirage Resorts, Incorporated, Contractor and all Subcontractors of any tier whose interest is insured under such policy, and (b) so as to provide that the insurance company will not cancel such insurance without giving 60 days' prior written notice to Developer.

Any loss insured under the builder's risk insurance is to be adjusted with Contractor and made payable to Contractor as trustee for the insureds, as their interests may appear, subject to the requirements of any applicable mortgagee clause. Contractor shall pay each affected Subcontractor a just share of any insurance moneys received by Contractor, and by appropriate agreement, written where legally required for validity, shall require each such Subcontractor to make payments to its Subcontractors in similar manner.

Deductibles or self-insured retentions with respect to the builder's risk insurance shall be no greater than $25,000 per claim for flood and earthquake, and no greater than $10,000 per claim for all other property losses. Contractor shall bear the cost of all deductibles and self-insured retentions. However, Contractor shall be entitled to reimbursement solely through a Contingency Change Order for deductibles paid, provided that no Change Order shall be issued in the event that Contractor or its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible was either a primary or a contributing cause of the loss incurred.

9.3  Endorsements and Waivers

All general and motorized vehicle liability insurance policies required to be provided by Contractor hereunder shall contain or be endorsed to contain the following provisions (a) through (f), and all Professional Liability, workers' compensation and employer's liability policies are to contain or be endorsed to contain the following provisions (e) and (f):

        (a)  Developer, State, SJTA, Program Manager and Mirage
Resorts, Incorporated (and their respective members, shareholders, directors, officers, employees and agents) shall be covered as additional insureds as respects any and all liability arising out of the Work or this Contract.

        (b) For any claims related to the Project, Contractor's insurance coverage shall be primary insurance with respect to Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated (and their respective members, shareholders, directors, officers, employees and agents), and shall specify that coverage continues notwithstanding the fact that Contractor has departed from the Site. Any insurance or self-insurance maintained by Developer, State, SJTA, Program Manager or Mirage Resorts, Incorporated (or their respective members, shareholders, directors, officers, employees and agents) shall be excess of Contractor's insurance and shall not contribute with it. Furthermore, any additional insurance which Contractor may elect to maintain shall not contribute with any coverage required to be maintained by Contractor hereunder.

        (c) Any failure on the part of Contractor to comply with reporting provisions or other conditions of the policies, any breach of warranty, any action or inaction of Contractor or others, any foreclosure relating to the Project or any change in ownership of all or any portion of the Project shall not affect coverage provided to Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated (and their respective members, shareholders, directors, officers, employees and agents).

        (d) Contractor's insurance shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer's liability.

        (e) Each policy (including the Professional Liability, workers' compensation and employer's liability policies) shall include a waiver of any right of subrogation against Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated (and their respective members, shareholders, directors, officers, employees and agents).

        (f) Each policy shall be endorsed to state that coverage shall not be suspended, voided, canceled or reduced in coverage or in limits except after 60 days prior written notice by certified mail, return receipt requested, has been given to Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated. Such endorsement shall not include any limitation of liability of the insurer for failure to provide such notice.

9.4  Coverage To Be Provided by Contractor During Warranty Period

During the period following the Final Acceptance Date and prior to expiration of Contractor's Warranty, Contractor shall maintain in full force and effect all insurance as specified in Sections 9.1. Copies of such policies shall be received and approved by Developer, State and SJTA as a condition to Final Acceptance.

9.5  Subcontractor Insurance Requirements

Each Subcontract (excluding Subcontracts with Suppliers) shall provide that the Subcontractor agrees to comply with requirements for Contractor-provided insurance on the same terms as does Contractor, provided that, following consultation with Program Manager, Contractor shall have sole responsibility for determining the limits of coverage required to be obtained by Subcontractors, which determination shall be made in accordance with reasonable and prudent business practices. Contractor shall require each Subcontractor to include Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated (and their respective shareholders directors, officers, employees and agents) as additional insureds under such Subcontractor's general liability and motorized vehicle liability insurance policies. Program Manager shall have the right to contact Subcontractors directly in order to verify the above coverages.

9.6  Disclaimer

Contractor and each Subcontractor have the responsibility to make sure that their insurance programs fit their particular needs, and it is their responsibility to arrange for and secure any insurance coverage which they deem advisable, whether or not specified herein.

9.7  Verification of Coverage

Contractor shall deposit with Program Manager, at least 30 days before the date that coverage is required to commence under the terms of the Contract Documents, binders or certificates evidencing the required coverage. Contractor agrees to deposit with Program Manager, on or before the date that coverage is required to commence under the terms of the Contract Documents, certified duplicate copies of all such policies evidencing the required coverage, provided that if such documents are not then available they shall be provided as soon as they become available.

Not less than 15 days prior to the expiration date of any policy of insurance required to be provided by Contractor, Contractor shall deliver to Program Manager a binder or certificate of insurance with respect to each renewal policy, bearing a notation evidencing payment of the premium therefor, or accompanied by other proof of payment satisfactory to Program Manager.
Certified duplicate copies of the renewal policy shall be delivered to Program Manager within 30 days of the renewal date, or as soon as reasonably possible thereafter.

9.8  Changes in Requirements

Developer may at any time notify Contractor in writing of any changes in the insurance requirements. Such action shall be deemed a Directed Change. Contractor shall provide to Developer such information or records as may be required or helpful in determining any increased cost to Contractor.
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9.9  No Recourse

There shall be no recourse against Developer, State or SJTA for payment of premiums or other amounts with respect to the insurance required to be provided by Contractor hereunder.

9.10 Right to Remedy Breach by Contractor

If Contractor fails to provide insurance as required herein, Developer or its assignees shall have the right, but not the obligation, to purchase such insurance. In such event, the Contract Price shall be reduced by the amount paid for such insurance.

9.11 Deductibles and Self-Insured Retentions

Any deductibles or self-insured retentions must be declared to and approved by Developer, State and SJTA. At the option of Developer, the insurer shall either reduce or eliminate such deductibles or self-insured retentions with respect to Developer, State, SJTA, Program Manager and Mirage Resorts, Incorporated (and their respective members, shareholders, directors, officers, employees and agents), or Contractor shall procure a bond acceptable to Developer, State and SJTA guaranteeing payment of losses and related investigations, claims administration and defense expenses.

ARTICLE 10.  RESPONSIBILITY FOR LOSS OR DAMAGE; TITLE

10.1 Loss or Damage

        10.1.1 Contractor shall maintain, rebuild, repair, restore or replace all Work (including Construction Documents, materials, equipment, supplies and maintenance equipment which are purchased for permanent installation in, or for use during construction of, the Project regardless of who has title thereto under the Contract Documents) that is injured or damaged prior to Substantial Completion, at no additional cost to Developer, State or SJTA except as expressly provided in Article 13. During the period following Substantial Completion of the Project, Contractor shall also maintain, rebuild, repair, restore or replace all elements of the Work excluded from acceptance at Substantial Completion, at no additional cost to Developer, State or SJTA except as expressly provided in Article 13. Contractor shall also have full responsibility for rebuilding, repairing and restoring all other property at the Site whether owned by Developer, Contractor, State, SJTA, Program Manager or any other Person. If insurance proceeds with respect to any loss or damage are paid to Developer, State or SJTA, then Developer shall arrange for such proceeds to be paid to Contractor to the extent of any repair or replacement work performed by Contractor if Developer has not previously paid for such repair or replacement work; provided, however, that release of such proceeds to Contractor shall not be a condition precedent to its performing such replacement or repair work.

           10.1.2 If requested by SJTA, Developer may require Contractor to continue to have responsibility for maintaining, rebuilding, repairing, restoring and replacing Work which has already been accepted by SJTA, during the period after Substantial Completion thereof until the Final Acceptance Date, and shall do so through a Directed Change.

           10.1.3 During periods that Work is suspended, Contractor shall continue to be responsible for the Work and shall prevent damage or injury to the Project, provide for drainage and shall erect necessary temporary structures, signs or other facilities required to maintain the Project. During any suspension period, during the establishment period applicable to habitat plantings (from initial planting until the later to occur of one year after the planting date or the date of Substantial Completion of the Project, subject to extension as provided in Section 11.2) and during the one-year establishment period required for all other landscaping, Contractor shall maintain in a growing condition all newly established plantings, seedings and soddings furnished under the Contract Documents and shall protect new tree growth and other vegetative growth against injury, replacing all dead plants requiring replacement during the establishment period.

10.2 Title

Contractor warrants that it owns, or will own, and has, or will have, good and marketable title to all materials, equipment, tools and supplies furnished, or to be furnished, by it and its Subcontractors that become part of the Project or are purchased for the operation, maintenance or repair thereof, free and clear of all Liens. Title to all of such materials, equipment, tools and supplies which shall have been delivered to the Site shall pass to SJTA, free and clear of all Liens, upon the sooner of
(a) incorporation into the Project, or (b) payment to Contractor of invoiced amounts pertaining thereto. Notwithstanding any such passage of title, Contractor shall retain sole care, custody and control of, and shall bear full responsibility for, such materials, equipment, tools and supplies and shall exercise due care with respect thereto until the Final Acceptance Date or until Contractor is removed from the Project.

10.3 Transfer of Control to SJTA

Notwithstanding the foregoing, upon acceptance of control of any portion of the Project by SJTA following Substantial Completion
                                44
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thereof, SJTA and not Contractor shall have responsibility for any subsequent loss or damage to all completed Work and property located on such portion of the Project except for property owned, leased or used by Contractor or any Subcontractor.

ARTICLE 11.  WARRANTIES

11.1 Warranties

        11.1.1 Contractor warrants to Developer, State and SJTA that (a) all design Work performed pursuant to the Contract Documents shall conform to all professional engineering principles generally accepted as standards of the industry in the State of New Jersey, (b) the Project shall be free of defects, including design defects, errors and omissions, (c) the Project shall be fit for use for the intended function, (d) materials and equipment furnished under the Contract Documents shall be of good quality and new, and (e) the Work shall meet all of the requirements of the Contract Documents.

        11.1.2 Warranties shall commence on the Final Acceptance Date. Subject to Section 11.2, the Warranties for the tunnel structure, the tunnel approach structure and all systems, equipment, fixtures and other appurtenances of the tunnel structure and tunnel approach structure shall remain in effect for a five-year period. Subject to Section 11.2, the Warranties for all other Work shall remain in effect for a one-year period.
If any of the Work fails to meet the standards set forth in
Section 11.1 at any time within the applicable warranty period, then Contractor shall correct such Work to meet the standards of
Section 11.1.1, even if the performance of such corrective work extends beyond the stated warranty period.

        11.1.3 SJTA, as the owner of the Project, shall have full authority to undertake enforcement of the Warranties. SJTA may delegate certain responsibilities in connection therewith to Program Manager, in which event Program Manager shall have authority to require corrective action. Within seven days of receipt by Contractor of notice specifying a failure of any of the Work to satisfy Contractor's Warranties, the Person which provided the notice will consult with Contractor and SJTA to determine and provide direction as to when and how Contractor shall remedy such violation; provided, however, that in case of an emergency requiring immediate curative action, Contractor shall implement such action as it deems necessary and shall notify SJTA and the Person which provided the notice of the urgency of an expedited decision. Contractor, SJTA and the
                              45
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Person which provided the notice shall agree on such remedy as soon as reasonably practicable. If Contractor does not use its best efforts to proceed promptly to effectuate such remedy within the directed time, or should no such agreement be reached within such seven-day period (or immediately, in the case of emergency conditions), Developer, State and/or SJTA, after notice to Contractor, shall have the right to perform or have performed by third parties the necessary remedy, and the costs thereof shall be borne by Contractor.

        11.1.4 Contractor shall be responsible for obtaining any required encroachment permit from SJTA and for payment of all tolls in connection with any such corrective Work. Contractor shall bear all costs of correcting any rejected Work, including additional testing and inspections, and shall reimburse Program Manager, Developer, State and SJTA or pay Program Manager's, Developer's, State's and SJTA's expenses made necessary thereby within 10 days after Contractor's receipt of invoices therefor. If State and SJTA agree to accept any nonconforming Work without requiring it to be fully corrected, Developer (on behalf of itself, State and SJTA) shall be entitled to reimbursement of a portion of the Contract Price in an amount equal to the greater of the diminution in the value of the Project caused by such nonconforming Work or Contractor's cost savings in failing to perform the Work in accordance with the requirements of the Contract Documents. Such reimbursement shall be payable to Developer within 10 days after Contractor's receipt of an invoice therefor. Any disagreement relating to this Section 11.1.4 shall be subject to the dispute resolution provisions contained in
Article 19, provided that Contractor shall proceed as directed by Program Manager or SJTA pending resolution of the dispute.

11.2 Extension of Warranties

Contractor's Warranties shall apply to all Work re-done pursuant to the terms of this Contract. Contractor's Warranty for re-done elements of the Work shall extend beyond the original warranty period if necessary to provide at least a two-year warranty period following acceptance of re-done Work which otherwise would fall into the five-year warranty category and to provide at least a one-year warranty period for any other re-done Work.
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11.3 Subcontractor Warranties

     11.3.1 Without in any way derogating from Contractor's own representations and warranties (including the Warranties) and other obligations with respect to all of the Work, Contractor shall obtain from all Subcontractors and cause to be extended to Developer, State and SJTA appropriate representations, warranties (for periods at least co-extensive in duration with Contractor's Warranties for such Work), guarantees and obligations with respect to design, materials, workmanship, equipment, tools and supplies furnished by such Subcontractors. All representations, warranties, guarantees and obligations of Subcontractors (a) shall be written so as to survive all inspections, tests and approvals hereunder, and (b) shall run directly to and be jointly and severally enforceable by Contractor, Developer, State and/or SJTA and their respective successors and assigns. Contractor hereby assigns to Developer, State and SJTA all of Contractor's rights and interest in all extended warranties for periods exceeding the applicable Warranty period which are received by Contractor from any of its Subcontractors.

     11.3.2 Upon receipt from Developer, State or SJTA of notice of a failure of any of the Work to satisfy any Subcontractor warranty, representation, covenant, guarantee or obligation, Contractor shall be responsible for enforcing in the name of and on behalf of Developer, State and SJTA, if so directed, or performing any such representation, warranty, covenant, guarantee or obligation, in addition to Contractor's other obligations hereunder. Developer's, State's and SJTA's rights under this Section 11.3.2 shall commence at the time such representation, warranty, guarantee or obligation is furnished and shall continue until the expiration of Contractor's relevant Warranty (including extensions for redone Work). Until such expiration, the cost of any equipment, material, labor (including re-engineering) or shipping shall be for the account of Contractor if such cost is covered by such a Warranty and Contractor shall be required to replace or repair defective equipment, material or workmanship furnished by Subcontractors.

11.4 No Limitation of Liability

The foregoing warranties are in addition to all rights and remedies available under the Contract Documents or applicable law, and shall not limit Contractor's liability or responsibility imposed by the Contract Documents or applicable law with respect to the Work, including liability for design defects, latent construction defects, strict liability, negligence or fraud.
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11.5 Assignment of Warranties

Contractor's Warranties (including warranties for re-done Work) and all Subcontractor warranties shall be assignable by Developer, State or SJTA without approval by Contractor or any Subcontractor, which assignment shall be effective upon delivery of notice to Contractor of the assignment.

11.6 Damages for Breach of Warranty

Subject to Section 17.4, Contractor shall be liable for actual damages resulting from any breach of an express or implied warranty (including warranties made by Subcontractors) or any defect in the Work.

ARTICLE 12.  PAYMENT FOR SERVICES

12.1 Contract Price

     12.1.1    Contract Amount

     As full compensation for the Work and all other obligations to be performed by Contractor under this Contract, and subject to the limitations contained herein, Developer shall pay to Contractor the sum of $190,595,000 (such amount, as it may be adjusted from time to time to account for Change Orders, is referred to herein as the "Contract Price"). The Contract Price shall be paid in accordance with Section 12.2. The Contract Price shall be increased or decreased only in accordance with
Article 13. Contractor assumes each and every risk of cost overruns, both direct and indirect, and of every nature whatsoever, except for cost overruns directly attributable to Directed Changes and cost overruns which are eligible for a Contingency Change Order (to the extent the Contingency has not been exhausted), and has fully reflected the assumption of all such risks in the Bid Price. To the fullest extent permitted by law, but not otherwise, Contractor irrevocably waives and renounces any right or rights it might otherwise have to any compensation whatsoever in excess of Contract Price.

     12.1.2    Contingency

          12.1.2.1 If upon achievement of Final Acceptance and resolution of all Claims of Contractor and all claims, Liens and stop notices of Subcontractors and laborers, funds remain available in the Contingency, the Contract Price shall be increased by an amount equal to 85% of such remaining Contingency amount, and the Contingency shall thereupon be reduced to zero; provided, however, that if Contractor fails to achieve
Substantial Completion on or before the Guaranteed Completion
Date, Contractor's share of such remaining Contingency amount shall be reduced as follows: if Substantial Completion is late by one week or less, Contractor's share shall be reduced by 5% to
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equal 80%, and for each week (or portion of a week) of delay thereafter, Contractor's share shall be reduced by an additional 5%.

           12.1.2.2 Following Final Acceptance, Contractor shall notify Program Manager when all Claims of Contractor and all claims, Liens and stop notices of Subcontractors and laborers have been resolved, and shall provide such written evidence as Program Manager may require regarding resolution of all such matters. Within ten days after receipt of such notice and evidence, Program Manager shall notify Contractor of the total remaining amount of the Contingency (if any) and of Contractor's share. If Contractor does not agree with the amount stated in the Program Manager's notice, it shall so notify Program Manager and shall work with Program Manager to reach agreement as to the amount, if any, to be paid. Within 30 days after Program Manager and Contractor have reached agreement as to the amount owing, subject to Section 12.2.7, Developer shall pay Contractor any amount owing.

     12.1.3    Delay in Issuance of NTP2

          12.1.3.1 The parties anticipate that NTP2 will be issued by October 1, 1998. If NTP2 is issued after October 1, 1998 and on or before December 31, 1998, then as of the date of issuance of NTP2 the Contract Price will be increased by an amount equal to 2% per annum times the portion of the Contract Price allocated to construction Work (Form N-B, Line 38), prorated based on the number of days from October 1, 1998 to the actual date of issuance of NTP2.

          12.1.3.2 If NTP2 is not issued by December 31, 1998, Contractor shall have the option to terminate this Contract at any time prior to issuance of NTP2, by delivery of notice to such effect to Developer, State, SJTA and Program Manager. If no such termination has occurred prior to issuance of NTP2, then as of the date of issuance of NTP2 the Contract Price shall be increased by an amount equal to 2% per annum times the portion of the Contract Price allocated to construction Work, prorated based on the number of days from October 1, 1998 to the actual date of issuance of NTP2.

          12.1.3.3 Any price increase under this Section 12.1.3 shall be paid solely through a Contingency Change Order, shall be amortized proportionally over all Work then remaining to be performed hereunder, and shall be evidenced by a Change Order accompanied by a revised Project Schedule.

     12.1.4    Items Included in Contract Price

     Contractor acknowledges and agrees that, subject only to Contractor's rights under Article 13, the Contract Price includes
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(a) all designs, equipment, materials, labor, insurance and bond premiums, home office, jobsite and all other overhead, profit and services relating to Contractor's performance of its obligations under the Contract Documents (including all Work, equipment, materials, labor and services provided by Subcontractors and all intellectual property rights necessary to perform the Work);
(b) performance of each and every portion of the Work; (c) the cost of obtaining all Governmental Approvals other than the Major Permits; and (d) payment of any duties, permit and other fees and/or royalties imposed with respect to the Work and any equipment, materials, labor or services included therein.

12.2 Payments

No payment will be processed or owing to Contractor for Work at any time that Contractor has failed to provide a Project Schedule acceptable to Program Manager or at any time that an Event of Default has been declared or as otherwise stated herein. Payment to Contractor of the Contract Price shall be made as follows:

     12.2.1    Draft Invoice and Progress Meeting

     Contractor shall deliver a draft invoice to Program Manager on or about the first business day of each month for all Work performed for which Contractor believes it is entitled to payment. At each Progress Meeting, Contractor, Program Manager, State and SJTA will ascertain the progress of the Work and review the draft invoice and certificate reflecting the value in accordance with the Project Schedule of all invoiced Work completed as of the date of the meeting. Contractor and Program Manager shall mark changes on and sign the draft invoice, indicating that, subject to the changes so marked, it has been approved and setting forth the proposed total payment amount, which shall be the value of the invoiced Work then completed, calculated in accordance with the Project Schedule, less Retainage and progress payments previously made. The amounts set forth in the draft invoice shall be used by Contractor in preparation of its monthly payment request described in
Section 12.2.2.

     12.2.2    Delivery of Invoice

     Within seven days after each Progress Meeting, Contractor shall submit to Program Manager five copies of an invoice in the form attached hereto as Appendix 3 consistent with the approved draft invoice. No invoice shall be considered complete unless it
(a) describes the status of completion as it relates to the Project Schedule, (b) sets forth the related payments which are then due in accordance with the Project Schedule, as of the date of the most recent Progress Meeting, (c) includes all information
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
required for the M/FBE program, (d) includes the documents and diskettes described in Section 4.4.2 and (e) satisfies the requirements set forth in Section 12.2.3. Contractor acknowledges that funding for portions of the Work may be obtained from multiple sources, and shall segregate billings for separately funded items in a format reasonably requested by Developer and with detail and information as reasonably requested by Program Manager. Within seven business days after Program Manager's receipt of the invoice, Program Manager will review the invoice and all attachments thereto for consistency with the draft invoice prepared at the most recent Progress Meeting and conformity with all requirements of the Contract Documents, and shall notify Contractor of the amount approved for payment and the reason for disapproval of any remaining invoiced amounts. Contractor may include such disapproved amounts in the next month's invoice after correction of the deficiencies noted by Program Manager (all such disapproved amounts shall be deemed in dispute unless otherwise agreed).

     12.2.3    Form of Invoice

     Each invoice submitted by Contractor shall include the construction certificate in the form included in Appendix 3 hereto, with no additions or deletions other than those approved by Program Manager. Each invoice and construction certificate shall be executed by a designated representative of Contractor appointed by Contractor to have such authority in accordance with
Section 24.5.1.

      12.2.4    Payment by Developer

      Within 25 days after receipt by Program Manager of each invoice and the related construction certificate, Developer shall, subject to the limitations specified in Sections 3.1.2.1 and 12.2.7, pay Contractor the amount of the invoice approved for payment less any applicable Retainage and less any amounts which Developer is otherwise entitled to withhold. In no event shall Developer have any obligation to pay Contractor any amount
(a) which would result in payment for any activity in excess of the product of the value of the activity and the percentage of completion of such activity, or (b) which would result in aggregate payments hereunder in excess of the overall percentage of completion for the Project multiplied by the Contract Price.

      12.2.5    Continued Performance During Disputes

      Failure by Developer to pay any amount in dispute shall not postpone, alleviate, diminish or modify in any respect Contractor's obligation to perform under the Contract Documents, including Contractor's obligation to achieve Final Acceptance of the Project and all Work in accordance with the Contract Documents, and Contractor shall not cease or slow down its performance under the Contract Documents on account of any such
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
amount. Any dispute regarding such payment shall be resolved pursuant to Article 19. Upon resolution of any such dispute, subject to the limitations specified in Sections 3.1.2.1 and 12.2.7, Developer shall promptly pay to Contractor any amount owing. If payment is made after the 60th day following the proper submission of the invoice, then the payment shall, subject to the limitations specified in Sections 3.1.2.1 and 12.2.7, include interest on the amount owing, from the date that the payment was due (based on the agreement of the parties or the decision of the judge) until the date of payment, which shall accrue at the rate specified in N.J.S.A. 52:32-35.

     12.2.6    Retainage

          12.2.6.1 Except as provided below, Developer shall withhold funds (the "Retainage") from each payment to be made to Contractor as described in Sections 12.2.4. The Retainage shall initially be an amount equal to 10% of the invoiced amount. Except as otherwise provided herein, provided that Developer, State and SJTA determine in their sole discretion that satisfactory progress is being made, once Developer holds Retainage equal to 5% of the Contract Price, Developer shall cease withholding Retainage from future payments owing to Contractor hereunder. Notwithstanding any such determination, if, in Developer's, State's or SJTA's sole discretion, the manner of the completion of the Work does not remain satisfactory, or if the Surety withholds consent to the Retainage reduction, or for other good and sufficient reason, Developer may elect at any time to withhold additional funds from payments to Contractor so as to increase the total Retainage withheld to an amount equal to 10% of all invoiced amounts, and thereafter to withhold the full 10% of each invoiced amount.

          12.2.6.2 The Retainage shall be held in the Road Account until all events described in Section 12.2.6.3 have occurred, but at least until 30 days after the Final Acceptance Date. At such time Developer shall release to Contractor all Retainage other than amounts applied to the payment of Liquidated Damages or which Developer deems advisable, in its sole discretion, to retain to cover any existing or threatened claims, Liens and stop notices relating to the Project, or any amounts due Developer under
Section 11.1.4, or the cost of any Punch List items or other uncompleted Work. Final payment of such Retainage not applied to Liquidated Damages, or to any amounts due Developer under Section
11.1.4 shall be made upon Contractor's showing, to Developer's, State's and SJTA's reasonable satisfaction, that all such matters have been resolved, including delivery to Developer of a certification that there are no outstanding existing or threatened claims of Contractor or any claims, Liens or stop notices of any Subcontractor, Supplier or laborer with respect to the Work.
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
           12.2.6.3 No portion of the Retainage shall be released unless and until all of the following conditions have been met:
(a) Liquidated Damages shall not then be payable to Developer;
(b) Contractor shall have established to Developer's reasonable satisfaction that Liquidated Damages are not anticipated to be payable to Developer; (c) Contractor shall have applied in writing for such release; and (d) such release shall have been approved in writing by the Surety, State and SJTA.

           12.2.6.4 Contractor shall have the right to substitute marketable securities for all or any portion of the Retainage, provided that no such substitution shall be accepted until
(a) such securities have been approved in writing by Developer,
(b) the value of such securities has been established to Developer's, reasonable satisfaction, to be at least 125% of the required Retainage amount, (c) the parties have entered into an escrow agreement (if the securities are to be held in escrow) in mutually agreeable form, and (d) all documentation necessary for assignment of the securities to Developer or to the escrow agent, as appropriate, has been delivered in form reasonably satisfactory to Developer, State and SJTA and if applicable, to the escrow agent.

            12.2.6.5 If Contractor has substituted marketable securities for any of the Retainage, then Developer may request that such securities be revalued from time to time, but not more often than monthly. Such revaluation shall be established to Developer's reasonable satisfaction to be at least 125% of the required Retainage amount. If such revaluation results in a determination that such securities have a market value which is less than 125% of the amount of Retainage for which they are a substitute, then notwithstanding anything to the contrary contained herein, the amount of the Retainage required under this Contract shall be increased by such difference in market value. Such increased Retainage shall be withheld from the next progress payment due Contractor hereunder.

     12.2.7    Deductions

     In addition to the deductions provided for under Sections
12.2.6 and 12.2.8.3, Developer may deduct from each progress payment the following:

                (a) Any Liquidated Damages which have accrued as of the date of the application for payment,

                (b) Any sums expended by Developer, State or SJTA in performing any of Contractor's obligations under this Contract which Contractor has failed to perform, and

                (c) Any other sums which Developer, State or SJTA is entitled to recover from Contractor under the terms of the Contract Documents.
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The failure by Developer to deduct any of these sums from a progress payment shall not constitute a waiver of Developer's right to recover such sums or to deduct such funds from future progress payments.

     12.2.8    Unincorporated Materials

     Developer will pay for material not yet incorporated in the Work only under the following circumstances:

                12.2.8.1  Developer will give consideration to
requests for payment for materials and equipment stored off-Site on a case-by-case basis, subject to the following conditions precedent:

                (a) Contractor shall provide Program Manager with at least 40 days' prior notice of Contractor's plan to request payment for off-Site stored materials and equipment. Such request shall include a description of the off-Site location, a listing of all materials and equipment covered by the request, the individual value of the materials and equipment, the status of the fabrications of the material and/or equipment and the required dates of delivery at the Site.

                (b) Evidence of insurance coverage of the stored material and equipment and related transit, including a loss-payable clause endorsement to Contractor's insurance policy providing payment to Developer in the event of loss of the specified stored materials and equipment.

                (c) A written statement from the Surety consenting to payment for materials and equipment stored off-Site.

                (d) Such other documentation satisfactory to Program Manager to establish SJTA's title to such material and equipment or otherwise protect Developer's, State's and SJTA's interest.

                (e) Program Manager will review the documentation for completeness and accuracy. If the documentation presented does not satisfy the aforementioned conditions precedent, or if for any other reason Program Manager is not satisfied, in its sole discretion, that Developer's, State's and SJTA's interest is fully protected, the request for payment for stored materials shall be denied.

                (f) Developer specifically reserves the right to discontinue payment for material or equipment stored off-Site at any time for any reason during the course of the Work.
                                  54
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                (g)  Contractor shall bear all costs of Program
Manager associated with inspection of off-Site materials stored outside of the County.

        12.2.8.2  Following payment therefor, all such
materials so accepted shall become the property of SJTA. Contractor at its own expense shall promptly execute, acknowledge and deliver to Program Manager proper bills of sale or other instruments in writing in a form acceptable to SJTA conveying and assuring to SJTA title to such material included in any invoice, free and clear of all Liens. Contractor at its own expense shall conspicuously mark or paint such material as the property of SJTA, shall not permit such materials to become commingled with non-SJTA-owned property and shall take such other steps, if any, as Program Manager or SJTA may require or regard as necessary to vest title to such material in SJTA free and clear of Liens.

         12.2.8.3 Material included in an invoice but which is subsequently lost, as determined by Contractor, or which is damaged or unsatisfactory, as determined by Program Manager, shall be deducted from succeeding invoices.

         12.2.8.4 Payment for material furnished and delivered as indicated in this Section 12.2.8 will not exceed the amount paid by Contractor as evidenced by a bill of sale supported by paid invoice. Developer shall withhold Retainage from such payment as specified in Section 12.2.6.

         12.2.9    Mobilization

         Payment for the cost of mobilizing following issuance of NTP1 shall not exceed $500,000. Payment for the cost of mobilizing for the start of construction following issuance of NTP2 shall not exceed the amount set forth for the mobilization line item on Bid Price Form N-B less the amount previously paid.

         12.2.10   Equipment

         Developer shall not pay for direct costs of equipment used in constructing the Project. Payment for such equipment, whether new, used or rented, shall be allocated to and paid for as part of the activities with which the equipment is associated, in a manner which is consistent with the requirement of Section 13.7.3.

         12.2.11   Bond and Insurance Premiums

         The amount payable for bond and insurance premiums shall be a dollar-for-dollar passthrough of Contractor's costs (not to exceed the line item for such premiums set forth on Bid Price
Form N-B), with any excess portion of the line item for such premiums to be paid upon achievement of Substantial Completion.

The foregoing limitation shall not apply to any insurance premiums required by Section 2.3.9 of the Instructions to Bidders to be included in other line items.

ARTICLE 13.  CHANGES IN THE WORK

This Article 13 sets forth the requirements for obtaining all Change Orders under this Contract. Contractor hereby acknowledges and agrees that the Contract Price constitutes full compensation for performance of all of the Work, subject only to those exceptions specified in this Article 13, and that Developer is subject to financing constraints which have resulted in strict limitations on its ability to increase the Contract Price or extend the Guaranteed Completion Date. CONTRACTOR HEREBY WAIVES THE RIGHT TO MAKE ANY CLAIM FOR A TIME EXTENSION OR FOR ANY MONETARY COMPENSATION IN ADDITION TO THE CONTRACT PRICE AND OTHER COMPENSATION SPECIFIED IN THIS CONTRACT FOR ANY REASON WHATEVER, EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 13. CONTRACTOR IS ADVISED THAT STATE'S AND SJTA's APPROVAL IS REQUIRED FOR EACH CHANGE ORDER, AND THAT CONTRACTOR MAY AND SHALL RELY ON EXECUTION OF THE CHANGE ORDER BY PROGRAM MANAGER OR DEVELOPER (AS PROVIDED HEREIN) AS EVIDENCE THAT SUCH APPROVAL HAS BEEN OBTAINED.

13.1 Circumstances Under Which Change Orders May Be Issued

        13.1.1    Definition of and Requirements Relating to Change
                  Orders

             13.1.1.1 The term "Change Order" shall mean a written amendment to the terms and conditions of the Contract Documents issued in accordance with this Article 13. Program Manager has limited authority to issue certain types of Change Orders, and Developer and Program Manager may each issue unilateral Change Orders as specified below. Change Orders may be requested by Contractor only pursuant to Section 13.3. A Change Order shall not be effective for any purpose unless executed either by Developer or Program Manager, as specified herein. Change Orders may be issued for the following purposes (or combination thereof):

                (a)  to modify the scope of the Work;

                (b)  to revise the Guaranteed Completion Date;

                (c)  to revise the Contract Price;

                (d)  to approve a material change in Basic
Configuration; and

                (e) to revise other terms and conditions of the Contract Documents.

        Upon Developer's or Program Manager's approval of the matters set forth in the Change Order form (whether it is initiated by Developer, Program Manager or Contractor), Developer or Program Manager shall sign such Change Order form indicating approval thereof. A Change Order may, at the sole discretion of Developer or Program Manager, (as appropriate) direct Contractor to proceed with the Work with the amount of any such adjustment to be determined in the future.

        13.1.1.2 Program Manager may at any time issue a Directive Letter to Contractor in the event of any desired change in the Work or in the event of any dispute regarding the scope of Contractor's Work. However, Program Manager's authority to issue Directive Letters is limited to situations which (a) do not require an extension of the Guaranteed Completion Date, (b) do not involve a material change in Basic Configuration, and
(c) either will not result in an increase in the Contract Price or will be payable solely from the Contingency. The Directive Letter will describe the work in question and will state the
basis  for  determining  compensation,  if  any.   If Contractor
believes that the Work described in the Directive Letter should be considered a Directed Change, Contractor shall respond within two business days with notice to that effect, and in such event Contractor shall have no obligation to proceed with such Work unless and until it has received a Directive Letter signed by
Developer.   Otherwise Contractor shall be deemed to have agreed
that the Work should not be considered a Directed Change, and Contractor shall proceed immediately with the Work as directed, pending the execution of a formal Change Order (or, if the letter states that the Work is within Contractor's original scope of Work, Contractor will proceed with the Work as directed but shall have the right to submit the question of entitlement to a Change Order and the amount of allowable compensation and time to dispute resolution in accordance with Article 19).

          13.1.1.3 Developer may at any time issue a Directive Letter to Contractor in the event of any desired change in the Work or in the event of any dispute regarding the scope of Contractor's Work. The Directive Letter will describe the Work
in   question   and   will  state  the  basis   for determining
compensation, if any. Contractor will proceed immediately with the Work as directed, pending the execution of a formal Change Order (or, if the letter states that the Work is within Contractor's original scope of Work, Contractor will proceed with the Work as directed but shall have the right to submit the question of entitlement to a Change Order and the amount of
allowable   compensation  and  time  to  dispute  resolution in
accordance with Article 19).

        13.1.1.4 Before starting to work on any item which Contractor considers to be outside of its original scope of Work, as a condition precedent to its right to receive additional
                               57
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payment  therefor  or  an extension of the Guaranteed Completion
Date in connection with such Work, Contractor shall have received one of the following:

                (a)  a Directive Letter from Program Manager
stating that it is issued pursuant to Section 13.1.1.2;

                (b) a Contingency Change Order for such Work signed by Program Manager;

                (c) a Directive Letter from Developer stating that it is issued pursuant to Section 13.1.1.3; or

                (d)  a Change Order for such Work signed by
Developer.

                In addition to provision of a PCO Notice and
subsequent Change Order request pursuant to Section 13.3.2, receipt of a Directive Letter from Developer shall be a condition precedent to Contractor's right to make a Claim that a Directed Change has occurred, provided that no Directive Letter shall be required for alleged Directed Changes directly attributable to delays caused by bad faith actions, active interference, gross negligence or comparable tortious conduct by Developer, State, SJTA or Program
Manager.   The  fact  that  a  Directive  Letter  was issued  by
Developer shall not be considered evidence that in fact a Directed Change occurred. The determination whether a Directed Change in fact occurred shall be based on an analysis of the original Contract requirements and a determination whether the
Directive   Letter  in  fact  constituted  a  change   in those
requirements.

          13.1.1.5 Clarifications of Contract Documents shall be handled as set forth in Section 105.02 of the General Provisions.

        13.1.2    Right of Developer and Program Manager to Issue
                  Change Orders

        In accordance with the procedures set forth in this
Article 13:

                (a) Developer may, at any time and from time to time, without notice to any Surety, authorize and/or require changes in the Work within the general scope of the Contract pursuant to a Change Order, and

                (b)   Program Manager may, at any time and from
time to time, without notice to any Surety, authorize and/or require changes in the Work within the general scope of the Contract pursuant to a Contingency Change Order.
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        All additions, deductions or changes to the Work as directed by Change Orders shall be executed under the conditions of the original Contract Documents. Contractor shall obtain the prior written approval of Program Manager for any changes in the Project design.

13.2 Procedure for Issuance of Change Orders Issued by Developer or Program Manager

This Section 13.2 concerns Change Orders issued by Developer or Program Manager following a Notice of Proposed Change and Change Orders unilaterally issued by Developer or Program Manager. Program Manager shall have no right to issue any Change Orders under Section 13.2.1 or 13.2.2.

        13.2.1    Notice of Proposed Directed Change

                13.2.1.1 If Developer desires to issue a Directed Change or to evaluate whether to initiate such a change, then Developer may, at its discretion, issue a Notice of Proposed Directed Change. Program Manager may at any time ask Contractor to provide two alternative Change Order forms in accordance with
Section 13.3.1. Directed Changes will be identified as having been requested by State, SJTA and/or Developer, in order to establish the respective liabilities of State, SJTA and Developer for the costs of such change in accordance with Section 4.9 of the Road Development Agreement.

                13.2.1.2 Within five business days after Contractor's receipt of a Notice of Proposed Directed Change, Program Manager and Contractor shall arrange an initial consultation (at no charge to Developer, State or SJTA) to define the proposed scope of work. Within five days after completion of the initial consultation, Program Manager and Contractor shall consult concerning the estimated cost and time impacts. Contractor shall provide data regarding such matters as requested by Program Manager.

                13.2.1.3 After the initial consultation and provision of data as described in Section 13.2.1.2, Developer shall notify Contractor whether Developer (a) wishes to issue a Change Order,
(b) wishes to request Contractor to prepare a Change Order form as discussed at the meeting, (c) wishes to request Contractor to modify the work plan and prepare a Change Order form based on the modified plan, or (d) no longer wishes to issue a Change Order.

                13.2.1.4 If so requested, Contractor shall, within ten business days after receipt of the notification described in
Section 13.2.1.3, prepare and submit to Developer for review and approval by Developer a Change Order form for the requested change, complying with all applicable requirements of
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Section 13.6.1, incorporating and fully reflecting all requests made by Developer. If Contractor determines that it cannot meet the time allowed, Contractor shall notify Developer in writing of Contractor's proposed deadline for providing the Change Order form, which deadline shall be subject to approval by Developer. The cost of developing the Change Order form, including any modifications thereto requested by Developer, shall be made at Contractor's cost and expense, except that costs of design and engineering work required for preparation of plans or exhibits necessary to the Change Order form shall be included in the Change Order as reimbursable items.

           13.2.1.5 In the event that the parties agree that a change in the requirements relating to the Work has occurred but disagree as to whether the change justifies additional compensation or time or disagree as to the amount of any increase to be made to the Contract Price or extension of the Guaranteed Completion Date to be made, Developer may, in its sole discretion, order Contractor to proceed with the performance of the Work in question notwithstanding such disagreement. Such order may, at Developer's option, be in the form of: (a) a Time and Materials Change Order as provided in
Section 13.7 or (b) a Directive Letter under Section 13.1.1.3. Any such Change Order or Directive Letter as referred to in this Section
13.2.1.5 shall state whether State, SJTA, and/or Developer will bear responsibility for Contractor's allowable costs in the event that it is ultimately determined that Contractor is entitled to additional compensation for the Work in question

     13.2.2    Unilateral Change Orders for Directed Changes

     Developer may issue a Change Order for a Directed Change at any time, regardless of whether it has issued a Notice of Proposed Directed Change. Contractor shall be entitled to compensation in accordance with Section 13.7 for additional Work which is required to be performed as the result of any unilateral Change Order, and shall have the right to submit the issue of entitlement to an extension of a Guaranteed Completion Date (or Float) to dispute resolution in accordance with Article 19.

     13.2.3    Notice of Proposed Contingency Change

        13.2.3.1 If Program Manager desires to issue a Contingency Change Order or to evaluate whether to initiate a change in the Work which will be payable solely from the Contingency, then Program Manager may at its discretion issue a Notice of Proposed Contingency Change.

        13.2.3.2 Within five business days after Contractor's receipt of a Notice of Proposed Contingency Change, Program Manager and Contractor shall arrange an initial consultation (at no charge to Developer, State or SJTA) to define the proposed change in the Work. Within five days after completion of the
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initial consultation, Program Manager and Contractor shall
consult concerning the estimated cost and time impacts. Contractor shall provide data regarding such matters as requested by Program Manager.

        13.2.3.3 After the initial consultation and provision of data as described in Section 13.2.3.2, Program Manager shall notify Contractor whether Program Manager (a) wishes to issue a Contingency Change Order, (b) wishes to request Contractor to prepare a Contingency Change Order form as discussed at the meeting, (c) wishes to request Contractor to modify the proposed work plan and prepare a Contingency Change Order form based on the modified plan, or (d) no longer wishes to issue a Change Order.

        13.2.3.4 If so requested, Contractor shall, within ten business days after receipt of the notification described in
Section 13.2.3.3, prepare and submit to Program Manager for review and approval by Program Manager a Change Order form for the requested change, incorporating and fully reflecting all requests made by Program Manager. If Contractor determines that it cannot meet the time allowed, Contractor shall notify Program Manager in writing of Contractor's proposed deadline for providing the Change Order form, which deadline shall be subject to approval by Program Manager. The cost of developing the Change Order form, including any modifications thereto requested by Program Manager, shall be made at Contractor's cost and expense, except that costs of design and engineering work required for preparation of plans or exhibits necessary to the Change Order form shall be included in the Change Order as reimbursable solely from the Contingency.

        13.2.3.5 In the event that Contractor and Program Manager agree that a change in the requirements relating to the Work has occurred which is appropriate for a Contingency Change Order but disagree as to the amount of Contingency to be allocated to the change, Program Manager may, in its sole discretion, order Contractor to proceed with the performance of the Work in question notwithstanding such disagreement. Such order may, at Program Manager's option, be in the form of: (a) a Contingency Change Order based on time and materials as provided in Section 13.7, or (b) a Directive Letter under Section 13.1.1.2 pending further discussions regarding issuance of a Contingency Change Order.

        13.2.3.6  Program Manager has no authority to extend
the Guaranteed Completion Date. Notwithstanding anything to the contrary contained herein, in the event that the subject matter of a Contingency Change Order necessitates an extension of the Guaranteed Completion Date, Developer's signature shall be required on such Change Order as a condition to its effectiveness.
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     13.2.4    Unilateral Contingency Change Orders

     Program Manager may issue a Contingency Change Order at any time, regardless of whether it has issued a Notice of Proposed Contingency Change. Contractor shall be entitled to compensation in accordance with Section 13.7, solely from the Contingency, for additional Work which is required to be performed as the result of any unilateral Contingency Change Order. In the event that Contractor contends that the subject matter of any unilateral Contingency Change Order constitutes a Directed Change or that the change justifies an extension of the Guaranteed Completion Date, Contractor shall immediately notify Program Manager of such fact, and shall thereupon have no obligation to perform the work described in the unilateral Contingency Change Order unless and until Developer signs the Change Order form or issues a Directive Letter with respect to such work.

13.3 Contractor-Initiated Change Orders

    13.3.1    Eligible Changes

        13.3.1.1 Contractor may request a Change Order to extend the Guaranteed Completion Date only for the following excusable delays changing the duration of a Critical Path so as to delay Substantial Completion of the Project beyond the Guaranteed Completion Date:

                (a)  Eligible Delays,

                (b) delays which are directly attributable to Force Majeure events or Differing Site Conditions, and

                (c)  certain delays relating to Utility
Relocations, as described in Section 6.6.4, to the extent provided therein.

In the event that Contractor requests a time extension, Program Manager may require Contractor to provide two alternative Change Order requests, one of which shall provide for a time extension and any additional costs permitted hereunder, and the other of which shall show all Acceleration Costs associated with meeting the original completion deadline, as well as any additional costs permitted hereunder.

          13.3.1.2 Contractor may request a Change Order to increase the Contract Price, subject to strict compliance with the requirements of this Section 13.3, only for increased costs in Contractor's Work as follows:

                (a)  in response to a Notice of Proposed Change;
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                (b)  for additional costs directly attributable to
additional Work resulting from Directed Changes for which Developer has not submitted a Change Order or a Notice of Proposed Change; or

                (c) subject to availability of the Contingency, and solely from the Contingency, for additional costs as specified in Section 13.9.1.

     13.3.2    Conditions Precedent

     The following requirements constitute conditions precedent to Contractor's entitlement to request a Change Order in all circumstances except those involving a Notice of Proposed Change or involving a price increase under Section 12.1.3. Contractor agrees that the filing of PCO Notices and subsequent filing of requests for Change Orders with the Program Manager pursuant to this Section 13.3.2 are necessary in order to begin the administrative process for the resolution of Contract disputes. In addition, filing of PCO Notices and requests for Change Order shall constitute the only means of complying with applicable notice requirements in the New Jersey Contractual Liability Act, NJSA 59:13-5, and Contractor shall not claim that any other documents sent or delivered to the Program Manager, Developer, State or SJTA, or any of its officers or employees satisfy such notice requirement. Contractor understands that it shall be forever barred from recovering against Developer, State and SJTA if it fails to give notice of any act, or failure to act, by the Program Manager, Developer, State or SJTA or the happening of any event, thing or occurrence pursuant to a proper PCO Notice, and thereafter complies with the remaining requirements of this
Section 13.3.2.

          13.3.2.1  PCO Notice

          Contractor shall deliver to Program Manager written notice (a "PCO Notice") stating that an event or situation has occurred within the scope of Section 13.3.1.1 or 13.3.1.2 which Contractor believes constitutes a Directed Change, an Eligible Delay or a Contingency Event. The first notice shall be labeled "PCO No. 1" and subsequent notices shall be numbered sequentially.

               13.3.2.1.1 Each PCO Notice shall be delivered as promptly as possible after the occurrence of such event or situation. In the event that any PCO Notice is delivered later than ten days after Contractor first discovered (or should have discovered in the exercise of reasonable prudence) the occurrence which is described therein, Contractor shall be deemed to have waived the right to collect any and all costs incurred prior to the date of delivery of the written notice, and shall be deemed to have waived the right to seek an extension of any Guaranteed Completion Date with respect to any delay in any Critical Path which accrued prior to the date of
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delivery of the written notice.  Furthermore, in the event that any PCO Notice concerns any condition or material described in
Section 6.3.5, Contractor shall be deemed to have waived the right to collect any and all costs incurred in connection therewith to the extent that Program Manager is not afforded the opportunity to inspect such material or condition before it is disturbed. Contractor's failure to provide a PCO Notice within 30 days after Contractor first discovered (or should have discovered in the exercise of reasonable prudence) the occurrence of a given event or situation shall preclude Contractor from any relief, unless Contractor can show, based on a preponderance of the evidence, that (a) Developer was not materially prejudiced by the lack of notice, or (b) Program Manager's Project Director had actual knowledge, prior to the expiration of the 30-day period, of the event or situation and that the Contractor believed it was entitled to a Change Order with respect thereto.

               13.3.2.1.2 The PCO Notice shall: (a) state in detail the facts underlying the potential claim, the reasons why Contractor believes additional compensation or time will or may be due and the date of occurrence, (b) state the name, title, and activity of each Program Manager and Developer representative knowledgeable of the claimed change, (c) identify any documents and the substance of any oral communication involved in the claimed change, (d) state in detail the basis for a claim of necessary accelerated schedule performance, if applicable, (e) state in detail the basis for a claim that the work is not required by the Contract, if applicable, and (f) identify particular elements of Contract performance for which additional compensation may be sought under this Article 13.

                13.3.2.1.3     The elements of Contract performance
to be addressed in each PCO Notice shall include: (a) price element(s) that have been or may be affected by the claimed change, (b) labor or materials, or both, that will be added, deleted or wasted by the claimed change and what equipment will be idled or required, (c) an impacted delay analysis regarding delay and disruption in the manner and sequence of performance that has been or will be caused, (d) adjustments to the Contract Price, delivery schedules, staging, and completion deadlines estimated due to the claimed change, and (e) an estimate of the time within which a response to the notice is required to minimize cost, delay, or disruption of performance.

               13.3.2.1.4 If the claim relates to a decision of the Program Manager, State, SJTA or Developer which the Contract leaves to the discretion of such Person or as to which the Contract provides that such Person's decision is final, the PCO Notice shall set out in detail all facts supporting the Contractor's objection to the decision, including all facts supporting any contention that the decision was capricious or arbitrary or is not supported by substantial evidence.
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               13.3.2.1.5     The written notification described
in Section 6.3.5.1 may also serve as a PCO Notice provided it meets the requirements for PCO Notices.

               13.3.2.1.6 Within ten days after receipt of a PCO Notice, Program Manager may respond in writing to Contractor to: (a) confirm that a change has occurred or (b) deny that a change has occurred or (c) advise Contractor that the necessary information has not been submitted to decide which of the above alternatives applies, and indicate the needed information and date by which it is to be received for further review. Failure of Program Manager to respond shall not affect Contractor's obligation to provide a request for Change Order within the time periods specified in Section 13.3.2.2.

Any adjustments made to the Contract shall not include increased costs or time extensions for delay resulting from Contractor's failure to provide requested additional information under this
Section 13.3.2.1.

          13.3.2.2  Request for Change Order

          Contractor shall deliver all requests for Change Orders under this Section 13.3 to Program Manager within 30 days after delivery of the PCO Notice, or such longer period of time as may be allowed in writing by Program Manager. Program Manager may require design and construction costs to be covered by separate Change Order requests. If Contractor fails to deliver a complete or incomplete request for Change Order within the appropriate time period, Contractor shall be required to provide a new PCO Notice before it may submit a request for Change Order.

          13.3.2.3  Provision of Incomplete Change Orders

Each request for Change Order provided under Section 13.3.2.2 shall meet all requirements set forth in Section 13.4; provided that if any such requirements cannot be met due to the nature of the occurrence, Contractor shall provide an incomplete Change Order which fills in all information capable of being ascertained and which shall include a list of those Change Order requirements which are not fulfilled together with an explanation reasonably satisfactory to Program Manager stating why such requirements cannot be met, shall provide such information regarding projected impact on the Critical Path as is requested by Program Manager and in all events shall include sufficient detail to ascertain the basis for the proposed Change Order and for any ascertainable amounts with respect thereto.

          Contractor shall furnish, when requested by Program Manager, such further information and details as may be required to determine the facts or contentions involved. Contractor agrees that it shall give Program Manager access to any and all
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of Contractor's books, records and other materials relating to the Work, and shall cause its Subcontractors to do the same, so that Program Manager can investigate the basis for such proposed request for Change Order. Contractor shall provide Program Manager with a monthly update to each outstanding incomplete request for Change Orders, describing the status of all previously unfulfilled requirements and stating any changes in projections previously delivered to Developer, time expenditures to date and time anticipated for completion of the activities for which the time extension is claimed. Program Manager may reject Contractor's claim at any point in the process. Once a complete request for Change Order is provided, Developer's failure to respond thereto within 21 days of delivery of the request shall be deemed a rejection of such request. Although Developer intends for Program Manager to review incomplete Change Orders for the purposes described in Section 13.3.2.4, Program Manager shall have no obligation to review the back-up associated with any request for Change Order until a complete Change Order is provided.

          13.3.2.4  Importance of Timely Response

          Contractor acknowledges and agrees that, due to the limited availability of funds for the Project, timely delivery of notification of such events and situations and requests for Change Orders and updates thereto are of vital importance to Developer. Developer is relying on Contractor to evaluate promptly, upon the occurrence of any event or situation, whether the event or situation will affect a Critical Path and, if so, whether Contractor believes a time extension and/or claim on the Contingency is appropriate. If an event or situation occurs which may affect the Contract Price or a Critical Path, Developer and Program Manager will evaluate the situation and determine whether it wishes to make any changes to the definition of the Project so as to bring it within Developer's funding and time restraints. The following matters (among others) shall be considered in determining whether Developer has been prejudiced by Contractor's failure to provide notice in a timely fashion: the effect of the delay on alternatives available to Developer (that is, a comparison of alternatives which are available at the time notice was actually given and alternatives which would have been available had notice been given within ten days after occurrence of the event or when such occurrence should have been discovered in the exercise of reasonable prudence) and the impact of the delay on Developer's and Program Manager's ability to obtain and review objective information contemporaneously with the event.

          13.3.2.5  Compliance With Section 6.3.5 Requirements

Contractor shall comply with all applicable requirements contained in Section 6.3.5, unless precluded from doing so by emergency circumstances.
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          13.3.2.6  Review of Subcontractor Claims

          Prior to submission by Contractor of any request for a Change Order which is based in whole or in part on any facts alleged in a submittal by any Subcontractor to Contractor, Contractor shall have reviewed all such Subcontractor claims and determined in good faith whether the claims are justified as to both entitlement and amount, and Contractor's request for a Change Order shall include only those items which Contractor has determined are so justified and which otherwise meet all requirements hereunder for Contractor-initiated Change Orders. Each request for a Change Order involving Subcontractor Work, and each update to an incomplete Change Order request involving such Work shall include a summary of Contractor's analysis of all Subcontractor claims components and shall include a certification signed by Contractor's Project Manager stating that Contractor has reviewed and approved any audit data included in the request. Any request for Change Order involving Subcontractor Work which is not accompanied by such an analysis and certification shall be considered incomplete.

     13.3.3    Submission of Request for Change Order

     Contractor shall initiate each request for a Change Order, after satisfaction of all conditions precedent set forth above, by submitting a Change Order form and supporting documentation to Program Manager for review. If Contractor submits a request for Change Order requesting an extension of the Guaranteed Completion Date as permitted by Section 13.3.1.1, then Contractor shall also provide an alternative Change Order including a Recovery Schedule in accordance with Section 4.5.

      13.3.4    Performance of Disputed Work

      In the event that Developer refuses to issue a Change Order based on Contractor's request, Contractor shall nevertheless promptly perform all work as specified in an appropriate Directive Letter, with the right to submit the issue of entitlement to a Change Order to dispute resolution in accordance with Article 19.

13.4 Contents of Change Orders

     13.4.1    Form of Change Order

     Each Change Order and request for Change Order shall be prepared in form acceptable to Program Manager, and shall otherwise meet all applicable requirements of this Article 13. Each Change Order shall specify whether it is the result of a Directed Change, whether it is a Contingency Change Order and whether it is the result of an Eligible Delay. If a Change Order is the result of a Directed Change, Developer shall advise
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Contractor whether Developer, State, or SJTA is responsible under the Road Development Agreement for the allowable costs associated therewith, and the Change Order shall identify the responsible party(ies).

     13.4.2    Information Regarding Effect of Change

     Each request for Change Order prepared by Contractor shall include as attachments a detailed cost estimate relating thereto setting forth all consequences of the event, situation or proposed change giving rise to the proposed Change Order, and including (a) if Contractor claims that such event, situation or change requires a modification to the Work, the proposed modification of the Contract Price and payment portion of the Project Schedule (if any) occasioned by such change and all facts justifying such modification in a format acceptable to Program Manager, and (b) if Contractor claims that such event, situation or change affects a Critical Path, an impacted delay analysis indicating all activities represented or affected by the change, with activity numbers, durations, predecessor and successor activities, resources and cost, with a narrative report, in form satisfactory to Program Manager, which compares the proposed new schedule to the current approved schedule.

     13.4.3    Justification

     For all requests for Change Orders initiated by Contractor hereunder, the Change Order form shall include an attachment containing a detailed narrative justification therefor, describing the circumstances underlying the proposed change, identifying the specific provision(s) of Article 13 which permit a Change Order to be issued, and describing the data and documents (including data and reports prepared pursuant to Section 13.10.1.1) which establish the necessity and amount of such proposed change.

     13.4.4    Contractor Representation

     Each Change Order form shall contain a written representation by Contractor that the amount of time and/or compensation requested includes all known and anticipated impacts or amounts, direct, indirect and consequential, which may be incurred as a result of the event or matter giving rise to such proposed change.

13.5 Determination of Terms of Change Order

     13.5.1    Categories of Costs and Mark-Ups

     The amount of each Change Order, whether established pursuant to Section 13.6 or Section 13.7, shall be calculated
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based on and shall be limited to the categories of costs and the mark-ups thereon specified in Section 13.7.

     13.5.2    Limitation on Contract Price Increases

     Any increase in the Contract Price allowed hereunder shall exclude: (a) costs caused by the breach of contract or fault or negligence, or act or failure to act of Contractor, its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible; (b) costs which could reasonably be avoided by Contractor, including by resequencing, reallocating or redeploying its forces to other portions of the Work or to other activities unrelated to the Work (including in the equation any additional costs reasonably incurred in connection with such reallocation or redeployment); and (c) costs for any rejected Work which was unacceptable to Program Manager, State or SJTA and any necessary remedial Work.

     13.5.3    Limitation on Delay Damages

     The amount allowed (if any) for additional or extended overhead or other indirect costs arising from delays shall be limited to the amount described in Section 13.7.6 unless Program Manager determines in its sole discretion that such amount would result in a gross inequity, in which event Program Manager shall determine an appropriate equitable adjustment. Except for Directed Changes, such amount shall be payable solely from the Contingency. In addition, before Contractor may obtain any increase in the Contract Price to compensate for additional or extended overhead, Acceleration Costs or other damages relating to delay, Contractor shall be required to demonstrate to Program Manager's satisfaction (for Contingency Change Orders only) or to Developer's and Program Manager's satisfaction (for all other Change Orders) that (a) the change in the Work or other event or situation which is the subject of the request for Change Order has caused or will result in an identifiable and measurable disruption of the Work which impacted a Critical Path activity, consumed all available Project and Developer Float, and extended the Work required for Substantial Completion beyond the Guaranteed Completion Date, (b) the delay or damage was not due to any breach of contract or fault or negligence, or act or failure to act of Contractor, its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible, and could not reasonably have been avoided by Contractor, or due to other activities unrelated to the Work, including by resequencing, reallocating or redeploying its forces to other portions of the Work (including in the equation any additional costs reasonably incurred in connection with such reallocation or redeployment), (c) the delay
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for which compensation is sought is not concurrent with any delay for which Contractor is responsible; and (d) Contractor has suffered or will suffer actual costs due to such delay, each of which costs shall be documented in a manner satisfactory to Developer and Program Manager.

     13.5.4    Limitation on Time Extensions

     Any extension of the Guaranteed Completion Date allowed hereunder shall exclude any delay to the extent that it (a) was due to the fault or negligence, or act or failure to act of Contractor, its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible, or (b) could reasonably have been avoided by Contractor, including by resequencing, reallocating or redeploying its forces to other portions of the Work. Contractor shall be required to demonstrate to Developer's and Program Manager's satisfaction that the change in the Work or other event or situation which is the subject of the request for Change Order seeking a change in the Guaranteed Completion Date has caused or will result in an identifiable and measurable disruption of the Work so as to delay completion thereof and change the duration of a Critical Path which was not due to any such fault or negligence and could not reasonably have been avoided by Contractor, including by resequencing, reallocating or redeploying its forces to other portions of the Work.

     13.5.5    Work Performed Without Direction

     To the extent that Contractor undertakes any work that is not part of the Work, unless Contractor has received a Directive Letter to perform such work Contractor shall be deemed to have performed such work voluntarily and shall not be entitled to a Change Order in connection therewith. In addition, Contractor may be required to remove or otherwise undo any such work, at its sole cost and expense.

13.6 Pricing of Change Orders

Program Manager and Contractor (on its own behalf and on behalf of its Subcontractors) shall endeavor to negotiate a reasonable cost for each Change Order other than unilateral Change Orders under Section 13.2.2. The price of a Change Order shall be (a) a negotiated lump sum price as provided below in this Section 13.6,
(b) based on negotiated unit prices as provided in Section 13.8 or (c) based on time and materials records pursuant to Section
13.7. Contractor shall maintain concurrent time and materials records for all Work performed which it believes constitutes extra work, pending issuance of a Change Order or resolution of any dispute in accordance with Article 19.
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     13.6.1    Cost Proposal

     Upon receipt of a Notice of Proposed Change, Contractor shall submit a detailed cost proposal identifying all categories of costs in accordance with the requirements of Section 13.7, supported by documentation satisfactory to Program Manager
(a) showing all impacts on the Contract from Work additions, deletions and modifications shown in the Change Order being priced and (b) setting out the proposed costs in such a way that a fair evaluation can be made. Program Manager shall have the right to require that any or all of the information contained in the EBDs be used in evaluating the proposal. Contractor shall submit a detailed estimate of the cost of the change to Program Manager. This estimate must include a breakdown for labor, materials, equipment, overhead (which includes all indirect costs) and profit. If the work is to be performed by Subcontractors and if the work is sufficiently defined to obtain Subcontractor quotes, Contractor shall obtain quotes (with breakdowns showing cost of labor, materials, equipment, overhead and profit) on the Subcontractor's stationery and shall include such quotes as back-up for Contractor's estimate. No mark-up shall be allowed in excess of the percentages specified in
Section 13.7.6.

     13.6.2    Identification of Conditions

     Contractor shall identify all conditions with respect to prices or other aspects of the proposal, such as pricing contingent on firm orders being made by a certain date or the occurrence or non-occurrence of an event.

     13.6.3    Contents

     A negotiated Change Order shall specify scheduling requirements, time extensions and all costs of any nature arising
out of the Work covered by the Change Order.   Notwithstanding the
foregoing, Contractor and Program Manager may mutually agree to use a multiple-step process involving issuance of a Change Order which includes an estimated construction cost and which provides for a revised Change Order to be issued after a certain design level has been reached, thus allowing a refinement and further definition of the estimated construction cost.

     13.6.4    Added Work

     When the Change Order adds Work to Contractor's scope, Contractor shall submit a price add. The price add shall be based upon estimated or actual costs of labor, material and equipment. Markups for profit and overhead shall be as specified in Section 13.7.6. The items included in overhead are stated in
Section 13.7.7.
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     13.6.5    Deleted Work

     When the Change Order deletes Work from Contractor's scope, Contractor shall submit a price deduction. The price deduction shall be based upon an estimate including a bill of material, a breakdown of labor and equipment costs and overhead and profit associated with the deleted work. The markups in the EBDs shall be added to the price deduction for profit and overhead. When the entire work is deleted for a particular line item shown on the Bid Forms, the total line item price shall be deducted from the Contract Price. When a deduction is involved, documented cancellation and restocking charges may be included in costs and subtracted from the price deduction.

     13.6.6    Work Both Added and Deleted

     When the Change Order includes both added and deleted Work, Contractor shall prepare a statement of the cost of labor, material and equipment for both added and deleted work. If the cost of labor, material and equipment for the work added and deleted results in a:

               (a) Net increase in cost, the change shall be treated as work added and the provisions of Section 13.6.4 shall be used to determine mark-ups for overhead and profit. Mark-ups for overhead and profit will be allowed only for the net increase in cost in order to establish the amount to be added to the Contract Price.

               (b) Net decrease in cost, the change shall be treated as work deleted and the provisions of Section 13.6.5 shall be used on the net decrease in cost in order to establish the price deduct to the Contract Price.

               (c) Net change of zero, there will be no change in the Contract Price.

13.7 Time and Materials Change Orders

Program Manager (for Contingency Change Orders only) and Developer may each at its discretion issue a Time and Materials Change Order following a determination that a Time and Materials Change Order is advisable. The Time and Materials Change Order shall instruct Contractor to perform the Work, indicating expressly the intention to treat the items as changes in the Work, and setting forth the kind, character, and limits of the Work as far as they can be ascertained, the terms under which changes to the Contract Price will be determined and the estimated total change in the Contract Price anticipated thereunder. Upon final determination of the allowable costs, the Change Order shall be finalized to set forth the final adjustment
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to the Contract Price.  The following costs and mark-ups (and no others) shall be used for calculating the change in the Contract
Price:

     13.7.1    Labor Costs

     The cost of labor included in the Change Order shall be separated into construction-related Work and non-construction-related Work as described below:

               13.7.1.1 The cost of labor for workers used in the actual and direct performance of construction-related Work, whether provided by Contractor or a Subcontractor, will equal the sum of the following:

                        (a) For necessary labor and foremen in direct charge of the specific operations, the rate of wage (or scale) actually paid to the employee as shown in its certified payrolls for each and every hour that said labor and foremen are actually engaged in such Work.

                        (b) The actual costs paid to, or on behalf of, workers by reason of health and welfare benefits, pension fund benefits or other benefits, when such amounts are required by collective bargaining agreements or other employment contracts generally applicable to the classes of labor employed on the Work.

                        (c) The actual cost paid to applicable State and federal agencies and insurance carriers for Worker's Compensation Insurance, Federal Insurance Compensation Act (FICA, Social
Security), Unemployment Insurance and Contractor's General
Liability and Worker's Disability.

                13.7.1.2  The cost of labor for non-construction-
related Work (that is, design, surveying, permits, Utility coordination, environmental and similar aspects of the Work), whether provided by Contractor or a Subcontractor, will equal the sum of the following:

                (a) Actual wages (i.e. the base wage paid to the employee exclusive of any fringe benefits), plus

                (b) A labor surcharge of 140% on the amount
established by Section 13.7.1.2(a), which shall constitute full compensation for all state and federal payroll, unemployment and other taxes, insurance, fringe benefits (including health insurance, retirement plans, vacation, sick leave and bonuses) and all other payments made to, or on behalf of, the workers, in excess of actual wages.
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     13.7.2    Material Costs

     Material costs included in the Change Order shall be the cost of all materials to be used in the performance of construction Work including normal wastage allowance as per industry standards (such as standards contained in manuals published by State or SJTA), subject to the requirements set forth in this Section 13.7.2. The material prices shall be supported by valid quotes/invoices from the suppliers. The cost shall include sales taxes, freight and delivery charges and any allowable discounts. Program Manager shall have the right to approve materials and sources of supply of materials to be furnished by Contractor or Subcontractors, and shall have the right to furnish such materials as it deems advisable. The price allowed for materials shall be adjusted as follows:

          13.7.2.1 If the materials are obtained from a supply or source owned in whole or in part by Contractor or a Subcontractor, the cost of such materials shall not exceed the lesser of the lowest price charged by Contractor or such Subcontractor (as applicable) for similar materials furnished to other jobs or the current wholesale price for such materials delivered to the jobsite.

           13.7.2.2 If the cost of such materials is, in the sole opinion of Program Manager, excessive, then the cost of such materials shall be deemed to be the lowest current wholesale price at which such materials were available, in the quantities needed and delivered to the jobsite.

            13.7.2.3 If the Contractor or Subcontractor (as applicable) does not furnish satisfactory evidence of the cost of such materials from the actual supplier thereof within 30 days after the date of delivery of the material, Program Manager shall have the right to establish the cost of such materials at the lowest current wholesale prices at which such materials were available, in the quantities needed and delivered to the jobsite.

     13.7.3    Equipment

               13.7.3.1 Contractor will be paid for the use of Contractor- and Subcontractor-owned equipment (and that owned by any Affiliate of Contractor or Subcontractor) and for equipment rented by Contractor or any Subcontractor for actual use in the Change Order Work as specified in this Section 13.7.3. There shall be no compensation for equipment on standby, except as provided in Section 13.7.3.8.

               13.7.3.1.1 The hourly rates for equipment and plant owned by Contractor or any Affiliate of Contractor, or owned by the Subcontractor performing the Work in question or any Affiliate of such Subcontractor, will be determined from the
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applicable volume of the Rental Rate Blue Book (referred to hereafter as the "Blue Book"), published by Nielsen/DATAQUEST, Inc. of Palo Alto, California. Contractor acknowledges and agrees that, due to the long-term nature of the Project and the number of options available to Contractor for obtaining equipment, such rates constitute fair compensation for equipment used. The Blue Book will be used in the following manner:

                 (a) The hourly rate will be determined by dividing the monthly rate by 176. The weekly, hourly, and daily rates will not be used.

                 (b) The number of hours to be paid for will be the number of hours that the equipment or plant is actually used on a specific force account activity.

                 (c) The current revisions will be used in establishing rates. The current revision applicable to specific force account work is as of the first day of work performed and that force account work and that rate applies throughout the period the force account work is being performed.

                 (d) Area adjustment will not be made. Equipment life adjustment will be made in accordance with the rate adjustment tables.

                 (e) Overtime shall be charged at the same hourly rate indicated in (a) above.

                 (f) The estimated operating costs per hour will be used for each hour that the equipment or plant is in operation on the force account work. Such costs do not apply to idle time regardless of the cause of the idleness.

                 (g) Idle time for equipment will not be paid for, except where the equipment has been held on the Site on a standby basis at the request of the Program Manager and but for this request, would have left the Site. Such payment will be at one-half the rate established pursuant to (a) above.

                 (h) Operator costs will be paid only as provided in (a) above.

           The rates established above include the cost of fuel,
oil, lubrication, supplies, small tools, necessary attachments, repairs, overhaul, and maintenance of any kind, depreciation, storage, overhead, profits, insurance, all costs (including labor and equipment) of moving equipment or plant on to and away from the site, and all incidentals.
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         In the event that a rate is not established in the Blue Book for a particular piece of equipment or plant, the Program Manager will establish a rate for that piece of equipment or plant that is consistent with its cost and use in the industry.

          All equipment shall, in the opinion of the Quality Assurance Manager, be in good operating condition. Equipment used by the Contractor shall be specifically described and be of suitable size and suitable capacity required for the Work to be performed. In the event the Contractor elects to use equipment of a higher rental value than that suitable for the Work, payment will be made at the rate applicable to the suitable equipment. The equipment actually used and the suitable equipment paid for will be made a part of the record for force account work. Contractor's Quality Assurance Manager shall determine the suitability of the equipment. If there is a differential in the rate of pay of the operator of oversize or higher rate equipment, the rate paid for the operator is to be that for the suitable equipment.

                   13.7.3.1.2     In the event that a specific
type of equipment is required which is not available from Contractor or the Subcontractor performing the Work, or from any of their Affiliates, Contractor shall inform the Program Manager of the need to rent the equipment and of the rental rate for that equipment prior to using it on the Work. Contractor will be paid the actual rental for the equipment for the time that the equipment is actually used to accomplish the Work, provided that the rate is reasonable, plus the cost of moving this equipment on to and away from the job. Contractor shall provide a copy of the paid receipt or canceled check for the rental expense incurred.

                13.7.3.2 If Contractor deems it necessary to use specialized equipment not listed in the above-described publication, Program Manager shall determine the rate allowed. Upon request by Program Manager, Contractor shall furnish all necessary cost data to Program Manager for its use in establishment of the rate allowed.

                13.7.3.3 The rates paid as above provided shall be deemed to include compensation for the cost of fuel, oil, lubricants, supplies, small tools, necessary attachments, repairs and maintenance of all kinds, depreciation, storage, insurance and all incidentals.

                13.7.3.4  Equipment operators will be paid for as
stipulated in Section 13.7.1.

                13.7.3.5 All equipment shall be in good working condition and suitable for the purpose for which the equipment is to be used.
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                13.7.3.6  Unless otherwise specified, manufacturer's
ratings and manufacturer-approved modifications shall be used to classify equipment for the determination of applicable rental rates. Equipment which has no direct power unit shall be powered by a unit of at least the minimum rating recommended by the manufacturer of that equipment.

                 13.7.3.7 Individual pieces of equipment or tools not listed in the Blue Book and having an individual replacement value of $1,000 or less, whether or not consumed by use, shall be considered to be small tools and no payment will be made therefor.

                 13.7.3.8 The time to be paid for use of equipment on the Site shall be the time the equipment is in operation on the Time and Materials Change Order Work being performed. The time shall include the reasonable time required to move the equipment to the location of the Time and Materials Work and return it to the original location or to another location requiring no more time than that required to return it to its original location. Moving time will not be paid for if the equipment is also used at the Site other than for Time and Materials work. Loading and transporting costs will be allowed, in lieu of moving time, when the equipment is moved by means other than its own power. No payment for loading and transporting will be made if the equipment is also used at the Site other than for Time and Materials Work. Time will be computed in half and full hours. In computing the time for use of equipment, less than 30 minutes shall be considered one-half hour.

     13.7.4    Permit Fees

     Contractor will be reimbursed for the cost of any additional permit fees payable as the result of the change in the Work. Back-up documentation supporting each cost item for this category shall be provided by Contractor and approved by Program Manager prior to any payment authorization being granted.

     13.7.5    Other Direct Costs

     Contractor will be reimbursed for the cost of any justified change-related cost not covered by the categories of costs contained in Sections 13.7.1 through 13.7.4. Back-up documentation supporting each cost item for this category shall be provided by Contractor and approved by Program Manager prior to any payment authorization being granted.

     13.7.6    Contractor's Overhead and Profit

     In addition to the added costs as determined above, Contractor will be paid only the following predetermined mark-ups on Change Order Work: 10% for labor costs as per Section 13.7.1 above, 10% for material costs as per Section 13.7.2 above, 10% for equipment use costs as per Section 13.7.3 above, 5% for permit fees as per
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
Section 13.7.4 above, and 10% for other direct costs as per Section
13.7.5 above, subject to the following:

          (a) These mark-ups are full and complete compensation for all overhead, small tools (as defined in Section 13.7.3.7), consumables (items which are consumed in the performance of the Work which are not a part of the finished product) and other indirect costs of the added or changed Work, as well as for profit thereon, including any and all costs and expenses incurred due to any delay in connection with the added or changed Work, except as otherwise provided in Section 13.5.3. Contractor's mark-up percentages shall be considered to include, among other costs, incidental job burdens, bonuses not otherwise covered, field, jobsite and general home office expenses of all types, supervisory expenses of all types and all other overhead, general condition and indirect costs and expenses.

          (b) The foregoing mark-ups will be paid to Contractor only for Work it performs; in the case of Work that is subcontracted, these will be allowed to the Subcontractor who actually performs the Work.

          (c) In the case of subcontracted Work, Contractor shall be allowed a predetermined mark-up of 5% of the compensation allowed for the Subcontractor, provided that only one such mark-up shall be allowed, notwithstanding the actual number of intervening
Subcontractors.1/ This mark-up shall fully compensate Contractor for overhead and profit with respect to subcontracted Work.

          (d) No mark-up will be paid to Contractor for any materials furnished by Developer, Program Manager, State or SJTA.

          (e) Where Contractor's or any Subcontractor's portion of a change involves credit items, or the proposed change is a net deductive change, Contractor shall include all Contractor's and Subcontractor's overhead and profits in computing the value of the credit.
____________________________
1/      For example, if 50% of any Work which is subject to this
        Section 13.7 is subcontracted and 50% is performed by Contractor's own forces, then the compensation for such Work shall include a mark-up on Contractor's costs as computed in Section 13.7.6 for the 50% performed by Contractor's own forces, a mark-up on the Subcontractor's costs as computed in Setion 13.7.6 for the remaining 50%, plus an additional 5% mark-up on the 50% of the Work performed by the Subcontractor (that is, 5% of the sum of the Subcontractor's cost and the mark-up thereon).
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13.7.7    Overhead

      Subject to Section 13.5.3, the following items are included in the Change Order mark-up for overhead:

          (a) Salary and expenses of executive officers, supervising officers or supervising employees and technical or engineering employees;

          (b)   Contractor's superintendent (general foreman);

          (c)   Clerical or stenographic employees;

          (d) Charges for minor equipment, such as small tools, including shovels, picks, axes, saws, bars, sledges, lanterns, jacks, cables, pails, wrenches, etc., consumables, and other miscellaneous supplies and services;

          (e) Drafting room accessories such as paper, tracing cloth, blue printing, etc.;

          (f) Any and all field and home office overhead and operating expenses whatsoever;

          (g)   Subsistence and travel expenses for all
personnel; and

          (h)   All bond and insurance premiums.

13.8 Unit Priced Change Orders

Program Manager (for Contingency Change Orders) and Developer
(for Directed Changes) may agree at their sole discretion to negotiate unit prices for added Work. The unit prices shall be deemed to include all costs for labor, material, overhead and profit. Measurement of quantities will be in accordance with Section 109.01 of the General Provisions. Unit prices shall not be subject to change regardless of any change in the estimated quantities. Unit-priced Change Orders shall initially include an estimated increase in the Contract Price based on estimated quantities. Upon final determination of the quantities, Program Manager or Developer, as appropriate, shall issue a modified Change Order setting forth the final adjustment to the Contract Price.
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13.9 Contingency

     13.9.1    Availability of Contingency

     The Contingency is intended to be available to cover any and all unanticipated costs incurred by Contractor in completing the Work directly attributable to the following (and only the following) events ("Contingency Events") and for no other purpose:

          (a)   Eligible Delays (excluding any delays from
Directed Changes, which shall be reimbursable as part of the Change Orders for such Directed Changes, and excluding any delays which are directly attributable to negligence of Developer, State, SJTA or Program Manager),

           (b) Eligible Delays which are directly attributable to negligence of Developer, State, SJTA or Program Manager,

           (c)   Differing Site Conditions,

           (d) Force Majeure events (including insurance deductibles paid by Contractor for reasons beyond Contractor's control),

            (e)   delays in issuance of NTP2 as specified in
Section 12.1.3,

            (f)   certain utility Relocation costs as specified in
Section 6.6.4,

            (g) addition of environmental mitigation requirements to the Work by changes in the requirements of the Major Permits as specified in Section 6.7, and

            (h) any other matters which this Contract specifies are payable from the Contingency.

       Contractor's right to reimbursement of costs from the Contingency is subject to the all applicable restrictions and limitations contained in Article 3 and elsewhere in this
Article 13.

        13.9.2    Contingency Change Orders

        As with Change Orders for Directed Changes, Contingency Change Orders shall either be negotiated or shall proceed on a time and materials basis, pursuant to Section 13.6 or 13.7.
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        13.9.3    Measurement and Payment for Remediation Work

        In the event that Hazardous Substances are discovered which qualify as a Force Majeure event, unless the parties agree to a lump sum price in advance of performing required remediation Work, the procedure for measuring quantities shall be established by Program Manager following its review of the site. The procedure shall be based on State's standard provisions for measurement of quantities. In all cases Contractor shall give Program Manager notice of Contractor's activities so as to allow Program Manager the opportunity to verify the Contractor's basis for costs included in the Contingency Change Order. Recoverable costs (subject to availability of the Contingency) shall include any increased costs directly attributable to implementation of special procedures as well as any increased costs directly attributable to removal, disposal and replacement of the materials.

        13.9.4    Agreement Regarding NJSA 2A:58B-3

                  13.9.4.1 The parties intend to conform strictly to applicable laws regarding payment of damages for delay, including NJSA 2A:58B-3 to the extent that it may be considered to apply to this Contract. Developer and Contractor have determined that NJSA 2A:58B-3 is not applicable to this Contract since neither of them is a public agency. However, to the extent that NJSA 2A:58B-3 is determined to apply to this Contract, Contractor agrees that the total amount of the original Contingency shall be allocated
(or reallocated to the extent that payments have previously been made from the Contingency) to first pay for costs arising from Eligible Delays to which NJSA 2A:58B-3 is applicable, and shall be available to pay for other Contingency Events only after all such costs arising from Eligible Delays have been paid in full.

                 13.9.4.2  Contractor agrees that all events,
conditions or occurrences which this Contract contemplates could be the basis for payment of delay damages from the Contingency shall be considered "reasons contemplated by the parties" pursuant to NJSA
2A:58B-3(c).

13.10     Change Order Records

Contractor shall maintain its records in such a manner as to provide a clear distinction between the direct costs of Work for which it is entitled (or for which it believes it is entitled) to an increase in the Contract Price and the costs of other operations. Contractor shall contemporaneously collect, record in writing, segregate and preserve (a) all data necessary to determine the costs of all Work which is the subject of a Change Order or a requested Change Order, but specifically excluding negotiated and issued Change Orders, and (b) all data necessary to show the actual impact (if any) of the change on each Critical
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Path with respect to all Work which is the subject of a Change
Order or a proposed Change Order, if the impact on the Project
Schedule is in dispute. Such data shall be provided to Developer, State, SJTA, Program Manager and any authorized representative of such Persons reviewing any Claim or dispute regarding compensation for such Work as provided in Section 21.3.2. The cost of furnishing such reports is included in Contractor's predetermined overhead and profit mark-ups.

     13.10.1   Daily Work Reports and Data Collection

          13.10.1.1 Contractor shall collect and preserve data in written form for all Work contemporaneously with Contractor's performance thereof as specified in Section 1205.7 of the Special Provisions. At reasonable times as requested by Program Manager, Contractor shall provide Program Manager with a copy of each item described in said provision, provided, however, that the provision of such information shall not constitute a PCO Notice under Section 13.3.2.

         13.10.1.2 From the records described in Section 1205.7 of the Special Provisions, Contractor shall furnish Program Manager completed daily work reports for each day's Work to be paid for on a time and material basis. The daily time and material Work reports shall be detailed as follows:

               (a) Name, classification, date, daily hours, total hours, rate, and extension for each worker (including both construction and non-construction personnel) for whom reimbursement is requested.
               (b) Designation, dates, daily hours, total hours, rental rate, and extension for each unit of machinery and equipment.

               (c) Quantities of materials, prices, and extensions.

               (d) Transportation of materials.

               (e) For construction labor, the cost of property damage, liability, and worker's compensation insurance premiums, unemployment insurance contributions, bonds, and social security tax.

The reports shall also state the total costs to date for the Time and Materials Work.

        13.10.2   Vendor's Invoices

        Material charges shall be substantiated by valid copies of vendor's invoices. Such invoices shall be submitted with the daily time and material Work reports, or if not available, they shall be submitted with subsequent daily time and material Work reports. Should said vendor's invoices not be submitted within 60 days after the date of delivery of the material, Program Manager shall have the right to establish the cost of such materials at the lowest current wholesale prices at which said materials are available, in the quantities concerned delivered to the location of Work less any discounts, above.

        13.10.3   Execution of Reports

        All Time and Materials reports shall be signed by Contractor's Project Manager.

        13.10.4   Adjustment

        Program Manager will compare its records with the completed daily time and material Work reports furnished by Contractor and make any necessary adjustments. When these daily time and material
Work reports are agreed upon and signed by both parties, said reports shall become the basis of payment for the Work performed, but shall not preclude subsequent adjustment based on a later audit by Developer, State and/or SJTA. Contractor's cost records pertaining to Work paid for on a time and material basis shall be open, during all regular business hours, to inspection or audit by representatives of Developer, State and/or SJTA during the life of the Contract and for a period of not less than five years after the Final Acceptance Date, and Contractor shall retain such records for that period. Where payment for materials or labor is based on the cost thereof to any Person other than Contractor, Contractor shall make every reasonable effort to insure that the cost records of each such other Person will be open to inspection and audit by representatives of Developer, State and/or SJTA on the same terms and conditions as the cost records of Contractor. Payment for such costs may be deleted if the records of such third parties are not made available to Developer's representatives. If an audit is to be commenced more than 60 days after the acceptance date of the Contract, Contractor will be given a reasonable notice of the time when such audit is to begin.

13.11     Matters Not Eligible for Change Orders

Contractor acknowledges and agrees that no increase in the Contract Price is available except in circumstances expressly provided for in this Contract, and that such price increases shall be available only as the result of either a Contingency Event (payable solely from the Contingency) or a Directed Change, and that Contractor shall bear full responsibility for the costs of all other changes. Matters which are Contractor's exclusive responsibility include the following:

          (a) errors, omissions, inconsistencies or other defects in the Construction Documents;

          (b) any design changes requested by Program Manager, State or SJTA as part of the process of approving the Design Documents for consistency with the requirements of the Contract Documents, including any design changes relating to Project safety (except to the extent that they arise from a change in Governmental Rules, in which case the costs associated therewith would be payable solely through a Contingency Change Order);

          (c) defective or incorrect schedules of Work or changes in the planned sequence of performance of the Work;

          (d)   the action or inaction of Subcontractors;

          (e)   the action or inaction of other contractors
(including failure to organize and integrate their work with Contractor's Work);

          (f) correction of nonconforming Work and review and acceptance thereof by Program Manager, State and SJTA (including rejected design submittals);

          (g) obtaining all Governmental Approvals except the Major Permits, and, except as specified in Section 6.7, compliance with the terms and conditions of all Governmental Approvals including the Major Permits;

          (h)   failure by Contractor to comply with the Contract;

          (i)   delays not on a Critical Path;

          (j) delays in issuance of any permit or approval by any entity with jurisdiction over the subject matter of such permit or approval that is required to be obtained by Contractor;

          (k) costs covered by proceeds of insurance provided hereunder; and

          (l) costs resulting from Contingency Events, following exhaustion of the Contingency.

Contractor hereby assumes responsibility and accepts the allocated, sole risk for all matters described in this Section 13.11, and acknowledges and agrees that assumption and acceptance by Contractor of responsibility and allocation for all such risks, costs, expenses and delays, and the consequences and costs and expenses resulting therefrom, is reasonable under the circumstances of this Contract and that contingencies included in the Bid Price, in combination with the Contingency, in Contractor's sole judgment, constitute sufficient consideration for its acceptance and assumption of said risks and responsibilities. CONTRACTOR HEREBY EXPRESSLY WAIVES ALL RIGHTS

TO ASSERT ANY AND ALL CLAIMS BASED ON ANY CHANGE IN THE WORK, DELAY OR ACCELERATION (INCLUDING ANY CONSTRUCTIVE CHANGE, DELAY, SUSPENSION OR ACCELERATION) FOR WHICH CONTRACTOR FAILED TO PROVIDE PROPER AND TIMELY NOTICE OR FAILED TO PROVIDE A TIMELY CHANGE ORDER, AND AGREES THAT IT SHALL BE ENTITLED TO NO COMPENSATION OR DAMAGES WHATSOEVER IN CONNECTION WITH THE WORK EXCEPT TO THE EXTENT THAT THE CONTRACT DOCUMENTS EXPRESSLY SPECIFY THAT CONTRACTOR IS ENTITLED TO A CHANGE ORDER OR OTHER COMPENSATION OR DAMAGES.

13.12     Disputes

If Developer (or Program Manager with respect to Contingency Change Orders) and Contractor agree that a request to increase the Contract Price or extend the Guaranteed Completion Date by Contractor has merit, but are unable to agree as to the amount of such price increase or time extension, Developer (or Program Manager with respect to Contingency Change Orders) agrees to mark up the Change Order request provided by Contractor to reduce the amount of the price increase or time extension as deemed appropriate by Developer or Program Manager, as the case may be, and to execute and deliver the marked-up Change Order to Contractor, within a reasonable period after receipt of a request by Contractor to do so, and thereafter to make payment based on such marked-up Change Order. The failure of Developer (or Program Manager with respect to Contingency Change Orders) and Contractor to agree to any Change Order under this Article 13 (including agreement as to the amount of compensation allowed under a Time and Materials Change Order and the disputed amount of the increase in the Contract Price or extension of the Guaranteed Completion Date in connection with a Change Order described in the preceding sentence) shall be a dispute to be resolved in accordance with Article 19. Except as otherwise specified in the Change Order, execution of a Change Order by both parties shall be deemed accord and satisfaction of all claims of any nature arising from or relating to the Work covered by the Change Order. If the courts of the State of New Jersey determine that Contractor is entitled to be paid for any work which is the subject of a dispute, Contractor's Claim and the award of the court shall be limited to the incremental costs incurred by Contractor with respect to the disputed matter (crediting Developer for any corresponding reduction in Contractor's other costs) and shall in no event exceed the amounts allowed by Section 13.7 with respect thereto. Contractor's execution of any Contingency Change Order shall constitute Contractor's agreement that any change in the Work described therein is appropriate for a Contingency Change Order and does not constitute a Directed Change.

13.13     Changes Not Requiring Change Order

Design exceptions which have no net cost effect on the Contract Price shall not require a Change Order provided such exception
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is approved by Program Manager, State and SJTA through the design review process. Any other change in the requirements of the Contract Documents shall require either a Directive Letter or a Change Order.

     13.13.1    Contractor may propose a material change in Basic
Configuration only in the context of a VECP in accordance with
Article 22,

     13.13.2 Any non-material changes in the Basic Configuration shall be the responsibility of Contractor with the exception of Directed Changes. Contractor acknowledges and agrees that constraints set forth in the Major Permits and other Contract Documents, as well as the Site conditions and the Right of Way Limits, will impact Contractor's ability to make non-material changes in the Basic Configuration.

13.14     No Release or Waiver

          13.14.1 Work shall continue and be carried on in accordance with all the provisions of the Contract and the Contract shall be and shall remain in full force and effect during the continuance and until the completion and Final Acceptance of the Project unless formally suspended or terminated by Developer or Program Manager in accordance with the terms hereof. Permitting Contractor to finish the Work or any part thereof after the Guaranteed Completion Date, or the making of payments to Contractor after such date, shall not constitute a waiver of any of Developer's rights under the Contract.

           13.14.2 Neither the grant of an extension of time beyond the date fixed for the completion of any part of the Work, nor the performance and acceptance of any part of the Work or materials specified by the Contract after the Guaranteed Completion Date, shall be deemed to be a waiver of Developer's right to abrogate the Contract for abandonment or failure to complete within the time specified or to impose and deduct damages as may be provided.

ARTICLE 14.  SUSPENSION OF ALL OR PART OF WORK

14.1 Suspension for Convenience

Program Manager may order Contractor in writing to suspend, delay, or interrupt all or any part of the Work for a period of
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time not to exceed 24 hours, as Program Manager may determine to be appropriate for the convenience of Developer, State or SJTA. Any suspension for convenience in excess of 24 hours shall require Developer's signature and will be considered a Directed Change.

14.2 Suspension for Other Reasons, Including Compliance with
     Major Permits

     14.2.1 Program Manager has the authority to suspend the Work wholly or in part, for such period as Program Manager deems necessary because of the failure on the part of the Contractor to carry out orders given, or to perform any requirements of the Contract Documents. Contractor shall promptly comply with the written order of Program Manager to suspend the Work wholly or in part. The suspended Work shall be resumed when appropriate corrective action has been taken.

      14.2.2 State and SJTA each has the right to require Program Manager to undertake appropriate efforts to cause Contractor to perform any and all requirements of the Major Permits. Actions which may be undertaken by the Program Manager in connection with any such failure include the right to direct Contractor to take specified corrective action or to stop Work.

        14.2.3 Contractor shall not be entitled to any increase in the Contract Price or extension of the Guaranteed Completion Date in connection with any suspension under this Article 14, including for the work described in Section 14.3, except to the extent that the suspension is considered to be a Directed Change.

14.3 Traffic Safety

In the event that a suspension of Work is ordered under this
Article 14, Contractor shall undertake all work necessary to provide a safe, smooth, and unobstructed passageway through the construction area for use by public traffic during the period of such suspension.

ARTICLE 15.  TERMINATION FOR CONVENIENCE

15.1 Notice of Termination

Developer may terminate this Contract and the performance of the Work by Contractor at any time prior to the date of Substantial Completion if Developer, State and SJTA jointly determine, in their sole discretion, that a termination is in its best interest. Developer shall notify Contractor of the decision to terminate by delivering to Contractor a written Notice of Termination specifying the extent of termination and its effective date. Termination of this Contract shall not relieve
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the Surety of its obligation for any just claims arising out of or relating to the Work.

15.2  Contractor's Responsibilities After Receipt of Notice of
      Termination

After receipt of a Notice of Termination, and except as directed by Developer, Contractor shall immediately proceed as follows, regardless of any delay in determining or adjusting any amounts due under this Article 15:

     15.2.1     Stop Work as specified in the notice;

     15.2.2 Enter into no further Subcontracts and place no further orders for materials, services or facilities, except as necessary to complete the continued portion of the Work, if any, or for mitigation of damages;

     15.2.3 Unless instructed otherwise by Developer, terminate all Subcontracts to the extent they relate to the Work terminated and except to the extent that continuation of the Subcontract is necessary in order to mitigate damages;

     15.2.4 Assign to Developer or its designee in the manner, at the times, and to the extent directed by Developer, all of the right, title, and interest of Contractor under the Subcontracts so terminated, in which case Developer will have the right, in its sole discretion, to accept performance, settle or pay any or all claims under or arising out of the termination of such Subcontracts;

      15.2.5 Settle outstanding liabilities and claims arising out of such termination of Subcontracts, with the approval or ratification of Developer, to the extent it may require, which approval or ratification shall be final;

     15.2.6 Transfer title and deliver to SJTA or its designee, as directed by Program Manager, (a) the Work in process, completed Work, supplies and other materials produced or acquired for the Work terminated, and (b) the Construction Documents and all other completed or partially completed drawings (including plans, elevations, sections, details and diagrams), specifications, records, samples, information and other property that would have been required to be furnished to SJTA if the Work had been completed;

     15.2.7 Complete performance in accordance with the Contract Documents of all Work not terminated;

     15.2.8 Take all action that may be necessary, or that Developer may direct, for the protection and preservation of the property related to the Contract Documents that is in the
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possession of Contractor and in which Developer, State and/or
SJTA has or may acquire an interest; and

     15.2.9 As authorized by Program Manager, use its best efforts to sell at reasonable prices any property of the types referred to in Section 15.2.6 above, provided, however, that Contractor (a) shall not take any such action with respect to any items for which title has previously transferred to SJTA, (b) is not required to extend credit to any purchaser, and (c) may acquire the property itself, under the conditions prescribed and at prices approved by Program Manager. The proceeds of any transfer or disposition will be applied to reduce any payments to be made by Developer under the Contract Documents or paid in any other manner directed by Developer.

15.3 Inventory

Contractor shall submit to Developer a list of termination inventory not previously disposed of and excluding items authorized for disposition by Developer; and within 30 days of receipt of the list, Contractor shall deliver such inventory to Developer and Developer, State or SJTA shall accept title to such inventory as appropriate.

15.4 Settlement Proposal

After termination, Contractor shall submit a final termination settlement proposal to Program Manager in the form and with the certification prescribed by Program Manager. Contractor shall submit the proposal promptly, but no later than 60 days from the effective date of termination unless Contractor has requested a time extension in writing within such 60-day period and Program Manager has agreed in writing to allow such an extension. If Contractor fails to submit the proposal within the time allowed, Developer may determine, on the basis of information available, the amount, if any, due Contractor because of the termination and shall pay Contractor the amount so determined.

15.5 Amount of Termination Settlement

Contractor and Developer may agree, as provided in Section 15.4, upon the whole or any part of the amount or amounts to be paid to Contractor by reason of the termination of Work pursuant to this
Article 15. Such negotiated settlement may include an allowance for profit solely on Work which has been completed as of the termination date. If a full termination occurs before six months after the date of issuance of NTP2 the negotiated settlement shall not include compensation for risks assumed by Contractor hereunder or for contingencies which did not occur, notwithstanding the fact that Contractor may have, in the Project Schedule, allocated risks or contingencies to Work which has
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already been performed.  The foregoing shall not preclude
Contractor from recovering its actual expenses incurred prior to the termination relating to such risks and contingencies. Such agreed amount or amounts payable for the terminated Work, exclusive of settlement costs, shall not exceed the total Contract Price as reduced by the Contract Price of Work not terminated. Upon determination of the settlement amount this Contract will be amended accordingly, and Contractor will be paid the agreed amount as described in this Section 15.5. Nothing in Section 15.6, prescribing the amount to be paid to Contractor in the event that Contractor and Developer fail to agree upon the whole amount to be paid to Contractor by reason of the termination of Work pursuant to this Article 15, shall be deemed to limit, restrict or otherwise determine or affect the amount or amounts which may be agreed upon to be paid to Contractor pursuant to this Section 15.5. Developer's execution and delivery of any settlement agreement shall not be deemed to affect any of its rights with respect to compliance of the completed Work with all applicable Contract requirements, any of its rights under the Performance Bond or any of its rights against Subcontractors.

15.6 No Agreement as to Amount of Claim

In the event of failure of Contractor and Developer to agree upon the amount to be paid Contractor by reason of the termination of Work pursuant to this Article 15, the amount payable (exclusive of interest charges) shall be determined in accordance with the following:

        15.6.1 In the event of a termination prior to six months after the issuance of NTP2 Developer will pay Contractor 100% of the total of the following amounts for Work performed prior to the effective date of the Notice of Termination, as such amounts are determined by Developer, and without duplication of any items or of any amounts agreed upon in accordance with Section 15.4:

          (a) Contractor's actual reasonable out-of-pocket cost (including equipment costs only to the extent permitted by Section 13.7.3) for all Work performed, including reasonable overhead, less accounting for any refunds payable with respect to insurance premiums, deposits or similar items, as established to Developer's satisfaction;

          (b) A sum, as profit on (a) above, determined by Developer to be fair and reasonable; provided, however, that if it appears that Contractor would have sustained a loss on the entire Contract had it been completed, no profit shall be included or allowed under this Section 15.6.1(b) and an appropriate adjustment shall be made by reducing the amount of the settlement to reflect the indicated rate of loss;
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           (c)   The cost of settling and paying claims arising
out of the termination of Work under Subcontracts as provided in
Section 15.2.5, exclusive of the amounts paid or payable on account of supplies or materials delivered or services furnished by the Subcontractor prior to the effective date of the Notice of Termination for convenience of Work under this Contract, which amounts shall be included in the cost on account of which payment is made under (a) above; and

            (d) The reasonable out-of-pocket cost (including reasonable overhead) of the preservation and protection of property incurred pursuant to Section 15.2.8 and any other reasonable out-of-pocket cost (including overhead) incidental to termination of Work under this Contract, including expense incidental to the determination of the amount due to Contractor as the result of the termination of Work under this Contract.

        15.6.2 In the event of a termination occurring on or after six months after the issuance of NTP2, the amount to be paid to Contractor for Work performed prior to the termination date shall be determined based on the Project Schedule. In such event all invoices previously submitted, Change Orders requested and claims submitted pursuant to Section 107.02 of the General Provisions shall be processed in accordance with the terms hereof. In addition, Contractor shall be paid its reasonable costs of termination of Subcontracts and otherwise winding down the terminated Work, in accordance with Sections 15.6.1(c) and
(d). However, the total amount to be paid to Contractor, exclusive of costs described in Sections 15.6.1(c) and (d), may not exceed the total Contract Price less the amount of payments previously made. Furthermore, in the event that any refund is payable with respect to insurance premiums, deposits or similar items which were previously passed through to Developer by Contractor, such refund shall be paid directly to Developer or otherwise credited to Developer.

        15.6.3 Contractor acknowledges and agrees that it shall not be entitled to any compensation in excess of the value of the Work performed (determined as provided in Section 15.6.1 or 15.6.2 above) plus its settlement costs, and that items such as lost or anticipated profits, unabsorbed overhead and opportunity costs shall not be recoverable by it upon termination of this Contract. Except for normal spoilage, and except to the extent that Developer will have otherwise expressly assumed the risk of loss, there will be excluded from the amounts payable to Contractor under Section 15.6.1 or 15.6.2, the fair value, as determined by Developer, of property which is destroyed, lost, stolen, or damaged so as to become undeliverable to Developer, or to a buyer pursuant to Section 15.2.9. The amount bid by
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Contractor for the Work terminated shall be a factor to be analyzed in determining the value of the Work terminated. Upon determination of the amount of the termination payment, this Contract shall be amended to reflect the agreed termination payment, Contractor shall be paid the agreed amount, subject to the limitations contained herein on Developer's obligations to make payments, and the Contract Price shall be adjusted to deduct the portion thereof which is allocable to the terminated Work.

        15.6.4 Contractor acknowledges and agrees that it is not entitled to any share of the unused Contingency under Section
12.1.2.1 in the event of a termination under this Section 15.6. If a termination occurs at any time following 14 months after issuance of NTP2, Developer may allow Contractor to receive a share of the unused Contingency, in an amount to be determined in Developer's sole discretion.

15.7 Reduction in Amount of Claim

The amount otherwise due Contractor under this Article 15 shall be reduced by (a) the amount of any claim which Developer, State and/or SJTA may have against Contractor in connection with this Contract and (b) the agreed price for, or the proceeds of sale of, materials, supplies or other things acquired by Contractor or sold, pursuant to the provisions of this Article 15, and not otherwise recovered by or credited to Developer.

15.8 Payment

Developer may from time to time, under such terms and conditions as it may prescribe and in its sole discretion, make partial payments on account against costs incurred by Contractor in connection with the terminated portion of this Contract, whenever in the opinion of Developer the aggregate of such payments shall be within the amount to which Contractor will be entitled hereunder. If the total of such payments is in excess of the amount finally agreed or determined to be due under this
Article 15, such excess shall be payable by Contractor to Developer upon demand together with interest at a variable rate per annum equal to the reference rate announced by Bank of America, NT&SA from time to time, plus 1%.

15.9 Inclusion in Subcontracts

Contractor shall insert in all Subcontracts that the Subcontractor shall stop Work on the date of and to the extent specified in a Notice of Termination from Developer and shall require that Subcontractors insert the same provision in each Subcontract at all tiers. Contractor shall communicate, immediately upon receipt thereof, any Notice of Termination issued by Developer to all affected Subcontractors.
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15.10     Amounts Payable to Subcontractors

For the purposes of Sections 15.5 and 15.6, upon termination of Work under Section 15.2.3 which would have entitled a particular Subcontractor to gross proceeds of $100,000 or more had it not been terminated, then Contractor will not be entitled to reimbursement for that portion of a termination settlement with such Subcontractor which constitutes anticipatory or unearned profit on Work terminated or partly terminated, or which constitutes consequential damages on account of the termination.

15.11     No Consequential Damages

Under no circumstances shall Contractor or any Subcontractor be entitled to anticipatory, unearned profits or consequential or other damages as a result of a termination under this Article 15. The payment to Contractor determined in accordance with this
Article 15 constitutes Contractor's exclusive remedy for a termination hereunder.

15.12     No Waiver

Anything contained in this Contract to the contrary notwithstanding, a termination under this Article 15 shall not waive any right or claim to damages which Developer, State and/or SJTA may have and Developer, State and/or SJTA may pursue any cause of action which it may have by law or under this Contract.

15.13     Dispute Resolution

The failure of the parties to agree on amounts due under Sections
15.6 and 15.10, shall be a dispute to be resolved in accordance with Article 19.

ARTICLE 16.  DEFAULT

16.1 Default of Contractor

        16.1.1 Contractor shall be in default under this Contract upon the occurrence of any one or more of the following events or conditions, following notice and opportunity to cure
(if applicable) as specified in Section 16.1.2.

          (a) Contractor fails either (i) to promptly begin the Work under the Contract Documents or (ii) to prosecute the Work in accordance with the Project Schedule; or

          (b) Contractor fails to perform the Work in accordance with the Contract Documents, including conforming to applicable standards in constructing the Project, or refuses to remove and replace rejected materials or unacceptable Work; or
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          (c)   Contractor discontinues the prosecution of the
Work (exclusive of Work stoppage (i) due to termination by Developer, or (ii) due to and during the continuance of a Force Majeure event or suspension by Developer); or

          (d) Contractor fails to resume performance of Work which has been suspended or stopped, within a reasonable time after receipt of notice from Developer to do so or (if applicable) after cessation of the event preventing performance; or

          (e) Contractor shall have become insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts or makes an assignment for the benefit of creditors; or

          (f) Insolvency, receivership, reorganization or bankruptcy proceedings shall have been commenced by or against Contractor; or

          (g) Any representation or warranty made by Contractor in its Statement of Qualifications, the Bid, the Contract Documents or any certificate, schedule, instrument or other document delivered by Contractor pursuant to the Contract Documents shall have been materially false or misleading when made; or

          (h) Contractor breaches any material agreement contained in the Contract Documents; or

          (i) Contractor shall have assigned or transferred the Contract Documents or any right or interest herein or any Major Participant shall have assigned or transferred all or any portion of its interest in Contractor without Developer's prior written consent; or

          (j) Contractor fails to discharge or obtain a stay of any judgment(s) or order for the payment of money against it in excess of $100,000 in the aggregate arising out of the prosecution of the Work (provided that for purposes hereof posting of a bond in the amount of 125% of such judgment or order shall be deemed an effective stay); or

          (k) Contractor shall have failed, absent a valid dispute, to make payment when due for labor, equipment or materials in accordance with its agreements with Subcontractors and applicable law, or shall have failed to comply with any Governmental Rule or failed reasonably to comply with the instructions of Developer or Program Manager consistent with the Contract Documents.

        16.1.2 Contractor and Surety shall be entitled to 15 days' notice and opportunity to cure any breach described in (a) through (d) and (h) through (k) above (excluding any such breach
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which by its nature cannot be cured); provided that if such breach is capable of cure but by its nature cannot be cured within 15 days, such additional period of time shall be allowed as may be reasonably necessary to cure the breach, provided Contractor or Surety commences such cure within such 15-day period and thereafter diligently prosecutes such cure to completion; and provided further that in the case of an emergency Program Manager shall have the right to shorten the 15-day cure period by so specifying in the notice of breach.

16.2 Remedies for Contractor Event of Default

        If any breach described in Section 16.1 is not subject to cure or is not cured within the period (if any) specified in
Section 16.1.2, Developer may declare that an "Event of Default" has occurred and notify Contractor to discontinue the Work. The declaration of an Event of Default shall be in writing and given to Contractor and Surety. Developer may appropriate any or all materials and equipment on the Site as may be suitable and acceptable and may direct the Surety to complete this Contract or may enter into an agreement for the completion of this Contract according to the terms and provisions thereof with another contractor or the Surety, or use such other methods as may be required for the completion of this Contract, including completion of the Work by Developer. In the event that this Contract is terminated for grounds which are later determined not to justify a termination for default, such termination shall be deemed to constitute a termination for convenience pursuant to Article 15.

        Contractor and Surety shall not be relieved of liability for continuing Liquidated Damages on account of a breach or default by Contractor or by Developer's declaration of an Event of Default, or by actions taken by Developer under this
Section 16.2.

        All costs and charges incurred by Developer, together with the cost of completing the Work, will be deducted from any monies due or that may become due Contractor and the Surety. If such expense exceeds the sum which would be available from such monies, then Contractor and the Surety shall be liable and shall pay to Developer the amount of such excess.

        The rights and remedies of Developer are in addition to any other rights and remedies provided by law or equity or provided under this Contract or the Performance Bond.

16.3 Delay in Issuance of NTP2; Failure to Deliver Payment

        16.3.1     If NTP2 has not been issued on or before
December 31, 1998, then Contractor's sole and exclusive remedy for such failure shall be to terminate this Contract or accept a Contingency Change Order as specified in Section 12.1.3.
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        16.3.2     Contractor agrees that Developer shall not be
considered in breach of this Contract as the result of any failure to make any payment which results from failure or refusal by State or SJTA to provide funds in accordance with the Road Development Agreement. In the event that Contractor fails to receive a payment in the amount approved under Section 12.2.4 by the date specified for payment in Section 12.2.4, Contractor may request written assurances from Developer that payment will be made. Unless Contractor receives reasonably acceptable assurances from Developer within five business days after delivery of such request to Developer, with a copy to Program Manager, Contractor shall have the right to stop Work, provided that Contractor shall have provided a separate written notice to Program Manager, Developer, State and SJTA stating that Contractor is not satisfied with the assurances and describing the reasons for such dissatisfaction, which notice shall have been delivered at least three business days before stopping Work. Contractor shall take all appropriate measures to ensure Project safety, including those specified in Section 14.3. In the event Contractor stops Work pursuant to this Section 16.3.2, the delay shall be considered the result of a Directed Change.

        16.3.3 Except as otherwise provided in Sections 16.3.1 and 16.3.2, and in all events subject to Section 3.1.2, in the event of any alleged breach of this Contract by Developer, Contractor shall provide Developer written notice describing the alleged breach and 30 days' opportunity to cure the same, as a condition precedent to exercising any remedies to which Contractor is entitled at law or in equity with respect thereto.

ARTICLE 17.   LIQUIDATED DAMAGES

Contractor understands and agrees that if Contractor fails to complete the Work in accordance with the Contract Documents, Developer, State and SJTA will suffer substantial losses and damages. Contractor agrees that it shall be liable for all such losses and damages, subject only to the limitation in
Section 17.4. Contractor and Developer (on its own behalf and on behalf of State and SJTA) have agreed to liquidate damages with respect to certain types of losses and damages. Contractor acknowledges and agrees that the Liquidated Damages are intended to compensate Developer solely for Contractor's failure to meet the deadlines for completion of the Project which are set forth in Section 4.2, and shall not excuse Contractor from liability for any other breach of Contract requirements, including any failure of the Work to conform to applicable requirements.

17.1 Liquidated Damages

Contractor acknowledges and agrees that because of the unique nature of the Project and the unavailability of a substitute
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therefor, it is impracticable and extremely difficult to
ascertain and determine the actual damages which will be sustained by Developer, State and SJTA in the event of Contractor's failure to achieve Substantial Completion of the Project on or before the Guaranteed Completion Date or to achieve Final Acceptance by the specified deadline. Contractor therefore agrees to pay Developer (for the benefit of Developer, State and SJTA) a liquidated amount (the "Liquidated Damages") as deemed compensation to Developer for such damages, in the amount of $64,600 for each day after the Guaranteed Completion Date and through the date of Substantial Completion, and in the amount of $8,500 per day for each day after the required date for Final Acceptance and through the Final Acceptance Date. It is understood and agreed by Contractor that any Liquidated Damages payable in accordance with this Section 17.1 are in the nature of liquidated damages and not a penalty and that such sums are reasonable under the circumstances existing as of the date of execution and delivery of this Contract. Contractor further acknowledges and agrees that Liquidated Damages may be owing even though no Event of Default has occurred or been declared.

17.2 Offset; Reduction; Waiver

        17.2.1 Developer shall have the right to deduct any amount owed by Contractor to Developer under the Contract Documents, including Liquidated Damages, from any amounts owed by Developer to Contractor, including any Retainage which may be payable by Developer to Contractor pursuant to Section 12.2.6.

        17.2.2 Permitting or requiring Contractor to continue and finish the Work or any part thereof after the Guaranteed Completion Date shall not act as a waiver of Developer's right to receive Liquidated Damages hereunder or any rights or remedies otherwise available to Developer.

17.3 Payment Terms

Liquidated Damages, to the extent not paid as provided in Section
17.2, shall be payable by Contractor to Developer within ten days after Contractor's receipt of an invoice therefor from Developer.

17.4 Limitation of Contractor's Liability

Contractor's liability to Developer for damages resulting from breach of this Contract shall be limited to the sum of (a) all those costs reasonably incurred by Developer or any party acting on Developer's behalf in completing or correcting the Work or having the Work completed or corrected by another Person and
(b) the amount of $30,000,000 (which amount shall specifically include any Liquidated Damages paid pursuant to this Article 17). This limitation of liability shall not apply to liabilities
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incurred by Contractor arising out of its agreement under
Article 18 to defend, indemnify and hold the Indemnified Parties harmless from and against third party claims, causes of action, suits, legal or administrative proceedings, damages, losses, liabilities, response costs, costs and expenses.

ARTICLE 18.  INDEMNIFICATION

18.1 Indemnifications by Contractor

        18.1.1 Subject to Section 18.1.3, Contractor shall release, defend, indemnify and hold harmless Developer, Developer's Affiliates, the Program Manager, the Program Manager's subcontractors and Affiliates, Mirage Resorts, Incorporated, State, SJTA and their respective successors and assigns and their respective members, shareholders, officers, directors, agents and employees and each of them (collectively referred to in this Section 18.1 as the "Indemnified Parties" and severally referred to as an "Indemnified Party") from and against any and all claims, causes of action, suits, legal or administrative proceedings, damages, losses, liabilities, response costs, costs and expenses, including any injury to or death of persons or damage to or loss of property, and including attorneys' and expert witness fees and costs as they are incurred in connection with the enforcement of this indemnity, arising out of, relating to or resulting from each of the following:

          (a) The breach or alleged breach of this Contract by Contractor, its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible; or

          (b) The failure or alleged failure by Contractor or its employees, agents, officers or Subcontractors or any other Persons performing any of the Work for whom Contractor may be contractually or legally responsible, to comply with any applicable Environmental Laws or Governmental Rule (including Governmental Rules regarding handling, generation, treatment, storage, transportation and disposal of Hazardous Substances and associated reporting requirements) in performing the Work or any Relocation work; or

          (c) Any patent or copyright infringement or alleged patent or copyright infringement or other improper or allegedly improper appropriation or use of trade secrets, patents, proprietary information, know-how, copyright rights or inventions in performance of the Work, or arising out of any use in connection with the Project of methods, processes, designs, information, or other items furnished or communicated to Developer or another Indemnified Party pursuant to this Contract; provided that this indemnity shall not apply to any infringement resulting from Developer's failure to comply with specific
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written instructions regarding use provided to Developer by
Contractor; or

          (d) Any negligent act or omission or willful misconduct, or alleged negligent act or omission or willful misconduct, of Contractor, its employees, agents, officers or Subcontractors or any other Persons performing any of the Work for whom Contractor may be contractually or legally responsible; or

          (e) Any and all claims by any Governmental Person claiming taxes based on gross receipts, purchases or sales, the use of any property or income of Contractor or any of its Subcontractors or any of their respective agents, officers or employees with respect to any payment for the Work made to or earned by Contractor or any of its Subcontractors or any of their respective agents, officers or employees under the Contract Documents; or

           (f) Any and all claims, stop notices and/or Liens filed by any Subcontractor or laborer in connection with the Work, including all expenses and attorneys' fees incurred in discharging any stop notice or Lien, provided that Developer is not in default in payments owing to Contractor with respect to such Work; or

            (g) Any release or threatened release of a Hazardous Substance which was removed or handled by Contractor or its employees, agents, officers or Subcontractors or any other
Persons for whom Contractor may be contractually or legally responsible; or

            (h) The claim or assertion by any Subcontractor or other Person of inconvenience, disruption, delay or loss caused by interference by Contractor (or its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible) with or hindering the progress or completion of work being performed by such Subcontractor or other Person as described in Section 23.1, or failure of Contractor or its employees, agents, officers or Subcontractors or any other Persons for whom Contractor may be contractually or legally responsible to cooperate reasonably with other contractors in accordance therewith.

        18.1.2 Subject to Section 18.1.3, Contractor shall release, defend, indemnify and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities, costs and expenses, including attorneys' fees as they are incurred, arising out of, relating to or resulting from errors, omissions, inconsistencies or other defects in the Design Documents, regardless of whether such errors, omissions,
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inconsistencies or defects were also included in the Concept
Design or Reference Documents. Contractor agrees that, because the Concept Design and Reference Documents are preliminary and conceptual in nature and are subject to review and modification by Contractor, Contractor shall have no right to claim that any Indemnified Party is responsible for any errors, omissions, inconsistencies or other defects contained therein.

        18.1.3 Contractor's indemnity obligation to any Indemnified Party shall not extend to any loss, damage or expense arising solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction, without imputation of any gross negligence or willful misconduct of any Indemnified Party to any other Indemnified Party.

        18.1.4 In claims by an employee of Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Section 18.1 shall not be limited by a limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or a Subcontractor under workers' compensation, disability benefit or other employee benefits laws.

        18.1.5 Contractor hereby acknowledges and agrees that it is Contractor's obligation to cause the Project to be designed and to construct the Project in accordance with the Contract Documents and that the Indemnified Parties described above are fully entitled to rely on Contractor's performance of such obligation. Contractor further agrees that any review and/or approval by Program Manager and/or others hereunder shall not relieve Contractor of any of its obligations under the Contract Documents or in any way diminish its liability for performance of such obligations or its obligations to provide indemnities hereunder.

18.2 No Effect on Other Rights

The foregoing obligations shall not be construed to negate, abridge, or reduce other rights or obligations which would otherwise exist in favor of an Indemnified Party hereunder or under applicable law.

18.3 CERCLA Agreement

Without limiting their generality, the indemnity set forth in
Section 18.1.1(g) is intended to operate as an agreement pursuant to Section 107(e) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9607(e), to insure, protect, hold harmless and indemnify the Indemnified Parties.
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ARTICLE 19.  DISPUTE RESOLUTION

19.1 Decision by Program Manager; Conditions Precedent to Adjudication

        19.1.1 Disputes arising in the performance of this Contract (excluding any disagreement regarding matters subject to a sole discretion standard hereunder) which are not resolved informally, whether through the partnering process described in
Section 19.4 or otherwise, shall be decided in writing by a decision of Program Manager under this Article 19, by issuance of a Directive Letter by Developer under Section 13.1.1.3, or by issuance of a marked-up Change Order under Section 13.12. Contractor may request at any time that a decision be issued, or Program Manager may issue a decision without having received any such request. Program Manager's failure to respond to a request for a decision within 14 days after request shall be deemed a rejection. Program Manager's decision shall be final and conclusive unless within ten days from the date of receipt of a copy of the decision, Contractor delivers a written appeal to the Program Manager's Project Director.

        19.1.2 If a written appeal is timely received, the Program Manager's Project Director will either hear the appeal or appoint a representative to hear the appeal (who shall not be the same individual who made the original decision). In connection with any such appeal, Contractor shall be afforded an opportunity to be heard and to offer evidence in support of its position.
The final decision of the Program Manager shall be issued within 14 days after the hearing or such longer period as is mutually agreeable to the parties. Such final decision shall be binding upon Contractor and Contractor shall abide by the decision, subject only to its right to bring a court action as specified in
Section 19.1.3.

        19.1.3 As conditions precedent to Contractor's right to bring any court action regarding a dispute hereunder:

          (a) all notices required under Section 13.3.2 shall have been properly delivered;

          (b) a final decision of Program Manager shall have been issued under Section 19.1.2 or Developer shall have issued a Directive Letter under Section 13.1.1.3; and

          (c) Contractor shall have provided Program Manager with written notice rejecting Program Manager's final decision under
Section 19.1.2 or stating that Contractor objects to Developer's Directive Letter (as appropriate) within 30 days after issuance thereof.

        If at any time in the process a dispute is resolved, whether by mutual agreement or by Contractor's failure to proceed to the
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next step in the dispute resolution process, Contractor must sign an unconditional release as to any and all matters arising from the dispute.

        19.1.4     The New Jersey Contractual Liability Act,
N.J.S.A. 59:13-1 et seq., shall govern any action which may be brought by Contractor as a result of Program Manager's decision.

19.2 Consent To Jurisdiction

Each party hereto, by entering into this Contract, consents and submits to the exclusive jurisdiction of the courts of New Jersey over any action at law, suit in equity or other proceeding that may arise out of this Contract, and Contractor agrees, during the period of performance hereunder (including during the Warranty period), to maintain within the State of New Jersey an agent to accept service of legal process on its behalf. Absent notification to the contrary the agent for service of process for each party shall be deemed to be the individual identified in
Section 24.10 for delivery of notices.

19.3 Continuance of Work During Dispute

At all times during the course of the dispute resolution process, but subject to Contractor's rights under Section 16.3.2, Contractor shall continue with the Work as directed, in a diligent manner and without delay, and shall be governed by all applicable provisions of the Contract Documents. Records of the Work shall be kept in sufficient detail to enable payment in accordance with applicable provisions in the Contract Documents, if this should become necessary.

19.4 Partnering

        19.4.1    Objectives

        Developer intends to encourage partnering among Developer, State, SJTA, Program Manager, Contractor and Subcontractors. The partnering process will be structured to draw on the strengths of each organization to identify and achieve reciprocal goals. The objectives are effective, efficient, quality contract performance and completion within budget, on schedule and in accordance with the Contract Documents. Contractor agrees to seek to obtain a solution through the partnering process before making any request for a Program Manager decision under Section 19.1.

        19.4.2    Costs

        Contractor shall be responsible for engaging a facilitator acceptable to Developer to conduct the initial team-building workshop and any follow-up workshops agreeable to Developer and
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Contractor.  Other than the cost of the facilitator, Developer and Contractor will each be responsible for any expense incurred by its respective organization for salary, meals, travel, and lodging of participants and similar items.

        19.4.3    Legal Effect

        The establishment of a partnering charter will not change the legal relationship of the parties to the Contract nor relieve either party from any of the terms of the Contract.

ARTICLE 20.  ACCEPTANCE

20.1 Substantial Completion

        20.1.1 Contractor shall provide a notice of anticipated Substantial Completion to Program Manager when all of the following conditions to Substantial Completion have occurred:

          (a) Contractor has completed the Project (except for Punch List items and final cleanup);

          (b) All construction associated with the Project has been performed in accordance with the requirements of the Contract Documents; and

          (c) The Project may be operated without damage to the Project or any other property on or off the Site, and without injury to any Person.

        20.1.2 As promptly as is practicable after receipt of the notice of anticipated Substantial Completion pursuant to
Section 20.1.1, Program Manager shall, after consultation with the State and SJTA, advise Contractor in writing of any of the following of which Program Manager then has knowledge: (a) defects in the Project, and/or (b) deficiencies in the Project relating to any of the items described in Section 20.1.1(a), (b) or (c) , and/or
(c) deviations of any installed equipment, materials and workmanship from the requirements of the Contract Documents. Contractor shall, at its own cost and expense, correct such defects, deficiencies and deviations to Program Manager's, State's and SJTA's satisfaction. "Substantial Completion" will be deemed to have occurred once such corrections have been made and a "Certification of Substantial Completion" has been issued by Program Manager to Developer, State and SJTA, with a copy to Contractor.

        20.1.3     Refer to Sections 105.21 and 107.18 of the
General Provisions regarding possible early opening of portions of the Project.
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20.2 Final Acceptance

        20.2.1 Promptly after Substantial Completion of the Project, Contractor shall perform all Punch List items and all Work, if any, which was waived for purposes of Substantial Completion, and shall satisfy all of its other obligations under the Contract Documents, including ensuring that the Project has been completed and all components have been properly adjusted and tested. Final Acceptance of the Project shall be deemed to have occurred when all of the following have occurred:

          (a) All requirements for Substantial Completion of the Project shall have been fully satisfied.

          (b) Program Manager and SJTA shall have received all Construction Documents, as-built drawings of the Project, manufacturers' data, catalogues, and all maintenance manuals for all equipment throughout the Project, right-of-way record maps, surveys, test data and other deliverables required under the Contract Documents.

          (c) All special tools purchased by Contractor as provided in the Contract Documents shall have been delivered to SJTA and all replacement spare parts shall have been purchased and delivered to SJTA free and clear of Liens.

          (d)   All of Contractor's and Subcontractors'
personnel, supplies, equipment, waste materials, rubbish and temporary facilities shall have been removed from the Site.

          (e) Contractor shall have delivered to Program Manager, State and SJTA satisfactory evidence that there are no outstanding claims of Contractor or claims, Liens or stop notices of any Subcontractor or laborer with respect to the Work, other than any previously submitted unresolved claims of Contractor and any claims, Liens or stop notices of a Subcontractor or laborer being contested by Contractor (in which event Contractor shall provide a certification listing all such matters with such detail as is requested by Program Manager and, with respect to all Subcontractor and laborer claims, Liens and stop notices, shall include a representation of Contractor that it is diligently and in good faith contesting such matters by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same). For purposes of such certificate, the term "claim" shall include all matters or facts which may give rise to a claim.

           (f) The Punch List items shall have been completed to the satisfaction of Program Manager, State and SJTA, all of Contractor's other obligations under the Contract Documents
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(other than obligations which by their nature are required to be performed after Final Acceptance) shall have been satisfied in full or waived, and Program Manager, State and SJTA shall have delivered to Contractor a Notice of Final Acceptance to the effect of the foregoing.

           (g) Program Manager shall have delivered to Developer, State and SJTA a "Certification of Final Acceptance," with a copy to Contractor. Said certification shall state that the Work has been constructed in accordance with the Final Design Documents, subject only to the exceptions noted in said certification and set forth in the as-built drawings.

        20.2.2 The occurrence of the Final Acceptance Date shall not relieve Contractor, any Subcontractor or the Surety from any continuing obligations under the Contract Documents.

        20.2.3 Provided that all conditions to Final Acceptance have occurred, Contractor shall have the right to replace the Performance Bond with a replacement performance bond in an amount and in form satisfactory to Developer, State and SJTA in their sole discretion (provided that it shall not be required to exceed $15,000,000 for the first year of the warranty period and may be further reduced to $5,000,000 on the first anniversary of the Final Acceptance Date provided Contractor is not then in default hereunder) or with such other security as is approved by Developer, State and SJTA in their sole discretion, guaranteeing due and punctual performance of all obligations of Contractor under the Contract Documents which survive Final Acceptance.

20.3 Assignment of Causes of Action

Contractor hereby offers and agrees to assign to Developer, State and SJTA all rights, title, and interest in and to all causes of action it may have under Section 4 of the Clayton Act (15 U.S.C. Sec. 15), arising from purchases of goods, services or materials pursuant to this Contract. This assignment shall be deemed made and shall become effective at the time final payment is tendered to Contractor, without further acknowledgment by the parties.

20.4 Payments to Utilities

Contractor shall use all reasonable efforts to obtain final invoices from Utility Owners prior to the Final Acceptance Date. In the event that any invoices have not yet been received as of
such   date,  Contractor  shall  provide  Program  Manager with
sufficient information to determine the amount to withhold from final payment pending receipt of such invoices. Contractor shall remain obligated to pay the full amount of any such invoice as and when received, regardless of the amount withheld.
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ARTICLE 21.  DOCUMENTS AND RECORDS

21.1 Escrowed Bid Documents

Prior to execution of this Contract, Contractor delivered into escrow one copy of all documentary information used in preparation of its Bid for the Project (the "Escrowed Bid Documents" or "EBD"). Concurrently with approval of each Change Order, if requested by Program Manager, one copy of all documentary information used in preparation of the Change Order shall be added to the Escrowed Bid Documents. The EBD will be held in escrow until all of the following have occurred: (a) 180 days have elapsed from Final Acceptance or termination of the Work, as applicable, (b) all disputes regarding this Contract have been settled, and (c) final payment on this Contract has been made by Developer and accepted by Contractor.

        21.1.1 The EBD shall be available during business hours for joint review by representatives of Contractor, Developer, State, SJTA and Program Manager in connection with the resolution of disputes and as described in Section 21.1.5 below. The EBD are, and shall always remain, the property of Contractor, subject to Program Manager's right to review the EBD as provided herein.
Copies of the EBD shall be provided to the courts of the State of New Jersey and other dispute resolvers upon request by Developer.

        21.1.2 Contractor represents and warrants that the EBD delivered into escrow prior to execution hereof constitute all of the information used in the preparation of its Bid and agrees that no other Bid preparation information will be considered in resolving disputes or claims related thereto, including in any judicial proceeding to resolve such disputes or claims.
Contractor also agrees that the EBD are not part of this Contract and that nothing in the EBD shall change or modify this Contract.

        21.1.3     Contractor represents and warrants that:

          (a) the EBD clearly itemize the estimated costs of performing the Work required by the Contract Documents, all Work is separated into sub-items as required to present a complete and detailed estimate of all costs, and crews, equipment, quantities and rates of production are detailed;

          (c) estimates of costs are divided into Contractor's usual cost categories such as direct labor, repair labor, equipment ownership and operation, expendable materials, permanent materials and subcontract costs as appropriate, plant and equipment and indirect costs are detailed in Contractor's usual format, and Contractor's allocation of plant and equipment, indirect costs, contingencies, markup and other items such as overhead and profit to each direct cost item shall be clearly identified;
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           (d)   the EBD include all assumptions, quantity
takeoffs, rates of production and progress calculations, quotes from Subcontractors and suppliers, memoranda, narratives and all other information used by Contractor to arrive at the Contract Price or Change Order.

        21.1.4 It is not intended that Contractor perform any significant extra work in the preparation of the EBD prior to delivery thereof into escrow. However, Contractor represents and warrants that the EBD provided prior to execution of this Contract were personally examined prior to delivery to escrow by authorized officers of Contractor and that they meet the requirements of
Section 21.1.3 and are adequate to enable a complete understanding and interpretation of how Contractor arrived at its Bid Price. Contractor also represents and warrants that the EBD provided in connection with Change Orders will be personally examined prior to delivery to escrow by authorized officers of Contractor and that they will meet the requirements of Section 21.1.3 and will be adequate to enable a complete understanding and interpretation of how Contractor arrived at its Change Order.

        21.1.5 Upon request by Program Manager at any time following issuance of NTP1, representatives of Program Manager and Contractor shall jointly review the EBD to determine whether it is complete, and shall organize the EBD and label each page so that it is obvious that the page is a part of the EBD and so as to enable a person reviewing a page out of context to determine where it can be found within the EBD. The representatives shall also compile an index listing each document included in the EBD and briefly describing the document and its location in the EBD, which shall be kept with the EBD. In the event that, following the initial organization, Program Manager determines that the EBD is incomplete, Program Manager may request Contractor to supply data to make the EBD complete. Contractor shall provide all such data within three business days of the request, and at that time it will be date stamped, labeled to identify it as supplementary EBD information, and added to the EBD. Contractor shall have no right to add documents to the EBD except upon Program Manager's request. At Program Manager's option, which may be exercised at any time, the EBD associated with any Change Order shall be reviewed, organized and indexed in the same manner as set forth in this Section 21.1.5.

        21.1.6 The EBD shall at all times be treated as proprietary and confidential information and shall be used only for purposes described in Section 21.1.1.

21.2 Subcontractor Bid Documents

Contractor shall require each Subcontractor whose Subcontract price equals or exceeds $5,000,000 to submit to Contractor a copy
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of all documentary information used in preparing its sub-bid, immediately prior to executing the Subcontract, to be held by the same escrow depository which is holding the EBD and which shall be accessible by Contractor and its successors and assigns (including Developer, State and SJTA), the courts of the State of New Jersey and other dispute resolvers, on terms substantially similar to those contained herein. Each such Subcontract shall include a representation and warranty from the Subcontractor stating that its EBD constitute all the documentary information used in preparation of its sub-bid. Each Subcontract with a Subcontractor whose Subcontract price is less than $5,000,000 shall require the Subcontractor to preserve all documentary information used in preparing its sub-bid and to provide such documentation to Contractor and/or Program Manager in connection with any claim exceeding $250,000 made by such Subcontractor.

21.3 Maintenance of, Access to and Audit of Records

Contractor shall maintain at the Project Manager's office a complete set of all books and records prepared or employed by Contractor in its management, scheduling, cost accounting and otherwise with respect to the Project. Contractor shall also maintain such additional records as Developer may reasonably request from time to time. Until the date specified in
Section 21.4, Contractor shall grant to Program Manager, Developer, State and/or SJTA such audit rights and allow Developer such access to and the right to copy such books and records as any such Person may request in connection with the issuance of Change Orders, the resolution of disputes and such other matters as Developer, State and/or SJTA reasonably deem necessary for purposes of verifying compliance with this Contract and applicable law.

        21.3.1 Where the payment method for any Work is on a cost-plus basis, such examination and audit rights shall include all books, records, documents and other evidence and accounting principles and practices sufficient to reflect properly all direct and indirect costs of whatever nature claimed to have been incurred and anticipated to be incurred for the performance of such Work. If audit indicates Contractor has been overcredited under a previous progress report or progress payment, that overcredit will be credited against current progress reports or payments.

        21.3.2 For cost and pricing data submitted in connection with pricing Change Orders, unless such pricing is based on adequate price competition, established catalog or market prices of commercial items sold in substantial quantities to the public, or prices set by law or regulation, Developer, State, SJTA and their representatives have the right to examine all books, records, documents and other data of Contractor related to the negotiation of or performance of Work under such Change Orders for the purpose of evaluating the
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accuracy, completeness and currency of the cost or pricing data submitted. The right of examination shall extend to all documents deemed necessary by such Persons to permit adequate evaluation of the cost or pricing data submitted, along with the computations and projections used therein.

21.4 Retention of Records

Contractor shall maintain all records and documents relating to this Contract and the Project (including copies of all original documents delivered to Program Manager, Developer, State and/or
SJTA) for six years after the Final Acceptance Date or termination date, as applicable, and shall notify Developer, State and SJTA where such records and documents are kept. Notwithstanding the foregoing, all records which relate to Claims being processed or actions brought under the dispute resolution provisions or which are relevant to any ongoing inquiry by any Governmental Person shall be retained and made available until such actions, Claims and inquiries have been finally resolved. Records to be retained include the EBD and all books and other evidence bearing on Contractor's costs and expenses under the Contract Documents. Contractor shall make these records and documents available for audit and inspection to Developer, State and SJTA, at Contractor's office, at all reasonable times, without charge, and shall allow such Persons to make copies of such documents (at no expense to Contractor). If approved by Developer, State and SJTA, photographs, microphotographs or other authentic reproductions may be maintained instead of original records and documents.

21.5 Public Records

        21.5.1 Contractor acknowledges and agrees that all records, documents, drawings, plans, specifications and other materials in Developer's or Program Manager's possession relating to the Project, including materials submitted by Contractor, may be subject to statutes and common law allowing access to public records. Contractor shall be solely responsible for all determinations regarding whether information provided is entitled to confidentiality under such laws, and for clearly and prominently marking each and every page or sheet of materials with "Trade Secret" or "Confidential" as it determines to be appropriate. Contractor is advised to contact legal counsel concerning such laws and their application to Contractor.

        21.5.2 If any of the materials submitted by Contractor are clearly and prominently labeled "Trade Secret" or "Confidential" by Contractor, Developer will notify Contractor in the event that State and/or SJTA notifies Developer of any request for the disclosure of such materials. Under no circumstances, however, will Developer, Program Manager, State or
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SJTA be responsible or liable to Contractor or any other Person for the disclosure of any such labeled materials, whether the disclosure is required by law, by court order or occurs through inadvertence, mistake or negligence on the part of Developer, State, SJTA or Program Manager.

         21.5.3 In the event of litigation concerning the disclosure of any material submitted by Contractor to Developer or Program Manager, Developer's, Program Manager's, State's and SJTA's sole involvement will be as a stakeholder retaining the material until otherwise ordered by a court, and Contractor shall be fully responsible for otherwise prosecuting or defending any action concerning the materials at its sole expense and risk.

ARTICLE 22.  VALUE ENGINEERING

This Article 22 sets forth the requirements applicable to preparation, review and approval of Value Engineering Change Proposals ("VECP's") submitted by Contractor for the purpose of enabling Contractor and Developer to take advantage of potential cost savings from changes in the requirements of the Contract Documents. Contractor is encouraged to submit VECP's whenever it identifies potential savings or improvement. Program Manager may also request Contractor to develop and submit a specific VECP. Contractor has the right to refuse to consider such Program Manager-ordered VECP.

22.1 Description of VECP's

A VECP is a proposal developed and documented by Contractor which:

     (a)  Requires a change in the requirements of the Contract
Documents in order to be implemented; and

     (b) Reduces the Contract Price without impairing essential functions or characteristics of the Work, including the meeting of requirements pertaining to functionality contained in the Special Provisions and all Governmental Approvals, and provided that it is not based solely upon a change in quantities.

22.2 Information to be Provided

At a minimum, the following information shall be submitted by Contractor with each VECP:

      (a) Description of the existing Contract requirements which are involved in the proposed change;

      (b)  Description of the proposed change;
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      (c)  Discussion of differences between existing requirements and the proposed change, together with advantages and disadvantages of each changed item;

      (d) Itemization of the Contract requirements which must be changed if the VECP is approved (e.g., drawing numbers and specifications);

      (e) Justification for changes in function or characteristics of each item, and effect of the change on the performance of the end item, as well as on the meeting of requirements contained in the Contract Documents;

      (f) Date or time by which a Change Order adopting the VECP must be issued in order to obtain the maximum cost reduction, noting any effect on the Project Schedule;

      (g) Cost estimate for existing Contract requirements compared to Contractor's cost estimate of the proposed changes;

      (h)  Costs of development and implementation by the Contractor.

22.3 Review of VECP's

Contractor shall submit VECP's to the Program Manager. Program Manager will endeavor to process proposals expeditiously, but Developer, State, SJTA and Program Manager shall not be liable for any delay in acting upon any proposal submitted pursuant to this Article 22. Contractor may withdraw all or part of any VECP at any time prior to approval by Developer, but shall, in any such case, be liable for costs incurred by Developer, State and/or SJTA in reviewing the proposal. In all other situations each party shall bear its own costs in connection with preparation and review of VECP's.

22.4 Approval of VECP's

Developer may approve, in its sole discretion, in whole or in part, by Change Order, any VECP submitted. Designs for approved VECP's shall be prepared by Contractor for incorporation into the Design Documents. Until a Change Order is issued on a VECP, Contractor shall remain obligated to perform in accordance with the Final Design Documents and other Contract Documents. The decision of Developer as to rejection or approval of any VECP shall be at the sole discretion of Developer and shall be final and not subject to review by the courts.
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22.5 Contract Price Adjustment

If Developer accepts a VECP submitted by Contractor pursuant to this Article 22, the Contract Price shall be adjusted in accordance with the following:

      22.5.1 The term "estimated net savings" as used herein shall mean (a) the difference between the cost of performing the Work according to the Contract Documents and the actual cost to perform it according to the proposed change, less (b) the costs of studying and preparing the VECP as proven by Contractor and approved by Developer in accordance with the Change Order procedures set forth herein, less (c) any additional costs incurred by Developer resulting from the VECP. Contractor's profit shall not be considered part of the cost.

      22.5.2 Except as specified in Section 22.5.4, Contractor is not entitled to share in either collateral or future Contract savings. The term "collateral savings" means those measurable net reductions in costs of operation resulting from the VECP, including maintenance and logistics. The term "future Contract savings" shall mean reductions in the cost of performance of future construction contracts for essentially the same item resulting from a VECP submitted by the Contractor.

      22.5.3 Subject to Section 22.5.4, the Contract Price shall be reduced by an amount equal to 50% of estimated net savings, provided that Contractor's profit shall not be reduced by application of the VECP. In such event 50% of the savings amount shall be added to the Contingency and the remaining 50% shall be held as Retainage.

      22.5.4 In a case where Contractor proposes that an adjustment be made to the planned acquisition of real property or to the area which has not been environmentally cleared for the Project in order to result in an overall cost savings to the Project (such as a proposal that additional real property be purchased outside of the Right of Way Limits in order to save on the cost of building a wall, or a proposal which would enable a reduction in the portion of the Project budget allocated to real property acquisitions by incurring additional construction costs): the VECP shall compare (a) the incremental reduction in costs (such as for not designing and building a wall) and (b) the costs involved in adjusting the real property limits or environmental clearances (which shall be based on Contractor's additional costs, such as for providing real property acquisition support services (including profit) plus additional costs of

Developer, State, SJTA and Program Manager, including costs of personnel as well as out-of-pocket costs such as the price of the additional real property and/or environmental clearances and attorneys' fees) or shall compare (y) the incremental reduction in costs (if any) for not acquiring the unnecessary real property and (z) the additional construction costs to be incurred. The estimated net savings shall be shared so as to achieve the same result as other VECP's (i.e., 50% shall go to the Contingency and 50% shall be held as Retainage). Developer, State, SJTA and Program Manager shall be reimbursed for their costs and expenses associated with the acquisition and the change in the Work, with the amount of the reimbursement to be deducted from the Contract Price. Footnote 2 sets forth an example of how the estimated net savings would be determined.2/
__________________________
2/    The following example concerns a proposal by Contractor to acquire additional Right of Way in lieu of wall construction.

                                    CALCULATION OF VECP SAVINGS

                                Existing         VECP Cost              Net Savings
Category                        Contract        Calculations            From VECP

Cost of Wall                    $250,000
Cost of Preparing VECP                          ($ 10,000)
Contractor's Expenses                           (  15,000)
Program Manager Costs                           (  10,000)
Costs of property acquisition                   ( 150,000)
                                                __________
     Total                      $250,000 less   ($185,000) equals          $65,000

                                      CONTRACT ADJUSTMENT

 Cost of Wall in Existing Contract    ($250,000)
 Cost of VECP Preparation               $10,000
 Contractor's Additional Costs          $15,000
 Reimbursement of acquisition costs    $150,000
 Reimbursement to Program Manager       $10,000
 Amount added to Contingency            $32,500
                                      __________
 Total Reduction in Contract Price     ($32,500)
 Additional Retainage Required          $32,500
            (Contractor's 50% share of savings)

22.6 Float

If an approved VECP results in a time savings to the Contract, Developer shall be entitled to the benefit of Float derived therefrom in accordance with Section 4.3.2.2.

ARTICLE 23.  COOPERATION AND COORDINATION WITH OTHER CONTRACTORS,
             LOCAL AGENCIES AND DEVELOPERS

23.1 Cooperation with Contractors

Developer reserves the right to contract for and perform other or additional work on or near the Site. State and/or SJTA may also contract for and perform other or additional work. Contractor shall cooperate with such other contractors to the extent reasonably necessary for the performance by such other contractors of their work, and shall cause its employees, agents, officers and Subcontractors and other Persons for whom Contractor may be contractually or legally responsible to so cooperate. If other separate contracts are awarded by Developer, State or SJTA which affect the Work, Contractor shall conduct its Work without unreasonably interfering with or hindering the progress or completion of the work being performed by other contractors.

23.2 Interference by Other Contractors

If Contractor asserts that any of Developer's other contractors or any of State's or SJTA's contractors have hindered or interfered with the progress or completion of the Work, then Contractor's sole remedy shall be to seek recourse against such other contractors.
In any event, Contractor shall notify Program Manager within 24 hours of such interference by other contractors. Contractor shall have the right to ask Program Manager to act as an arbitrator for resolution of such dispute, provided the other contractor and its sureties have agreed to submit the dispute to Program Manager, and provided that such proceeding shall be conducted at no cost to Program Manager.

23.3 Coordination with Local Agencies and Developers

Contractor shall coordinate with local agencies and with owners of property adjoining the Project, as more particularly described in the Scope of Work.

ARTICLE 24.  MISCELLANEOUS PROVISIONS

24.1 Roles of Program Manager, State and SJTA

        24.1.1 The Contract Documents specify that Program Manager will undertake certain activities with respect to the Project. In undertaking such activities Program Manager is acting as the agent for Developer, State and SJTA. Program Manager has authority to sign Contingency Change Orders but has no authority to agree to an increase in the Contract Price except for amounts payable solely from the Contingency, or to agree to any extension of the Guaranteed Completion Date, or to direct Contractor to take any action which would entitle Contractor to an increase in the Contract Price from any source other than the Contingency or to any extension of the Guaranteed Completion Date. Developer shall have the right to designate another Program Manager at any time, or to undertake directly any of Program Manager's tasks. Any change in such designation shall be effective upon delivery to Contractor, with copies to all other interested parties, of notification regarding the change. Contractor acknowledges and agrees that Developer is relying exclusively on Program Manager to administer and supervise this Contract and the Work and except for the payments required from Developer in this Contract (subject to the limitations contained in this Contract), Developer has no responsibilities or liability to Contractor hereunder,

        24.1.2 Notwithstanding the approval and other rights of State and SJTA referred to in the Contract Documents, Contractor is not authorized or required to and shall not accept directions, decisions or orders from State, SJTA or anyone else other than Developer or Program Manager.

24.2 Waiver

Either party's waiver of any breach or failure to enforce any of the terms, covenants, conditions or other provisions of the Contract Documents at any time shall not in any way limit or waive that party's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision, any course of dealing or custom of the trade notwithstanding. Furthermore, if the parties make and implement any interpretation of the Contract Documents without documenting such interpretation by an instrument in writing signed by both parties, such interpretation and implementation thereof will not be binding in the event of any future disputes.

24.3 Independent Contractor

Contractor is an independent contractor, and nothing contained in the Contract Documents shall be construed as constituting any other relationship with Developer, State or SJTA. In no event shall the relationship among Developer, State and SJTA, on the one hand, and Contractor, on the other, be construed as creating any relationship whatsoever between Developer, State or SJTA and Contractor's employees. Neither Contractor nor any of its employees is or shall be deemed to be an employee of Developer, State or SJTA. Except as otherwise specified in the Contract Documents, Contractor has sole authority and responsibility to employ, discharge and otherwise control its employees and has complete and sole responsibility as a principal for its agents, for all Subcontractors and for all other Persons that Contractor or any Subcontractor hires to perform or assist in performing the Work.

24.4 Successors and Assigns

The Contract Documents shall be binding upon and inure to the benefit of Developer and Contractor and their permitted successors, assigns and legal representatives.

        24.4.1 Contractor hereby consents to any assignment or delegation of the obligations of this Contract, or both, in whole or in part by Developer to State, SJTA or any Affiliate of Mirage Resorts, Incorporated. In the event of such an assignment and delegation, the term "Developer" as used in this Contract shall be deemed to mean such assignee.

        24.4.2 Developer may assign all or part of its right, title and interest in and to, and delegate its obligations under, the Contract Documents, including rights with respect to the Payment and Performance Bonds, to any other Person, with the prior written approval of Contractor.

        24.4.3 Contractor may assign only its rights to receive payment under the Contract Documents. The assignment instrument shall incorporate Section 3.1.2 in its entirety, and a copy of said instrument shall be delivered to Developer, State and SJTA as a condition to its effectiveness. Contractor may not delegate any of its duties hereunder, except to Subcontractors to the extent expressly permitted in the Contract Documents. Contractor's assignment or delegation of any of its Work under the Contract Documents shall be ineffective to relieve Contractor of its responsibility for the Work assigned or delegated, unless Developer, in its sole discretion, has expressly approved such relief from responsibility in writing.

24.5 Designation of Representatives; Cooperation with Representatives

        24.5.1 Developer and Contractor shall each designate an individual or individuals who shall be authorized to make decisions and bind the parties on matters relating to the Contract Documents. Appendix 4 hereto provides the initial designations. Such designations may be changed by a subsequent writing delivered to the other party in accordance with Section 24.10. The parties may also designate technical representatives who shall be authorized to investigate and report on matters relating to the construction of the Project and negotiate on behalf of each of the parties but who do not have authority to enter into binding agreements.

        24.5.2 Contractor shall cooperate with Developer and all representatives of Developer designated as described above. Contractor shall provide such data, reports, certifications, opinions of counsel regarding matters such as existence and authorization, and other documents or assistance as may be reasonably requested in connection with funding for the Project, provided, however, that provision of this information shall not in any manner diminish Contractor's rights or obligations under any other provision of the Contract Documents.

24.6 Gratuities

Neither Contractor nor any of its employees, agents and representatives shall offer or give to an officer, official or employee of Developer, Program Manager, State or SJTA gifts, entertainment, payments, loans or gratuities. Additional prohibitions governing gifts to State and SJTA employees or their relatives are contained in Section 109.15 of the General Provisions. Contractor represents and warrants that it has not previously offered or given any gifts, entertainment, payments, loans or gratuities in violation of such prohibitions.

24.7 Payment of Tolls

Contractor acknowledges and agrees that individuals working on the Project for Contractor will be required to pay tolls when using toll roads, including tolls for use of the Project after Substantial Completion if it is used as a toll road. Contractor shall not be entitled to reimbursement for any such tolls.

24.8 Limitation on Actions Against State, SJTA and Program
     Manager; Third Party Beneficiaries

        24.8.1 Contractor acknowledges that the Project is being constructed for the benefit of State and SJTA as well as Developer and others, and accordingly, subject to the provisions of Sections
3.2.9 and 24.1.2, State and SJTA, and each of them, may enforce all of the terms of the Contract against Contractor as if State and SJTA were signatories to this Contract. Contractor acknowledges that Contractor has no right of action against State or SJTA. All limits of liability and defenses afforded to Developer under this Contract shall apply equally to and be available to SJTA and State in regard to any claims made by Contractor.

        24.8.2 Contractor acknowledges and agrees that neither it nor any of its Subcontractors has or will have a contractual relationship with Program Manager hereunder, and therefore that neither Contractor nor any of its Subcontractors has any right of action against Program Manager hereunder with respect to any action or failure to act of Program Manager.

        24.8.3 It is not intended by any of the provisions of the Contract Documents to create any third party beneficiary hereunder, except to the extent specified in Section 24.8.1, or to authorize anyone else not a party hereto to maintain a suit for personal injury or property damage pursuant to the terms or provisions hereof. The duties, obligations and responsibilities of the parties to the Contract Documents with respect to such third parties shall remain as imposed by law. The Contract Documents shall not be construed to create a contractual relationship of any kind between Developer and a Subcontractor or any other Person except Contractor.

24.9 Governing Law

The Contract Documents shall be governed by and construed in accordance with the laws of the State of New Jersey.

24.10     Notices and Communications

        24.10.1 Notices under the Contract Documents shall be in writing and (a) delivered personally, or (b) sent by certified mail, return receipt requested, or (c) sent by a recognized overnight mail or courier service, with delivery receipt requested, or (d) sent by facsimile communication followed by a hard copy or with receipt confirmed by telephone, to the following addresses (or to such other address as may from time to time be specified in writing by such Person):

All correspondence with Contractor shall be sent to Contractor's
Project Manager or as otherwise directed by Project Manager.   The
address for such communications shall be:

        Yonkers Contracting Company, Inc./Granite Construction Co.
        A Joint Venture
        ATTN:  Lawrence W. Klein
        969 Midland Avenue
        Yonkers, NY 10704

In addition, copies of all notices to proceed and suspension, termination and default notices shall be sent as follows:

        Yonkers Contracting Company, Inc./Granite Construction Co.
        A Joint Venture
        ATTN:  Lawrence W. Klein
        969 Midland Avenue
        Yonkers, NY 10704

All communications to Developer or to Program Manager shall be delivered to the following address:

      Parsons Brinckerhoff - FG, Inc.
      506 Carnegie Center Drive, Suite 200
      Princeton, NJ  08540
      FAX:  (609) 734-6900
      Attn:  Richard T. Fischer, Program Manager

Copies of default notices and notices relating to termination by Contractor or to failure of Contractor to receive any undisputed payment shall also be sent to:

        Mirage Resorts, Incorporated
        3400 Las Vegas Boulevard South
        Las Vegas, NV  89109
        FAX:  (702) 791-5787
        Attn:  Bruce A. Levin, Esq.

        Atlandia Design and Furnishings, Inc.
        3260 South Industrial Road
        Las Vegas, NV  89109
        FAX:  (702) 792-4790
        Attn:  Kenneth R. Wynn, President

        State of New Jersey Department of Transportation
        Commissioner of Transportation
        CN600
        Trenton, NJ  08625
        FAX:  (609) 530-3894
        Attn:  John J. Haley, Jr.

        South Jersey Transportation Authority
        P.O. Box 351
        Hammonton, NJ  08037
        FAX:  (609) 965-7597
        Attn:  James A. Crawford, Executive Director

        24.10.2 Notices shall be deemed received when actually received in the office of the addressee (or by the addressee if personally delivered) or when delivery is refused, as shown on the receipt of the U. S. Postal Service, private carrier or other Person making the delivery. Notwithstanding the foregoing, notices sent by facsimile after 4:00 p.m. Eastern Standard or Eastern Daylight Time (as applicable) and all other notices received after 5:00 p.m. shall be deemed received on the first business day following delivery (that is, in order for a fax to be deemed received on the same day, at least the first page of the fax must have been received before 4:00 p.m. on a business day). Any technical or other communications pertaining to the Work shall be handled by Contractor's Project Manager, the Program Manager and representatives designated by State and SJTA. Contractor's representatives shall be available at all reasonable times for consultation. Except as otherwise provided in

Section 24.5.1, each party's representative shall be authorized to act on behalf of such party in matters concerning the Work.

        24.10.3 Contractor shall copy Program Manager on all written correspondence pertaining to this Contract between Contractor and any Person other than Contractor's Subcontractors, consultants and attorneys.

24.11     Further Assurances

Contractor shall promptly execute and deliver and cause each Subcontractor to promptly execute and deliver to Developer all such instruments and other documents and assurances as are reasonably requested by Developer to further evidence the obligations of Contractor hereunder, including assurances regarding assignments of Subcontracts contained herein.

24.12     Severability

If any clause, provision, article, section or part of this Contract is ruled invalid by a court of competent jurisdiction, then the parties shall: (a) promptly meet and negotiate a substitute for such clause, provision, article, section or part, which shall, to the greatest extent legally permissible, effect the original intent of the parties, including an equitable adjustment to the Contract Price to account for any change in the Work resulting from such invalidated portion (provided that in no event shall any such adjustment require any payments to be made to Contractor exceeding the original Contract Price as adjusted by previously approved Change Orders plus the amount of any remaining Contingency); and (b) if necessary or desirable, apply to the court which declared such invalidity for a judicial construction of the invalidated portion to guide the negotiations. The invalidity or unenforceability of any such clause, provision, article, section or part shall not affect the validity or enforceability of the balance of this Contract, which shall be construed and enforced as if this Contract did not contain such invalid or unenforceable clause, provision, article, section or part.

24.13     Headings

The captions of the articles and sections of the Contract
Documents are for convenience only and shall not be deemed part of the Contract Documents or considered in construing the Contract Documents.

24.14     Entire Agreement; Amendments

The Contract Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, statements, representations and negotiations between the parties with respect to its subject
matter.   The  Contract Documents may be amended only through  a
Change Order pursuant to Article 13.

24.15     Survival

All covenants, warranties and representations contained herein shall survive the termination of this Contract and the Final
Acceptance Date.

"Developer"                   ATLANDIA DESIGN AND FURNISHINGS,
                              INC., a New Jersey corporation

                              By:   KENNETH R. WYNN
                              Name:  Kenneth R. Wynn
                              Title: President


"Contractor"                  Yonkers Contracting Company, Inc./
                              Granite Construction Co.,
                              A Joint Venture

                              By:  PATRICK D. MULLEN
                              Name:  Patrick D. Mullen
                              Title: Attorney-in-Fact

APPENDIX 1 - ABBREVIATIONS AND DEFINITIONS

As used in the Contract Documents, the following abbreviations and terms shall have the following meanings:

                            ABBREVIATIONS

AAN       American Association of Nurserymen

AAR       Association of American Railroads

AASHTO    American Association of State Highway and Transportation
          Officials

ACE       Atlantic City Expressway

ACI       American Concrete Institute

ADA Americans With Disabilities Act (42 U.S.C. Sections 12101 et seq.)

ADU's "All Design Unit Memoranda" as distributed by NJDOT from time to time

AGC       Associated General Contractors

AI        Asphalt Institute

AIA       American Institute of Architects

AISC      American Institute of Steel Construction

AISI      American Iron and Steel Institute

ANSI      American National Standards Institute

API       American Pipe Institute

ARA       American Railway Association

AREA      American Railway Engineering Association

ASCE      American Society of Civil Engineers

ASLA      American Society of Landscape Architects

ASTM      American Society for Testing and Materials

ATMS      Advanced Traffic Management System

AWPA      American Wood Preservers' Association

AWWA      American Water Works Association

AWS       American Welding Society

BCD       Baseline Change Documents (NJDOT)

BDC       Bridges and Structures Design Criteria (Book III)

CAFRA     Coastal Area Facilities Review Act

CIAP      Construction Industry Advancement Program of New Jersey

CPM       Critical path method

CRSI      Concrete Reinforcing Steel Institute

DBE       Disadvantaged Business Enterprise

EBD       Escrowed Bid Documents

EEI       Edison Electrical Institute

EPA       Environmental Protection Agency of the United States
          Government

FBE       Female Business Enterprise

FHWA      Federal Highway Administration

FRA       Federal Railroad Administration

FSS       Federal Specifications and Standards

IA        Independent Assurance

ICEA      Insulated Cable Engineers Association

IFB       Invitation for Bids

IMSA      International Municipal Signal Association

IPCEA     Insulated Power Cable Engineers Association

ISO       International Organization for Standardization

MBE       Minority Business Enterprise

MUTCD     Manual on Uniform Traffic Control Devices

NEC       National Electric Code

NEMA      National Electrical Manufacturers Association

NIST      National Institute for Standards and Technology

NJAC      New Jersey Administrative Code

NJDEP     New Jersey Department of Environmental Protection

NJDOT     New Jersey Department of Transportation

NJSA      New Jersey Statutes Annotated

NJSP      New Jersey State Police

NJT       New Jersey Transit Corporation

NVLAP     National Verification Laboratory Acceptance Program,
          (Bureau of Standards)

OSHA      Occupational Safety and Health Administration

PCA       Portland Cement Association

PCI       Prestressed Concrete Institute

PCO       Potential Change Order

RDC       Roadway Design Criteria (Book III)

SAE       Society of Automotive Engineers

SI's      Standard Input for Supplemental Specifications (NJDOT)

SSPC      Steel Structures Painting Council

UL        Underwriter's Laboratory

USACE     United States Army Corps of Engineers

USCG      United States Coast Guard

USASI      United States of American Standard Institute

VECP      Value Engineering Change Proposal

WBS       Work breakdown structure

                           DEFINITIONS

"AASHTO Standards" shall mean the requirements and standards applicable to performance of the Work which are set forth in publications of the American Association of State Highway and Transportation Officials.

"Acceleration Costs" shall mean those fully documented increased costs reasonably incurred by Contractor (that is, costs over and above what Contractor would otherwise have incurred) which are directly attributable to increasing the performance level of the Work in an attempt to complete necessary segments of the Work earlier than otherwise anticipated, such as for additional equipment, additional crews, lost productivity, overtime and shift premiums, increased supervision and any unexpected material, equipment or crew movement necessary for resequencing in connection with acceleration efforts. Profit, overhead and indirect costs in connection with acceleration efforts shall not exceed the limits set forth in Section 13.7 of the Contract.

"Acceptance Testing" shall mean the inspection, sampling and/or testing performed by Program Manager on material entering the Work, whether on-Site or off-Site, to determine compliance with the requirements of the Contract Documents. Such testing is a factor in Program Manager's acceptance or rejection of the Work. The term "Acceptance Testing" specifically includes specialty testing, off-Site source inspection and testing and type approval of asphalt and concrete plants.

"Affiliate" shall mean, with respect to Contractor, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with,
(a) Contractor or any Major Participant or (b) any Affiliate (under part (a)) of Contractor or any Major Participant. With respect to Developer and other Persons, the term "Affiliate" shall mean any Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition the term "control" means the possession, directly or indirectly, of the power to cause the direction of the management of a Person, whether through voting securities, by contract, family relationship or otherwise.

"As-Built Documents" shall mean the documents to be provided by Contractor as described in Section 109.10 of the General
Provisions.

"Backfill" means material used to replace or the act of replacing material removed during construction, or both, as the context indicates.

"Base Course" means one or more layers of specified material and thickness placed on a subbase or a subgrade to support a surface course.

"Baseline Schedule" means Contractor's proposed work plan for the Work, submitted in accordance with Section 4.3 of the Contract.

"Basic Configuration" shall mean the following elements defining the Project as shown on the Concept Design Documents:

        (a) the mainline horizontal and mainline vertical alignments, and

        (b) the general location of interchanges and the type of interchanges.

In determining whether a material change in Basic Configuration to the mainline alignment (item (a) of the Basic Configuration definition) has occurred, the following standards shall apply:
no material change in Basic Configuration shall be deemd to have occurred as the result of any horizontal alignment shift of the mainline of less than 30 feet and/or any vertical alignment shift of the mainline of less than 6 feet from the alignment shown on the Concept Design Documents.

"Betterment" shall mean upgrading or expanding the capacity of a Utility facility being Relocated that is not attributable to construction of the Project or that is made solely for the benefit of and at the election of the Utility Owner. The primary aim of Betterment is to make the Utility facility more useful, functional, durable, efficient or of greater capacity. However, the term "Betterment" shall not include modifications to a Utility facility which enable achievement of greater usefulness, functionality, durability, efficiency or capacity at costs equal to or less than the costs of a "like-for-like" replacement or relocation.

"Bid" shall mean Contractor's bid delivered in response to the IFB.

"Bid Date" or "Bid Due Date" shall mean May 23, 1997.

"Bid Price" shall mean the total price set forth in the Contractor's
Bid.

"Book" shall mean any of the books included in the IFB Documents.

"Bridge" means any structure, other than a culvert, including supports, erected over a depression or an obstruction, as water, highway, or railway, and having a track or passageway for carrying traffic or other moving loads and having a length measured along the center of the structure of more than 20 feet between undercopings of abutments or extreme ends of openings for multiple boxes. Structure dimensions are defined as follows:

        Bridge length - The length of a bridge structure is the overall length measured along the line of survey stationing back to back of backwalls of abutments, if present, otherwise end to end of the bridge floor; but, in no case less than the total clear opening of the structure.

        Bridge width - The clear width measured at right angles to the longitudinal centerline of the bridge between the bottom or curbs, or in the case of multiple height of curbs, between the bottoms of the lower risers or, if curbs are not used, between inner faces of parapet or railing.

"Calendar Day" means every day shown on the calendar, beginning and ending at midnight.

"Certificate of Compliance" means a document containing a certified statement from the manufacturer or supplier verifying the quality and quantity of material delivered, which shall be accepted in certain cases as specified under Section 106.04 of the General Provisions

"Change Order" shall have the meaning set forth in Section 13.1 of the Contract.

"Claim" shall mean a separate demand by Contractor for (a) a time extension which is disputed by Developer, or (b) payment of money or damages arising from work done by or on behalf of Contractor in connection with this Contract which is disputed by Developer. A Claim will cease to be a Claim upon resolution thereof, including resolution by withdrawal or release thereof or delivery of a Change Order or Contract amendment signed by all parties.

"Concept Design" shall mean the design concepts set forth in the Concept Design Documents.

"Concept Design Documents" shall mean the drawings included in the IFB Documents entitled "Atlandia Design and Furnishings
Concept Plans for the Atlantic City/Brigantine Connector," Sheets
1 through 119.

"Conformity" means compliance with the most stringent customary manufacturing and construction tolerances where working tolerances are not specified. Where working tolerances are specified, conformity means compliance with the most stringent of such tolerances.

"Construction Documents" shall mean all Design Documents, Shop
Drawings and Working Drawings catalog cuts and samples necessary for construction of the Project in accordance with the Contract
Documents and to inspect that construction.

"Construction Drawings" shall mean the drawings prepared by Contractor's engineer of record for the Project who is licensed in the State of New Jersey.

"Construction Quality Management Plan" shall mean the plan described in Special Provisions Section 1200.
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"Construction Specifications" shall mean the specifications prepared by Contractor's engineer of record for the Project.

"Constructive," when used in connection with the terms "change in the Work," "delay," "suspension" or "acceleration," shall mean that change in the Work, delay, suspension or acceleration which, but for the express terms of the Contract Documents, could be inferred or implied at law.

"Contingency" shall mean the amount available for payment of Project costs in excess of the Bid Price, as more specifically described in Section 13.9 of the Contract. The initial amount of the Contingency is $28 million, subject to increase in connection with approved VECPs and subject to decrease as Contingency Change Orders are issued. Following Final Acceptance any remaining Contingency amount will be shared with Contractor as specified in
Section 12.1.2.

"Contingency Change Order" shall mean a Change Order issued which is payable solely from, and to the extent of available funds remaining in, the Contingency, as more specifically described in
Section 13.9 of the Contract.

"Contingency Event" shall mean any of the events listed in Section
13.9.1 of the Contract.

"Contract" or "Design/Build Contract" shall mean the agreement between Developer and Contractor to which this Appendix 1 is attached.

"Contract Documents" shall have the meaning set forth in Section
1.2 of the Contract.

"Contract Price" shall have the meaning set forth in Section 12.1 of the Contract.

"Contractor" shall have the meaning set forth in the first paragraph of the Contract.

"Contractor Assurance Testing (CAT)" means testing that Contractor or its representative performs, in accordance with standard procedures, to assure that material used on the Project meets the quality requirements of the Contract. CAT is testing performed by Contractor as the material is being placed into its final position or after it has been placed in its final position and is ready for Final Acceptance. The frequency of CAT is normally specified for each type of work in the Contract or Design Documents and in applicable standards.

"Contractor Float" shall have the meaning set forth in Section
4.3.2.3 of the Contract.
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"Contractor's Safety Program" shall mean Contractor's approved safety program meeting the requirements set forth in Section 1700 of the Special Provisions.

"County" shall mean Atlantic County, New Jersey.

"Critical Path" shall mean the longest non-intermittent path between the first and the last event of the Project shown on the Project Schedule (or, if more than one such path exists, each such path).

"Culvert" means any structure not classified as a bridge which provides an opening to carry water under a roadway.

"Design Criteria" shall mean the Roadway Design Criteria and the Bridges/Structural Design Criteria contained in Parts 2 and 3 of
Book III.

"Design Documents" shall mean all Design Drawings and all specifications, reports, calculations, records and submittals necessary for design of the Project furnished by Contractor as described in Section 1204 of the Special Provisions.

"Design Drawings" shall mean drawings (including plans, elevations, sections, details and diagrams) furnished by Contractor showing the sizes, shapes and location of component elements comprising the Project.

"Design Quality Management Plan" shall mean the plan described in
Section 1204 of the Special Provisions.

"Developer" shall have the meaning set forth on page 1 of the Contract, as modified by Section 24.4.1.

"Developer Float" shall have the meaning set forth in Section
4.3.2.2 of the Contract.

"Differing Site Conditions" shall mean (a) subsurface or latent physical conditions encountered at the Site differing materially from those indicated in the Geotechnical Reports, (b) surface conditions encountered at the Site differing materially from those indicated in the survey data and maps included in these documents provided in all cases such conditions were not reasonably discernable as of the Bid Date by an inspection of the Site, or (c) physical conditions of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in the type of work provided for in the Contract. The term does not apply to and specifically excludes Utility facilities not identified or incorrectly identified in the IFB Documents.
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"Directed Change" shall mean any change in the Work (including changes in the standards applicable to the Work) which Developer has directed Contractor to perform by Directive Letter pursuant to Section 13.1.1.3 or by Change Order under Section 13.2 of the Contract. The term shall also include changes in the Work which are directly attributable to delays caused by bad faith actions, active interference, gross negligence or comparable tortious conduct by Developer, State, SJTA or Program Manager. The fact that Developer has delivered a Directive Letter does not necessarily mean that a change in the Work has occurred.

"Directive Letter" shall mean each letter issued by Program Manager (which has no authority to issue a Directive Letter with respect to Work requiring a time extension or a non-Contingency price increase) or by Developer pursuant to Section 13.1.1.2 or
13.1.1.3 of the Contract.

"Disadvantaged Business Enterprise (DBE)" shall have the meaning set forth in Special Provisions, Section 1300. The term "DBE" encompasses both Minority and Female Business Enterprises.

"Early Construction" shall mean a portion of a larger part or piece of the Project released for construction where the design, shop and/or working drawings, specifications, catalog cuts and/or samples for that portion are 100% complete and have been approved.

"Eligible Delays" shall mean unavoidable delays arising from the following matters and no others:

        (a)   Directed Changes,

        (b) delay in provision of access to real property as specified in Section 6.1 of the Contract,

        (c) delays caused by changes in environmental mitigation requirements contained in the final form of the Major Permits as described in Section 6.7.1,

        (d) uncovering, removing and restoring Work, to the extent provided in Section 6.4.4 of the Contract, and

        (e) failure or inability of Program Manager, State, SJTA or Developer to provide responses to proposed schedules, plans, Design Documents, Construction Documents and other submittals and matters for which response by such Person is required, within the time periods indicated in the Contract Documents.

"Escrowed Bid Documents (EBD)" shall have the meaning set forth in Section 21.1 of the Contract.
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"Environmental Laws" shall mean all Governmental Rules now or hereafter in effect relating to the environment or to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment including into the air, surface water or ground water or onto land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or otherwise relating to the protection of public health, public welfare or the natural environment (including protection of nonhuman forms of life, land, surface water, groundwater and air) including the statutes listed in the definition of Hazardous Substances; the National Environmental Policy Act, as amended, 42 U.S.C. 4321 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. 651 et seq.; the Hazardous Materials Transportation Act, as amended, 49 App. U.S.C. 1801 et seq.;
the Endangered Species Act, as amended, 16 U.S.C. 1531 et seq.; the Clean Water Act, as amended, 33 U.S.C. 1251 et seq.;
and the Migratory Bird Treaty Act, 16 U.S.C.  703 et seq.

"Equipment" means all machinery, tools, apparatus, and supplies necessary for the upkeep, maintenance, construction, and completion of the Project.

"Event of Default" shall have the meaning set forth in Section
16.2 of the Contract.

"Final Acceptance" shall mean occurrence of the events described in paragraphs (a) through (g) inclusive as set forth in Section
20.2.1 of the Contract.

"Final Acceptance Date" shall mean the date on which Final
Acceptance occurs.

"Final Design Documents" shall mean the 100% completed Design
Documents as approved by Program Manager, State and SJTA.

"Float" shall generally mean the difference between early completion times and late completion times for activities as shown on the Project Schedule, and shall include any float contained within an activity as well as any period containing an artificial activity (that is, one which is not encompassed with the meaning of the word "Work").

"Force Majeure" shall mean any event beyond the control of Contractor which is not due to an act or omission of Contractor (or any Subcontractor or other Person for whom Contractor may be contractually or legally responsible) which materially and adversely affects Contractor's obligations hereunder, to the extent that such event (or the effects thereof) could not have been avoided or mitigated by due diligence and use of reasonable efforts by Contractor, but specifically excluding:
                               131
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        [i]  Directed Changes;

        [ii] any risk for which coverage is to be provided through insurance required hereunder; provided, however, the definition of "Force Majeure" shall not exclude such risks for purposes of determining eligibility for extensions of the Guaranteed Completion Date; and

        [iii]strikes, labor disputes, work slowdowns, work stoppages, secondary boycotts, walkouts or other similar occurrences.

"General Provisions" means the document entitled "General
Provisions" contained in Book II.

"Geotechnical Reports" means the reports contained in Book V of the IFB.

"Governmental Approval" shall mean any approval, authorization, certification, consent, decision, exemption, filing, lease, license, permit, registration or ruling, required by (or claimed to be required by) or with any Governmental Person in order to design and construct the Project, including the Major Permits.

"Governmental Person" shall mean any federal, state, local or foreign government and any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or entity.

"Governmental Rule" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Person, which is claimed by a Governmental Person to be applicable to the Work, the Project, Contractor or any Subcontractor, whether now or hereafter in effect.

"Guaranteed Completion Date" shall have the meaning set forth in
Section 4.2 of the Contract.

"Hazardous Substance" shall have the meaning provided in NJSA
58:10-23.11 B(K).

"Hazardous Waste" shall mean material identified by Program Manager and / or NJDEP as unsuitable for reuse on-site and containing Hazardous Substances at concentrations that classify the material as hazardous waste under the Resource Conservation and Recovery Act (RCRA) (40 CFR 261.3) and New Jersey Codes (NJAC 7:26-8) and Toxic Substance Control Act (TSCA) (40 CFR 761-766).
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
"Highway, freeway, street, or road" is a general term denoting a public way for purposes of vehicular travel, including the entire area within the right-of-way.

"Holidays" means:

New Year's Day                 Labor Day

Martin Luther King's Birthday  Columbus Day

Lincoln's Birthday             Presidential Election Day

Washington's Birthday          Veteran's Day
(President's Day)

Memorial Day                   Thanksgiving Day

Independence Day               Christmas Day

When the Holiday falls on a Saturday, Friday will be the Holiday;
when the Holiday falls on Sunday, Monday will be the Holiday.

"IFB Documents" shall mean the set of documents issued by Developer to prospective bidders for the Project in conjunction with the IFB. The contents of the IFB Documents are listed in Book I thereof.

"Indemnified Parties" shall have the meaning set forth in
Section 18.1 of the Contract.

"Independent Assurance (IA)" means an unbiased and independent audit of the Quality Assurance system used and independent verification of the reliability of the test results obtained in the regular sampling and testing activities. The results of IA tests are not to be used as a basis of material or acceptance of Work.

"Inspection" means the act of viewing or looking carefully at construction, manufacturing and design and maintenance practices, processes and products, including document control and shop drawing review, to ensure the practices, processes and products comply with the quality requirements contained in the Contract Documents.

"Inspector" means an authorized representative of the Contractor's Quality Control/Quality Assurance team, of State, SJTA, the
Program Manager's staff, Atlantic City, or any Utility Owner.

"Invitation for Bids (IFB)" shall mean the Invitation for Bids regarding the Project issued by Developer on April 4, 1997, including all attachments thereto.
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
"Laboratory" means the testing laboratory of Contractor, Program
Manager or any other certified testing laboratory.

"Lien" shall mean any pledge, lien, security interest, mortgage, deed of trust or other charge or encumbrance of any kind, or any other type of preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security instrument and the filing of or agreement to file any financing statement under the New Jersey Uniform Commercial Code).

"Liquidated Damages" shall have the meaning set forth in Section
17.1 of the Contract.

"Major Participant" means any of the following entities:

        1. Each general partner or joint venture member of Contractor;

        2. Each Person holding (directly or indirectly) a 10% or greater interest in Contractor; and

        3. The lead engineering/design firm(s) for the Project as well as each engineering/design subconsultant that will perform 20% or more of the design work for the Project.

"Major Permits" shall mean (a) the Governmental Approvals for the Project required from the U.S. Army Corps of Engineers for encroachment upon waters regulated under the Rivers and Harbors Act of 1899 and for dredging and filling of navigable waters pursuant to Section 404 of the Clean Water Act, (b) bridge construction permits for the two pedestrian bridges from the United States Coast Guard, and (c) the CAFRA, waterfront development, individual fresh water wetlands, coastal wetlands permits and water quality certifications required from the NJDEP.

"Major Utility Facility" means underground water lines greater than 10" in diameter, underground sanitary sewer lines greater than 18" in diameter and underground gas, oil or jet fuel lines greater than 6" in diameter.

"Materials" or "materials" means any substances specified for incorporation in the completed Project.

"Median" means that portion of a divided highway separating the paved sections, said paved sections including both the shoulders and the traveled way.

"Minority/Female Business Enterprise (M/FBE)" shall have the meaning set forth in Special Provisions, Section 1300.
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
"NJDOT Standards" shall mean the Standard Plans, the Standard Specifications and all other provisions of publications, manuals, handbooks, rules and regulations and standards in practice but not documented of NJDOT which are applicable to the type of Work required hereunder.

"Non-hazardous Waste" shall mean material identified by NJDEP as unsuitable for reuse on-site and containing Hazardous Substances at concentrations that classifies the material as non-hazardous waste under the Resource Conservation and Recovery Act (RCRA) (40 CFR 261.3) and ID-27 Solid Waste under the State of New Jersey Codes (NJAC 7:26-2.13).

"Notice of Final Acceptance" shall mean the notice delivered to Contractor pursuant to Section 20.2.1(f) of the Contract, stating that Final Acceptance has occurred.

"Notice of Proposed Contingency Change" shall mean a notice issued by Program Manager concerning a possible Contingency
Change Order, as specified in Section 13.2.3 of the Contract.

"Notice of Proposed Directed Change" shall mean a notice issued by Developer concerning a possible Directed Change, as specified in Section 13.2.1 of the Contract.

"Notice of Proposed Change" shall mean a Notice of Proposed
Directed Change or a Notice of Proposed Contingency Change.

"Notice of Termination" shall mean a notice issued by the Developer to terminate this Contract and the performance of the Work by Contractor pursuant to Article 15 of the Contract.

"Notice to Proceed" means written notice from the Developer to Contractor to proceed with specified Work.

"NTP1" shall mean the Notice to Proceed to be issued by Developer directing Contractor to proceed only with non-construction Work, including Utility Relocation Work.

"NTP2" shall mean the Notice to Proceed to be issued by Developer directing Contractor to proceed with construction Work.
Developer anticipates that NTP2 should be issued by October 1, 1998.

"Overburden" means any material that overlays material designated for road or bridge construction.

"Pavement Structure" means the combination of surface course and base course, and when specified, a subbase course, placed on a subgrade to support the traffic load and distribute it to the road bed. These various courses are defined as follows:
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
        Surface course - One or more layers of specified material of designed thickness on a base course or a subbase.

        Base course - One or more layers of specified material of designed thickness placed on the subgrade or subbase.

        Subbase - One or more layers of specified material of designed thickness placed on the subgrade.

"Payment Bond" shall mean the payment bond described in
Section 8.1 of the Contract.

"PCO Notice" shall have the meaning set forth in Section
13.3.2.1.1 of the Contract.

"Performance Bond" shall mean the performance bond described in
Section 8.1 of the Contract.

"Person" shall mean any individual, corporation, company, voluntary association, partnership, trust, unincorporated organization or Governmental Person.

"Procedures for Consultants" shall mean NJDOT's Procedures Manual including the latest updates.

"Profile Grade" is a term related to the trace along the top surface of the wearing surface, usually along the longitudinal centerline of the roadbed. The term means either elevation or gradient of such trace according to the context.

"Program Manager" shall mean Parsons Brinckerhoff-FG, Inc. or such other Person as is designated in writing by Developer to undertake the duties of the Program Manager set forth in the Contract Documents.

"Progress Meeting" shall mean each meeting described in Section
4.4.1 of the Contract.

"Project" shall mean the alignment for the Atlantic
City/Brigantine Connector as generally described in Sections 2.0.1.1, 2.0.1.2.2, and 2.0.2 of the Scope of Work, and all other work product to be provided by Contractor as a condition to Final Acceptance in accordance with the Contract
Documents.

"Project Float" shall have the meaning set forth in Section
4.3.2.1 of the Contract.

"Project Schedule" shall mean the most current schedule for the Project approved by Program Manager as described in Section 4.3 of the Contract.
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
"Protection in Place" shall mean any significant work required to ensure that a Utility is not harmed by the Project, when the Utility itself is not Relocated. Protection in Place shall not include insignificant activities such as staking the location of a Utility or avoidance of a Utility's location by construction equipment, which insignificant activities shall be deemed to constitute "no action".

"Punch List" shall mean the list of Work which remains to be completed after achievement of Substantial Completion, and shall be limited to minor incidental items of Work necessary to correct imperfections which have no adverse effect on the safety or operability of the Project.

"Quality Assurance (QA)" means all those planned and systematic actions necessary to provide confidence that all Work fully complies with the Contract and that all materials incorporated in the Work, all equipment and all elements of the Work will perform satisfactorily for the purpose intended. Actions include design checks and reviews; document control; shop drawing review and approval; materials sampling and testing at the production site and the Project site; inspection of manufacturing/processing facilities and equipment; inspection of on-site equipment, calibration of test equipment, documentation of QA activities, etc.

"Quality Control (QC)" means the total of all activities performed by Contractor, designer, producer, or manufacturer to ensure that a product meets Contract requirements. For highway design, construction and maintenance this includes design procedures and checking, materials handling and construction procedures, calibration and maintenance of equipment, shop drawing review, document control, production process control, and any sampling, testing, and inspection done for these purposes. QC also includes documentation of QC efforts.

"Quality Management Plan" or "Quality Management Program" means the three-part plan provided by Contractor and approved by Program Manager as described in Section 1200 of the Special Provisions, consisting of (1) a section dealing with ANSI/ASQC Q9000-2 requirements, (2) a section which includes the Design Quality Management Plan and the Construction Quality Management Plan and (3) a section which sets forth QC and QA procedures for material and equipment and certain other aspects of the Work.

"Quality Management Team" means the team of individuals working under the direction of the Contractor's Design Quality Assurance Manager (Section 1204.11 of the Special Provisions) or
Contractor's Project Construction Quality Assurance Manager
(Section 1205.21 of the Special Provisions).
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
"Railroad" shall mean, depending on the context, either the right-of-way, tracks and systems used for rail traffic in the vicinity of the Project, or the owners and/or operators of such rail systems.

"Recovery Schedule" shall mean the schedule Contractor is required to provide under Section 4.5 of the Contract.

"Reference Documents" shall mean the IFB Documents which are not designated as Contract Documents in Section 1.2 of the Contract.

"Relocation" shall have the meaning set forth in Section 6.6.2 of the Contract.

"Retainage" shall have the meaning set forth in Section 12.2.7 of the Contract.

"Revised Schedule" shall mean the revised Project Schedules provided from time to time as described in Section 4.3.3.2 of the Contract.

"Right-of-Way" shall mean all real property (which term is inclusive of all estates and interests in real property) which is necessary for ownership and operation of the Project by SJTA. The term excludes any temporary easements or other temporary real property interests which Contractor deems necessary or advisable in connection with (i) construction of the Project and/or (ii) Relocation of Utilities.

"Right of Way Limits" shall mean the boundaries of the parcels to be acquired by NJDOT for the Project which are identified in the IFB Documents under "Individual Parcel Maps." The Right of Way Limits are intended to include all permanent property rights to be acquired for the Project, but do not encompass any temporary easements or other real property interests which Contractor deems necessary or advisable with respect to construction of the Project and Relocation of Utilities. The Right of Way Limits are subject to change only as provided in Section 6.1 of the Contract.

"Road Account" shall mean the account established in accordance with Section 4.6 of the Road Development Agreement.

"Road Development Agreement" shall mean the agreement identified in Recital A to the Contract.

"Roadbed" means the graded portion of highway prepared as a foundation for the pavement structure and shoulders.

"Roadbed Material" means material in cuts, embankments, and in embankment foundations from the subgrade down that supports the pavement structure.

"Roadside" is a general term including:
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
        The areas between the outside edges of the shoulders and the right-of-way boundaries.

        The unpaved median areas between inside shoulders of divided highways.

        Areas within interchanges.

        Historic sites.

        Viewpoints.

        Scenic strips.

        Junkyard screening over which the State retains maintenance responsibilities.

"Roadside Development" means those items necessary for the preservation or replacement of landscape materials and features that may include suitable plantings and other improvements or ground cover to preserve and enhance the appearance and stability of the highway right-of- way or acquired easements for scenic improvements.

"Roadway" means the portion of a highway within the limits of construction.

"Scope of Work" shall mean the document entitled "Scope of Work" contained in Book II.

"Service Line" shall mean a Utility line, the function of which is to connect an individual service location (e.g., a single family residence or an industrial warehouse) to another Utility line which connects more than one such individual line to a larger system.

"Shop Drawings" shall mean drawings showing the sizes, shapes and locations of component elements comprising the Project.

"Shoulder" means the portion of the roadway adjacent to the traveled way for accommodation of stopped vehicles for emergency use, and for lateral support of base and surface courses.

"Sidewalk" means that portion of the roadway constructed for pedestrian use.

"Site" shall mean those areas designated in writing by Program Manager for performance of Work and such additional areas as may,
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
from time to time, be designated in writing by Program Manager for Contractor's use in performance of the Work. The Site initially includes the area within the Right of Way Limits. For purposes of insurance, indemnification, safety and security requirements and payment for use of equipment the term "Site" also includes any areas on which Utility Relocation work is performed and any property being temporarily used by Contractor for storage of equipment and/or construction Work.

"SJTA" shall mean South Jersey Transportation Authority.

"Special Provisions" means Special Provisions SP200 through
SP2000 contained in Book III, as well as any additional special provisions included in the Final Design Documents.

"Stabilization" means modification of soils or aggregates by incorporating materials that increases load-bearing capacity, firmness, and resistance to weathering or displacement.

"Standard Drawings" means detailed plans issued by State for general application and repetitive use in connection with State projects, as set forth in Book III, Special Provisions. The Standard Drawings will not apply to the Work except in connection with any design furnished by Contractor which references the Standard Drawings.

"Standard Specifications" means the book of specifications issued by State for general application and repetitive use in connection with State projects, known as the 1989 "Blue Book." The Standard Specifications will not apply to the Work except in connection with any design furnished by Contractor which references the Standard Specifications.

"State" shall mean the State of New Jersey, acting by and through the Department of Transportation.

"Structures" means bridges, culverts, inlets, retaining walls, bulkheads, boat sections, cribbing, manholes, endwalls, buildings, sewers, service pipes, underdrains, foundation drains and other features which may be encountered in the work and not otherwise classed herein.

"Subbase" means layer(s) of specified material thickness placed on a subgrade to support a base course.

"Subcontract" shall mean any agreement by Contractor with any other Person to perform any part of the Work or provide any materials, equipment or supplies for any part of the Work, or any such agreement at a lower tier, between a Subcontractor and its lower tier Subcontractor.

"Subcontractor" shall mean any Person with whom Contractor has entered into any Subcontract to perform any part of the Work or provide any materials, equipment or supplies for the Project on behalf of Contractor (and any other Person with whom any Subcontractor has further subcontracted any part of the Work).

"Subgrade" means the top surface of a roadbed upon which the pavement structure, shoulders, and curbs are constructed.

"Subgrade Treatment" means modification of roadbed material by stabilization.

"Substantial Completion" shall have the meaning set forth in
Section 20.1 of the Contract.

"Substructure" means all of the bridge or viaduct structure below the bearings of simple and continuous spans, skewbacks of arches and tops of footings or rigid frames; including backwalls, wingwalls and wing protection railings.

"Superstructure" means all of that part of a structure above the bearings of simple and continuous spans, skewbacks of arches and tops of footings of rigid frames, excluding backwalls, wingwalls and wing protection railing.

"Supplier" shall mean any Person not performing work at the Site that supplies machinery, equipment, materials or systems in connection with the performance of the Work. Persons who merely transport, pick up, deliver or carry materials, personnel, parts or equipment or any other items or persons to or from the Site shall not be deemed to be performing work at the Site.

"Surety" shall mean each properly licensed surety company, insurance company or other Person approved by the New Jersey State Insurance Commissioner to do business in New Jersey, listed in the U.S. Treasury Department Circular 570 and with an A.M. Best and Company rating level of A- or better, Class VII or better, or as otherwise approved by Developer, State and SJTA, at their sole discretion, which has issued the Payment Bond or Performance Bond.

"Surface Courses" means one or more layers of a pavement structure designed to accommodate the traffic load, the top layer of which resists skidding, traffic abrasion, and the disintegrating effects of climate. The top layer is sometimes called the "Wearing Course."

"Time and Materials Change Order" shall have the meaning set forth in Section 13.7 of the Contract.

"Traveled Way" means the portion of the roadway designated for the movement of vehicles, exclusive of shoulders.
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
"Utility" or "utility" shall mean a public, private, cooperative, municipal and/or government line, facility or system used for the carriage, transmission and/or distribution of cable television, electric power, telephone, telegraph, water, gas, oil, petroleum products, steam, chemicals, sewage, storm water not connected with the highway drainage and similar substances that directly or indirectly serve the public. The term "Utility" specifically excludes (a) storm water lines connected with the highway drainage, and (b) traffic signals, street lights, and electrical systems for roadways.

"Utility Owner" or "utility owner" shall mean the owner or operator of any Utility (including both privately held and publicly held entities, cooperative utilities, and municipalities and other governmental agencies).

"Value Engineering Change Proposals (VECP's)" shall have the meaning set forth in Article 22 of the Contract.

"Warranties" shall mean the warranties made by Contractor in
Article 11 of the Contract.

"Work" shall mean all of the administrative, design, engineering, real property acquisition support services, Utility Relocation, procurement, professional, manufacturing, supply, installation, construction, supervision, management, testing, verification, labor, materials, equipment, maintenance, documentation and other duties and services to be furnished and provided by Contractor as required by the Contract Documents, including all efforts necessary or appropriate to achieve Final Acceptance except for those efforts which such Contract Documents specify will be performed by other Persons.

"Working Drawings" shall mean drawings needed to show things associated with the construction of something to be constructed, but which will not be part of the permanent construction, e.g.
formwork.


APPENDIX 2 - LEGAL OPINION

_______________, 1997
[Developer]
[Address]

Ladies and Gentlemen:

        We  have  acted  as  counsel  for  _______________,   a
_______________ ("Contractor") and [list partners/joint venturers/members] in connection with that certain Design/Build
Contract   for  the  Atlantic  City/Brigantine  Connector dated
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__________,   1997,   entered   into   between   Contractor and
________________________________________    ("Developer") (the
"Contract"). The capitalized terms used in this opinion shall have the meanings ascribed to them in the Contract unless they are otherwise defined herein or the context otherwise requires.

        In  connection  with  the foregoing  we  have  examined
originals   or   copies  of  the  Contract,  the   Articles of
Incorporation  and  Bylaws  of [Contractor],  minutes reflecting
proceedings   of  the  board  of  directors of [Contractor],
certificates of public officials, certificates of one or more officers of [Contractor] and such other documents as we deemed relevant and necessary for purposes of this opinion. In such examination we have assumed:

              (a)    The   genuineness  of  all   signatures on
documents which we have not seen executed, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all copies thereof submitted to us; and

              (b) The Contract has been or will be duly authorized and validly executed and delivered by Developer, and constitutes the legal, valid and binding obligation of Developer, enforceable in accordance with its terms against Developer.

                On the basis of the foregoing and in reliance thereon and on all other matters that we deem relevant under the circumstances, we are of the opinion that:

               (1) Contractor is a _______________ which has been duly organized and is validly existing and in good standing under the laws of the State of _______________. Contractor has the requisite power to own and operate its properties and to carry on its business as presently operated, and it is duly qualified and in good standing as a _______________ in the State of New Jersey. [Provide same opinion for all partners/joint venturers/members of Contractors.]
                (2) The execution, delivery and performance of the Contract have been duly authorized by Contractor.

                (3) The Contract constitutes the legal, valid and binding obligation of Contractor.

                                   Respectfully submitted,
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APPENDIX 3 - INVOICE AND CONSTRUCTION CERTIFICATE

                               (Atlantic City/Brigantine Connector)

INVOICE NO.:                            Date:
[Developer]                             Name of Contractor:
[Address]                               FEIN:
________________________                Address:
________________________                City/State/Zip:
Attn:  Accounting Department            Contact Name:
                                        Contractor Project No.:

Terms:   __% prompt pay discount, net ___ days

Invoice for Services rendered for the period from ___ to  ___

                       Total Contract Price               $ ______
Physical Weighted
Percent Progress    Less Cumulative Amount Invoiced        (______)
Complete with this  to Date, including this Period
Invoice: _____%
                    Balance of Contract Price             $
                    Not Invoiced                            =======

                    Cumulative Amount Invoiced            $ ______

                    Less Cumulative Amount as of           (______)
                    Prior Month

                    Current Amount Invoiced               $ _______

                    Less Current Retainage (   %)          (______)

                    Current Amount Due                    $
                                                            =======

______________________________________________________________________
The following are submitted with this Invoice and Construction
Certificate and incorporated herein by reference:


Exhibit               Title                      Contract Reference
_______               _____                      __________________

A         Computer Progress Report           Sections 4.4.4(a), 12.2.2(d)
B         Critical Path Plot                 Sections 4.4.4(b), 12.2.2(d)
C         Bar Chart Forecast                 Sections 4.4.4(c), 12.2.2(d)
D         Bar Chart History                  Sections 4.4.4(d), 12.2.2(d)
E         Financial Report w/graphics        Sections 4.4.4(e), 12.2.2(d)
F         Data Diskettes                     Sections 4.4.4(f), 12.2.2(d)
G         Narrative Progress Summary         Sections 4.4.4(g), 12.2.2(d)
H         M/FBE Report                                  Section 12.2.2(c)

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
                          CONTINGENCY ANALYSIS

As of the date of this invoice, $_________ of the Contingency has been expended, leaving $__________ for future application in accordance with the Contract.

                         CONSTRUCTION CERTIFICATE

        In order to induce Atlandia Design and Furnishings, Inc. ("Developer") to make payment as requested by this Invoice, the undersigned Contractor hereby certifies, represents and warrants to Developer, State and SJTA as follows:

          1. Unless otherwise indicated, capitalized terms used herein shall have the meanings set forth in that certain
Design/Build Contract between Contractor and Developer dated as of_________________ (the "Contract").

         2. The Work described in the exhibits attached hereto has been fully performed in a prudent manner and in compliance with the requirements of the Contract Documents; all necessary materials to perform such Work have been provided in accordance with the provisions of the Contract Documents; and the information contained in such exhibits is true, complete and correct in all material respects.

         3. The Work is proceeding in accordance with the approved Project Schedule, and will be completed within the Guaranteed Completion Date.

         4. No Event of Default or event which with the giving of notice or the lapse of time would result in an Event of Default has occurred and is continuing as of the date hereof, and, to Contractor's knowledge based on inquiry of the Project Manager, no Damage Event has occurred as of the date hereof except as described in notices previously delivered to Developer in accordance with Section 16.3 of the Contract.

          5.     Contractor   has   fully  complied   with all
requirements of the Quality Management Program.

          6. Contractor has delivered all documents and submittals required under the terms of the Contract Documents to be delivered to Developer, the Program Manager, State and SJTA on or prior to the date hereof.
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
          7.     Contractor   has   analyzed   the   cash flow
requirements for the Project, and has determined the remainder of the Contract Price is sufficient to complete the Project.

PROJECT MANAGER                    _____________________________

                                   By:__________________________

                                   Its: ________________________

                                   Date:________________________


QUALITY ASSURANCE MANAGER          _____________________________

                                   By:__________________________

                                   Its:_________________________

                                   Date:________________________

APPENDIX 4 - DESIGNATION OF INITIAL REPRESENTATIVES

Developer Representatives:

    Tom Leary
    1650 Market Street, Suite 3000
    Philadelphia, PA 19103
    Telephone:  215/851-9401
    Fax:  215/851-9301

State Representatives:

    Frank Hellman, Project Manager
    New Jersey Department of Transportation
    CN 600
    1035 Parkway Avenue
    Trenton, NJ 08625
    Telephone:  609/530-2501
    Fax:  609/530-5787 or 5774

SJTA Representatives:

    James A. Crawford, Executive Director
    South Jersey Transportation Authority
    PO Box 351
    Hammonton, NJ 08037
    Telephone:  609/965-6060
    Fax:  609/965-7597
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
Contractor Representatives:

    Lawrence W. Klein
    Yonkers Contracting Company, Inc./Granite Construction Co.
      A Joint Venture
    969 Midland Avenue
    Yonkers, NY 10704
    Telephone: 914/965-1500
    Fax:  914/378-8880



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